FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-261279-02

BANK 2022-BNK42

Free Writing Prospectus

Structural and Collateral Term Sheet

$761,119,401

(Approximate Total Mortgage Pool Balance)

$621,834,000

(Approximate Offered Certificates)

Banc of America Merrill Lynch Commercial Mortgage Inc.

as Depositor

Bank of America, National Association

Wells Fargo Bank, National Association

Morgan Stanley Mortgage Capital Holdings LLC

National Cooperative Bank, N.A.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2022-BNK42

May 17, 2022

BofA SECURITIES Co-Lead Bookrunner Manager	MORGAN STANLEY Co-Lead Bookrunner Manager	WELLS FARGO SECURITIES Co-Lead Bookrunner Manager

Academy Securities, Inc. Co-Manager		Drexel Hamilton Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-261279) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-294-1322 or by email to dg.Prospectus_Requests@bofa.com.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK42

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein supersedes information in any other communication relating to the securities described herein; provided, that the information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”), and, in other jurisdictions, locally registered entities.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, FINRA, the National Futures Association (“NFA”) and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK42	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/Moody’s/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/Aaa(sf)/AAA(sf)	$7,760,000	30.000%	(7)	3.20	1 – 59	18.6%	36.7%
Class A-2	AAAsf/Aaa(sf)/AAA(sf)	$74,100,000	30.000%	(7)	4.93	59 – 59	18.6%	36.7%
Class A-SB	AAAsf/Aaa(sf)/AAA(sf)	$15,180,000	30.000%	(7)	7.49	59 – 117	18.6%	36.7%
Class A-4(8)	AAAsf/Aaa(sf)/AAA(sf)	(8)(9)	30.000%	(7)(8)	(9)	(9)	18.6%	36.7%
Class A-5(8)	AAAsf/Aaa(sf)/AAA(sf)	(8)(9)	30.000%	(7)(8)	(9)	(9)	18.6%	36.7%
Class X-A	AAAsf/Aaa(sf)/AAA(sf)	$506,144,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-B	A-sf/NR/AAA(sf)	$115,690,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class A-S(8)	AAAsf/Aa1(sf)/AAA(sf)	$38,865,000(8)	24.625%	(7)(8)	9.93	119 – 119	17.3%	39.6%
Class B(8)	AA-sf/NR/AA+(sf)	$37,960,000(8)	19.375%	(7)(8)	9.93	119 – 119	16.2%	42.3%
Class C(8)	A-sf/NR/A(sf)	$38,865,000(8)	14.000%	(7)(8)	9.93	119 – 119	15.2%	45.1%

Privately Offered Certificates(12)

Class	Expected Ratings (Fitch/Moody’s/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB-sf/NR/BBB-(sf)	$41,576,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-F	BB+sf/NR/BB+(sf)	$11,750,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-G	BB-sf/NR/BB-(sf)	$9,942,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-H	B-sf/NR/B(sf)	$8,135,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-J	NR/NR/NR	$29,826,431(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class D	BBBsf/NR/BBB+(sf)	$23,500,000	10.750%	(7)	9.93	119 – 119	14.6%	46.9%
Class E	BBB-sf/NR/BBB-(sf)	$18,076,000	8.250%	(7)	10.00	119 – 120	14.2%	48.2%
Class F	BB+sf/NR/BB+(sf)	$11,750,000	6.625%	(7)	10.02	120 – 120	14.0%	49.0%
Class G	BB-sf/NR/BB-(sf)	$9,942,000	5.250%	(7)	10.02	120 – 120	13.8%	49.7%
Class H	B-sf/NR/B(sf)	$8,135,000	4.125%	(7)	10.02	120 – 120	13.6%	50.3%
Class J	NR/NR/NR	$29,826,431	0.000%	(7)	10.02	120 – 120	13.1%	52.5%

Non-Offered Eligible Vertical Interest(12)

Class	Expected Ratings (Fitch/Moody’s/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
RR Interest	NR/NR/NR	$38,055,970.07	N/A	(13)	9.27	1 – 120	N/A	N/A

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Kroll Bond Rating Agency, LLC (“KBRA”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (9) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H or Class X-J certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-4 and Class A-5 certificates, are presented in the aggregate, taking into account the principal balances of the Class A-4 and Class A-5 trust components. The approximate initial credit support percentage set forth for each class of the Class A-S, Class B and Class C certificates represents the approximate credit support for the underlying trust component with the same alphanumeric designation. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and to the Non-

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK42	Structural Overview

Retained Certificates, on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements (as defined below). See “Credit Risk Retention” in the Preliminary Prospectus.

(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates shown in the table above (other than the RR Interest) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the aggregate initial certificate or principal balance of all the principal balance certificates, and the denominator of which is the sum of (x) the aggregate initial certificate or principal balance of the subject class of principal balance certificates (or, with respect to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, the trust component with the same alphanumeric designation) and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class and (y) the outstanding certificate balance of the RR Interest, multiplied by the applicable RR Interest Computation Percentage. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class. With respect to any class of principal balance certificates, the “RR Interest Computation Percentage” is equal to a fraction, expressed as a percentage, the numerator of which is the total initial certificate or principal balance of the subject class of principal balance certificates (or, with respect to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, the trust component with the same alphanumeric designation) and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class, and the denominator of which is the sum of the aggregate initial certificate or principal balance of all the principal balance certificates (other than the RR Interest).

(6)	Certificate Principal to Value Ratio for any class of principal balance certificates shown in the table above (other than the RR Interest) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of (x) the aggregate initial certificate or principal balance of the subject class of principal balance certificates (or, with respect to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, the trust component with the same alphanumeric designation) and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class and (y) the outstanding certificate balance of the RR Interest, multiplied by the applicable RR Interest Computation Percentage, and the denominator of which is the aggregate initial certificate or principal balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class A-2, Class A-SB, Class D, Class E, Class F, Class G, Class H and Class J certificates, together with the RR Interest and the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described below under “Exchangeable Certificates.” Each class of Class A-4, Class A-5, Class A-S, Class B and Class C Exchangeable Certificates will have the same ratings as the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, respectively, shown in the table above.

(9)	The exact initial principal balances or notional amounts of the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components (and consequently, the exact aggregate initial certificate balances or notional amounts of the Exchangeable Certificates with an “A-4” or “A-5” designation) are unknown and will be determined based on the final pricing of the certificates. However, the initial principal balances, weighted average lives and principal windows of the Class A-4 and Class A-5 trust components are expected to be within the applicable ranges reflected in the following chart. The aggregate initial principal balance of the Class A-4 and Class A-5 trust components is expected to be approximately $409,104,000, subject to a variance of plus or minus 5%. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-4 trust component. The Class A-5-X1 and Class A-5-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-5 trust component. In the event that the Class A-5 trust component is issued with an initial certificate balance of $409,104,000, the Class A-4 trust component (and, correspondingly, the Class A-4 Exchangeable Certificates) will not be issued.

Trust Components	Expected Range of Initial Principal Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-4	$0 - $300,000,000	NAP – 9.86	NAP / 117 – 119
Class A-5	$109,104,000 - $409,104,000	9.88 – 9.93	117 – 119 / 119 – 119

(10)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate or principal balance of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 trust components. The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class A-S, Class B and Class C trust components. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates. The notional amount of each class of the Class X-F, Class X-G, Class X-H and Class X-J certificates will be equal to the certificate balance of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates.

(11)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-D certificates for any distribution date will be a per

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK42	Structural Overview

annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for each class of the Class X-F, Class X-G, Class X-H and Class X-J certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date on the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in a specified percentage of certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

(13)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for the RR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK42	Structural Overview

Issue Characteristics

Offered Certificates:	$621,834,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of 18 principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1 and Class C-2) and 12 interest-only classes (Class A-4-X1, Class A-4-X2, Class A-5-X1, Class A-5-X2, Class X-A, Class X-B, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2)
Co-Lead Managers and Joint Bookrunners:	BofA Securities, Inc., Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton, LLC
Mortgage Loan Sellers:	Wells Fargo Bank, National Association, Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association and National Cooperative Bank, N.A.
Rating Agencies:	Fitch, Moody’s and KBRA
Master Servicers:	Wells Fargo Bank, National Association and National Cooperative Bank, N.A.
Special Servicers:	LNR Partners, LLC and National Cooperative Bank, N.A.
Certificate Administrator/ Certificate Registrar/Custodian:	Computershare Trust Company, N.A.
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Directing Certificateholder:	LD III Sub VIII, LLC
Risk Retention Consultation Party:	Bank of America, National Association
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be addressed by Bank of America, National Association, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Risk Retention:	None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the Offered Certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Regulation and UK Securitization Regulation” in the Preliminary Prospectus.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in June 2022 (or, in the case of any mortgage loan that has its first due date after June 2022, the date that would have been its due date in June 2022 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of May 23, 2022
Expected Closing Date:	June 9, 2022
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in July 2022.
Rated Final Distribution Date:	The distribution date in June 2055
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK42	Structural Overview

Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	BANK 2022-BNK42<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK42	Structural Overview

Structural Overview

Allocation Between the RR Interest and the Non-Retained Certificates:

The aggregate amount available for distributions to the holders of the Certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, each applicable master servicer, primary servicer and special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and to all other Certificates (other than the Class V and Class R Certificates), referred to herein as the “Non-Retained Certificates”, on the other hand.  The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the Non-Retained Certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage set forth in clause (a) (each, the respective “Percentage Allocation Entitlement”).

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, the Non-Retained Certificates’ Percentage Allocation Entitlement of funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 trust components as follows, to the extent of applicable available funds allocated to principal: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on the Class A-1 certificates, the Class A-2 certificates, the Class A-4 trust component, the Class A-5 trust component and the Class A-SB certificates, in that order, in each case until the certificate or principal balance of such class of certificates or trust component has been reduced to zero, or (ii) if the certificate or principal balance of each class of principal balance certificates and trust components other than the Class A-1, Class A-2 and Class A-SB certificates, the Class A-4 and Class A-5 trust components and the RR Interest has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, to principal on the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component and then in the amount of interest thereon;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Seventh, to the Class D, Class E, Class F, Class G, Class H and Class J certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable on each trust component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK42	Structural Overview

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the applicable master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the RR Interest, on one hand, and the Non-Retained Certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the Non-Retained Certificates will be allocated among such classes of certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates and trust components. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective class percentage interests for that distribution date. If a class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The aggregate principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the applicable master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections. The Non-Retained Certificates and the RR Interest will be entitled to their respective Percentage Allocation Entitlements of the aggregate principal distribution amount.

Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-5	Class A-5-1, Class A-5-X1
Class A-5	Class A-5-2, Class A-5-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.

Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-4	See footnote (9) to the first table above under “Structural Overview”	Class A-4 certificate pass-through rate minus 1.00%

Class A-4-X1	Equal to Class A-4 trust component principal balance	0.50%

Class A-4-X2	Equal to Class A-4 trust component principal balance	0.50%
Class A-5	See footnote (9) to the first table above under “Structural Overview”	Class A-5 certificate pass-through rate minus 1.00%

Class A-5-X1	Equal to Class A-5 trust component principal balance	0.50%

Class A-5-X2	Equal to Class A-5 trust component principal balance	0.50%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK42	Structural Overview

Class A-S	$38,865,000	Class A-S certificate pass-through rate minus 1.00%

Class A-S-X1	Equal to Class A-S trust component principal balance	0.50%

Class A-S-X2	Equal to Class A-S trust component principal balance	0.50%
Class B	$37,960,000	Class B certificate pass-through rate minus 1.00%

Class B-X1	Equal to Class B trust component principal balance	0.50%

Class B-X2	Equal to Class B trust component principal balance	0.50%
Class C	$38,865,000	Class C certificate pass-through rate minus 1.00%

Class C-X1	Equal to Class C trust component principal balance	0.50%

Class C-X2	Equal to Class C trust component principal balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursement of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-4 trust component (if such class of Exchangeable Certificates has an “A-4” designation), the Class A-5 trust component (if such class of Exchangeable Certificates has an “A-5” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation), or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
“Class A-5 Exchangeable Certificates”	Class A-5	Class A-5, Class A-5-X1, Class A-5-X2
	Class A-5-1	Class A-5, Class A-5-X2
	Class A-5-2	Class A-5
	Class A-5-X1	Class A-5-X1
	Class A-5-X2	Class A-5-X1, Class A-5-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum certificate balance or notional amount of each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-4, Class A-5, Class A-S, Class B or Class C trust component, respectively. The maximum certificate balances of Class A-4, Class A-5, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial principal balance of the Class A-4 and Class A-5 trust components discussed in footnote (9) to the first table above under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK42	Structural Overview

Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-4, Class A-5, Class A-S, Class B or Class C trust component, respectively. Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, respectively, shown above.

Special Servicer Compensation:

The principal compensation to be paid to a special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to (a) other than with respect to National Cooperative Bank, N.A., the greater of 0.25000% and the per annum rate that would result in a special servicing fee for the related month of $3,500 and (b) with respect to National Cooperative Bank, N.A., the greater of 0.25000% per annum and the per annum rate that would result in a special servicing fee of $1,000 for the related month. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

Each applicable special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(1) to the Non-Retained Certificates, in the following amounts:

(a) to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2, Class D and Class E certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date,

(b) to the holders of the Class A-4-X1 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-1 certificates and the applicable principal prepayment,

(c) to the holders of the Class A-4-X2 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 certificates for that distribution date, and the denominator of which is the total amount of principal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK42	Structural Overview

distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-2 certificates and the applicable principal prepayment,

(d) to the holders of the Class A-5-X1 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-5-1 certificates and the applicable principal prepayment,

(e) to the holders of the Class A-5-X2 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-5-2 certificates and the applicable principal prepayment,

(f) to the holders of the Class A-S-X1 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(g) to the holders of the Class A-S-X2 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(h) to the holders of the Class B-X1 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(i) to the holders of the Class B-X2 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(j) to the holders of the Class C-X1 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK42	Structural Overview

certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(k) to the holders of the Class C-X2 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(l) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates as described above,

(m) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and the Class C Exchangeable Certificates as described above, and (n) to the holders of the Class X-D certificates, any remaining portion of the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium not distributed as described above in this clause (1), and (2) to the RR Interest, its Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium. All yield maintenance charges and prepayment premiums referred to above will be net of any liquidation fees payable therefrom.

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-F, Class X-G, Class X-H, Class X-J, Class F, Class G, Class H, Class J, Class V or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Realized Losses:	On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK42	Structural Overview

balance certificates after giving effect to distributions of principal on that distribution date. The Non-Retained Certificates’ Percentage Allocation Entitlement of such amount will be applied to the Class J, Class H, Class G, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, in each case until the related certificate or principal balance has been reduced to zero, and then to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, pro rata based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero. The RR Interest’s Percentage Allocation Entitlement of such amount will be applied to the RR Interest until the related RR Interest balance has been reduced to zero.

Any portion of such amount applied to the Class A-4, Class A-5, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

Serviced Whole Loans:

Each of the following mortgaged properties secures a mortgage loan and one or more pari passu promissory notes (a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: Hilton Sandestin Beach Resort and 2355 and 2383 Utah Ave. With respect to such mortgaged property, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to each of the 79 Fifth Avenue whole loan and the Pacific View whole loan (each, a “servicing shift whole loan”), the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related control note; however, servicing of each such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. With respect to each servicing shift whole loan, after the securitization of the related control note, such servicing shift whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “—Non-Serviced Whole Loans” below).

Non-Serviced Whole Loans:

Each of the following mortgaged properties or portfolio of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction:  Constitution Center, Dallas Design District and Nut Tree Plaza. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.”  Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement.  Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each other mortgage loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the case of clause (3), if no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK42	Structural Overview

The “Loan-Specific Directing Certificateholder” with respect to a servicing shift mortgage loan is the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related control note, the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related control note. On and after the securitization of the related control note, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class J certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G, Class H and Class J certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when the Class F certificates have a certificate balance (taking into account the application of the allocable portion of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that class; provided that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when no class of Control Eligible Certificates has a certificate balance (without regard to the application of the allocable portion of any Cumulative Appraisal Reduction Amounts) at least equal to 25% of the initial certificate balance of that class; provided that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event”, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, a mortgage loan or whole loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the RR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the closing date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate. With respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK42	Structural Overview

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan. In addition, with respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts (in each case, to the extent of the Non-Retained Certificates’ Percentage Allocation Entitlement thereof) will be (i) taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above) and (ii) allocated to the following classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such class or trust component is notionally reduced to zero: the Class J, Class H, Class G, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, and then pro rata to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 trust components. Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to the Class A-4, Class A-5, Class A-S, Class B or Class C trust component will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

Neither (i) a Payment Accommodation with respect to any mortgage loan or serviced whole loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an appraisal reduction event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

A “Payment Accommodation” for any mortgage loan or serviced whole loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (and qualification as a COVID-19

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK42	Structural Overview

emergency forbearance will be determined by the special servicer in its sole and absolute discretion in accordance with the Servicing Standard subject to Directing Certificateholder consent as a major decision) relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case (i) defers no greater than 3 monthly debt service payments (but no greater than 9 monthly debt service payments in the aggregate with any other Payment Accommodations) and (ii) requires full repayment of deferred payments, reserves and escrows by the date that is 24 months following the date of the first Payment Accommodation for such mortgage loan or serviced whole loan. For the avoidance of doubt, a Payment Accommodation may only be entered into by the applicable special servicer on behalf of the issuing entity in its sole and absolute discretion in accordance with the Servicing Standard subject to Directing Certificateholder consent as a major decision and the master servicer will have no processing, consent or other rights with respect thereto. No Payment Accommodation may be granted if the Mortgage Loan or Serviced Whole Loan is in default with respect to any loan provision other than the provision(s) subject to the forbearance request.

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of the Non-Retained Certificates’ Percentage Allocation Entitlement of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a non-serviced mortgage loan, require the applicable special servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the applicable special servicer will be required to use its reasonable efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the applicable special servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Appraisal Reduction Amount and to require the applicable special servicer to order an additional appraisal of any serviced mortgage loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related mortgaged property or mortgaged properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Upon receipt of such supplemental appraisal, the applicable special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Sale of Defaulted Loans:

Under certain circumstances the applicable special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the applicable special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the applicable special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer, the trustee for the securitization of a related companion loan (with respect to a whole loan if it is a defaulted loan), any related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK42	Structural Overview

trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the applicable special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if such special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders as a collective whole as if they constituted a single lender (and with respect to a serviced A/B whole loan, taking into account the subordinate nature of any related subordinate companion loan), so long as such lower offer was not made by such special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the applicable special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the BANK 2022-BNK42 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Risk Retention Consultation Party:

A risk retention consultation party may be appointed by the holder or holders of more than 50% of the RR Interest, by certificate balance.  The majority RR Interest holder will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion.  This right may be exercised at any time and from time to time. Except with respect to an Excluded Loan as to such party or the holder of the majority of the RR Interest, the risk retention consultation party will be entitled to consult with the applicable special servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by such special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, such mortgage loan must also be a specially serviced mortgage loan.

Appointment and Replacement of each Special Servicer:

The Directing Certificateholder will appoint each initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, any special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time (provided that the directing certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC and/or its affiliates own less than 15% of the certificate balance of the then-controlling class of certificates).

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates (other than the RR Interest) entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the applicable special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the applicable special servicer with a qualified replacement special servicer designated by such holders of certificates.

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may also recommend the replacement of such special servicer. The operating advisor’s recommendation to replace such special servicer must be confirmed by an affirmative vote of holders of principal balance certificates evidencing at least a majority of the aggregate voting rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis (which requisite affirmative vote must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website).

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all classes of certificates entitled to principal (other than the RR Interest) on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the applicable special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate such special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK42	Structural Overview

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loans as to which a subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the applicable special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the applicable special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, subject to conditions or restrictions in the applicable intercreditor agreement, the BANK 2022-BNK42 trust, as holder of the related mortgage loan, has the right to terminate the applicable special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Consultation Termination Event (or the applicable special servicer, following the occurrence and during the continuance of a Consultation Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:

Each applicable master servicer and each applicable special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.

Excluded Special Servicer:

If a special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan.  Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. For avoidance of doubt, with respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a Borrower Party solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s). After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer after receipt of written notice from a party to the PSA that the Directing Certificateholder has not selected a replacement special servicer.  Any Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.

Liquidated Loan Waterfall:

On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts (or would not have been advanced in the absence of a non-recoverability determination) or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.

Operating Advisor:

The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the preparation of a report regarding, certain actions of the applicable special servicer with respect to the resolution and/or liquidation of specially serviced loans. The review and report generally will be based on any asset status reports and additional information delivered to the operating advisor by such special servicer. In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer must consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the applicable special servicer as described above under “—Appointment and Replacement of each Special Servicer”; however, the operating advisor will not have any rights or obligations with respect to a non-serviced whole loan.

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all certificates

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK42	Structural Overview

(taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the RR Interest and the Class X-F, Class X-G, Class X-H, Class X-J, Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). See “Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans (excluding a mortgage loan for which a Payment Accommodation has been made and the related borrower is complying with the terms of such Payment Accommodation) after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights represented by all certificates that have voting rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK42	Structural Overview

agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.
Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK42	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Wells Fargo Bank, National Association	12	17	$299,880,000	39.4%
Morgan Stanley Mortgage Capital Holdings LLC	11	30	$268,242,592	35.2%
Bank of America, National Association	6	7	$146,772,500	19.3%
National Cooperative Bank, N.A. (2)	15	15	$46,224,309	6.1%
Total:	44	69	$761,119,401	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$761,119,401
Number of Mortgage Loans:	44
Average Cut-off Date Balance per Mortgage Loan:	$17,298,168
Number of Mortgaged Properties:	69
Average Cut-off Date Balance per Mortgaged Property:	$11,030,716
Weighted Average Mortgage Rate:	4.7453%
% of Pool Secured by 5 Largest Mortgage Loans:	45.7%
% of Pool Secured by 10 Largest Mortgage Loans:	69.0%
% of Pool Secured by ARD Loans(3):	0.0%
Weighted Average Original Term to Maturity (months)(3):	114
Weighted Average Remaining Term to Maturity (months)(3):	113
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	11.1%
% of Pool Secured by Refinance Loans:	63.5%
% of Pool Secured by Acquisition Loans:	23.8%
% of Pool Secured by Recapitalization Loans:	10.4%
% of Pool Secured by Refinance/Acquisition Loans:	2.3%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	53.5%
% of Pool with Subordinate Mortgage Debt(4):	9.99%
% of Pool with Mezzanine Debt:	0.0%

Credit Statistics(5)(6)

Weighted Average UW NOI DSCR:	2.72x
Weighted Average UW NOI Debt Yield(7):	13.1%
Weighted Average UW NCF DSCR:	2.56x
Weighted Average UW NCF Debt Yield(7):	12.3%
Weighted Average Cut-off Date LTV Ratio(7)(8):	52.5%
Weighted Average Maturity Date LTV Ratio(7)(8):	50.9%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK42	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(9):	373
Weighted Average Remaining Amortization Term (months)(9):	373
% of Pool Interest Only through Maturity:	75.6%
% of Pool Interest Only, Amortizing Balloon:	19.8%
% of Pool Amortizing Balloon:	4.4%
% of Pool Fully Amortizing:	0.1%

Lockboxes

% of Pool with Hard Lockboxes:	58.4%
% of Pool with Springing Lockboxes:	26.6%
% of Pool with Soft Lockboxes:	8.0%
% of Pool with No Lockboxes:	7.0%

Reserves

% of Pool Requiring Tax Reserves:	79.5%
% of Pool Requiring Insurance Reserves:	26.7%
% of Pool Requiring Replacement Reserves:	73.3%
% of Pool Requiring TI/LC Reserves(10):	83.9%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	69.8%
% of Pool with lockout period, followed by greater of a prepayment premium and Yield maintenance followed by defeasance or greater of a prepayment premium and yield maintenance until open period:	9.99%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	9.9%
% of Pool with no lockout period. Greater of a prepayment premium and yield maintenance followed by prepayment premium until open period:	6.1%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	4.2%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to June 2022.

(2)	Twelve (12) of the fifteen (15) mortgage loans for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such mortgage loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

(3)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(4)	Thirteen (13) of the mortgage loans, each of which is secured by a residential cooperative property, currently have in place subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”). The percentage figure expressed as “% of Pool with Subordinate Mortgage Debt” is determined as a percentage of the initial pool balance and does not take into account any Subordinate Coop LOCs and future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” and “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

(5)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. For mortgaged properties securing residential cooperative mortgage loans all LTV, DSCR and Debt Yield calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

(6)	For mortgaged properties securing residential cooperative mortgage loans, all DSCR and Debt Yield calculations for each such mortgaged property is calculated using underwritten net operating Income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. All LTV ratio calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.

(7)	With respect to certain mortgage loans, debt yields and LTVs (such as, for example, UW NOI Debt Yield, UW NCF Debt Yield or Cut-off Date LTV Ratio) have been calculated based on a principal balance that is net of a holdback or earnout reserve. Such mortgage loans are identified under the definitions of “Underwritten NOI Debt Yield”, “Underwritten NCF Debt Yield” and “Cut-off Date LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(8)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(9)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.

(10)	Excludes hospitality, multifamily, manufactured housing, leased fee and self storage properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK42	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/Rooms	Cut-off Date Balance per SF/Unit/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	MSMCH	Constitution Center	Washington	DC	Office	$76,000,000	9.99%	1,410,049	$282.26	4.30x	14.1%	43.5%	43.5%
2	WFB	Hilton Sandestin Beach Resort	Miramar Beach	FL	Hospitality	$76,000,000	9.99%	590	$203,389.83	3.66x	19.7%	36.3%	36.3%
3	WFB	79 Fifth Avenue	New York	NY	Office	$71,000,000	9.3%	345,751	$694.14	1.61x	8.4%	60.8%	60.8%
4	MSMCH	2355 and 2383 Utah Ave	El Segundo	CA	Office	$71,000,000	9.3%	202,813	$419.11	1.51x	9.4%	57.4%	57.4%
5	BANA	Bay View Seaside MHC	Seaside	CA	Manufactured Housing	$54,000,000	7.1%	223	$242,152.47	1.39x	8.3%	58.0%	58.0%
6	WFB	Dallas Design District	Dallas	TX	Various	$45,350,000	6.0%	524,030	$248.75	1.61x	7.7%	65.2%	65.2%
7	BANA	625 North Flagler Drive	West Palm Beach	FL	Office	$39,000,000	5.1%	108,482	$359.51	1.30x	8.8%	65.0%	56.3%
8	WFB	Nut Tree Plaza	Vacaville	CA	Retail	$37,800,000	5.0%	369,932	$227.07	1.86x	9.8%	67.2%	67.2%
9	MSMCH	Pacific View	Ventura	CA	Retail	$30,000,000	3.9%	577,762	$124.62	2.28x	16.1%	42.7%	37.3%
10	BANA	Midtown Shopping Center	Anchorage	AK	Retail	$25,000,000	3.3%	150,872	$165.70	2.42x	11.6%	63.3%	63.3%
		Total/Wtd. Avg.				$525,150,000	69.0%			2.33x	11.6%	54.2%	53.3%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Units/Rooms calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Units/Rooms figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Units and Balance per SF/Units figures in this Term Sheet are based on the size of the non-collateral improvements.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK42	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	MSMCH	Constitution Center	$76,000,000	$322,000,000	$398,000,000	MSC 2022-L8	Midland	LNR	(2)	4.30x	14.1%	43.5%
2	WFB	Hilton Sandestin Beach Resort	$76,000,000	$44,000,000	$120,000,000	BANK 2022-BNK42	Wells Fargo	LNR	BANK 2022-BNK42	3.66x	19.7%	36.3%
3	WFB	79 Fifth Avenue	$71,000,000	$169,000,000	$240,000,000	(3)	(3)	(3)	(3)	1.61x	8.4%	60.8%
4	MSMCH	2355 and 2383 Utah Ave	$71,000,000	$14,000,000	$85,000,000	BANK 2022-BNK42	Wells Fargo	LNR	BANK 2022-BNK42	1.51x	9.4%	57.4%
6	WFB	Dallas Design District	$45,350,000	$85,000,000	$130,350,000	BANK 2022-BNK41	Wells Fargo	Rialto	BANK 2022-BNK41	1.61x	7.7%	65.2%
8	WFB	Nut Tree Plaza	$37,800,000	$46,200,000	$84,000,000	BMARK 2022-B35	KeyBank	KeyBank	BMARK 2022-B35	1.86x	9.8%	67.2%
9	MSMCH	Pacific View	$30,000,000	$42,000,000	$72,000,000	(4)	(4)	(4)	(4)	2.28x	16.1%	42.7%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans, as applicable.

(2)	The initial directing holder will be the holders of the related B notes collectively until the occurrence of a control appraisal event under the related intercreditor agreement, at which time the directing holder will be the directing certificateholder (or other designated party) under the related lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

(3)	The 79 Fifth Avenue controlling companion loan is currently held by Citi Real Estate Funding Inc. The 79 Fifth Avenue whole loan will be serviced pursuant to the BANK 2022-BNK42 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan.

(4)	The Pacific View controlling companion loan is currently held by Column Financial, Inc. The Pacific View whole loan will be serviced pursuant to the BANK 2022-BNK42 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan.

Mortgage Loans with Subordinate Debt(1)
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Whole Loan UW NCF DSCR(2)	Whole Loan UW NOI Debt Yield(2)	Whole Loan Cut-off Date LTV(2)
1	MSMCH	Constitution Center	$76,000,000	$282.26	$52,000,000	4.30x	14.1%	43.5%	3.68x	12.5%	49.2%

(1)	In addition, thirteen (13) of the mortgage loans, each of which is secured by a residential cooperative property, currently have in place Subordinate Coop LOCs that permit future advances. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” and “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

(2)	Whole Loan UW NCF DSCR, Whole Loan UW NOI Debt Yield and Whole Loan Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK42	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($74,100,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF	Cut-off Date Balance per SF	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
4	MSMCH	2355 and 2383 Utah Ave	CA	Office	$71,000,000	9.3%	$71,000,000	95.8%	202,813	$419.11	1.51x	9.4%	57.4%	57.4%	59	59
21	WFB	Oakmead Village Office	CA	Office	$7,000,000	0.9%	$7,000,000	9.4%	24,070	$290.82	1.65x	9.8%	55.2%	55.2%	59	59
		Total/Wtd. Avg.			$78,000,000	10.2%	$78,000,000	105.3%			1.52x	9.4%	57.2%	57.2%	59	59

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK42	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Rooms	Cut-off Date Balance per SF/Unit/ Rooms(2)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(3)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)	Prior Securitization
2	WFB	Hilton Sandestin Beach Resort	Miramar Beach	FL	Hospitality	$76,000,000	9.99%	590	$203,389.83	3.66x	19.7%	36.3%	36.3%	WFRBS 2013-C17
5	BANA	Bay View Seaside MHC	Seaside	CA	Manufactured Housing	$54,000,000	7.1%	223	$242,152.47	1.39x	8.3%	58.0%	58.0%	COMM 2013-LC13
11	MSMCH	Yuba City Marketplace	Yuba City	CA	Retail	$20,000,000	2.6%	142,808	$140.05	1.37x	9.5%	63.5%	58.5%	BACM 2007-3
12.01	WFB	Garrett Crossing	Mebane	NC	Retail	$6,613,588	0.9%	45,315	$141.83	1.40x	9.9%	74.3%	66.2%	GSMS 2013-GC14
12.02	WFB	Parkway Pointe	Springfield	IL	Retail	$5,907,643	0.8%	38,512	$141.83	1.40x	9.9%	74.3%	66.2%	WFCM 2015-C31
14	MSMCH	Central Plaza	Lubbock	TX	Retail	$16,100,000	2.1%	155,209	$103.73	1.75x	11.6%	68.5%	57.1%	GSMS 2012-GCJ9
20.01	BANA	A Sentry Mini Storage	Anchorage	AK	Self Storage	$5,537,500	0.7%	89,838	$77.91	2.69x	12.3%	61.0%	61.0%	JPMCC 2013-C16
25	NCB	Mutual Housing Association, Inc.	Bronx	NY	Multifamily	$6,088,897	0.8%	122	$49,908.99	6.44x	30.6%	18.0%	15.7%	WFRBS 2013-C13
26	WFB	Big Oaks Mini Storage	Sacramento	CA	Self Storage	$5,500,000	0.7%	84,350	$65.20	1.99x	12.8%	39.6%	33.4%	WFRBS 2014-C22
34	WFB	Right Move Storage- Fort Worth Northwest	Fort Worth	TX	Self Storage	$3,000,000	0.4%	62,475	$48.02	4.39x	19.8%	27.8%	27.8%	WFRBS 2012-C6
37	NCB	Florence Court Corporation	Brooklyn	NY	Multifamily	$1,998,629	0.3%	29	$68,918.23	10.03x	52.4%	5.2%	4.6%	WFRBS 2014-C21
		Total				$200,746,257	26.4%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	For properties that are part of a portfolio, the Cut-off Date Balance Per SF/Unit/Room, UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations reflect the values of the portfolio as a whole.

(3)	For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK42	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Office	5	$264,000,000	34.7%	4.6028%	2.31x	10.4%	55.4%	54.1%
CBD	3	$186,000,000	24.4%	4.1599%	2.64x	10.8%	54.6%	52.8%
Suburban	1	$71,000,000	9.3%	5.6400%	1.51x	9.4%	57.4%	57.4%
R&D	1	$7,000,000	0.9%	5.8520%	1.65x	9.8%	55.2%	55.2%
Retail	10	$177,130,000	23.3%	4.8941%	1.83x	11.1%	62.4%	58.4%
Anchored	5	$113,630,000	14.9%	4.6782%	1.88x	10.5%	65.5%	63.0%
Regional Mall	1	$30,000,000	3.9%	5.2900%	2.28x	16.1%	42.7%	37.3%
Shadow Anchored	3	$17,500,000	2.3%	5.1920%	1.40x	9.9%	74.3%	66.2%
Unanchored	1	$16,000,000	2.1%	5.3600%	1.04x	7.5%	63.5%	56.3%
Hospitality	1	$76,000,000	9.99%	4.6200%	3.66x	19.7%	36.3%	36.3%
Full Service	1	$76,000,000	9.99%	4.6200%	3.66x	19.7%	36.3%	36.3%
Self Storage	26	$58,187,500	7.6%	4.8144%	2.16x	11.2%	52.1%	50.8%
Self Storage	26	$58,187,500	7.6%	4.8144%	2.16x	11.2%	52.1%	50.8%
Manufactured Housing	2	$56,135,000	7.4%	5.8263%	1.40x	8.3%	58.1%	58.1%
Manufactured Housing	2	$56,135,000	7.4%	5.8263%	1.40x	8.3%	58.1%	58.1%
Multifamily	15	$46,224,309	6.1%	4.0465%	7.87x	38.8%	14.3%	13.0%
Cooperative	15	$46,224,309	6.1%	4.0465%	7.87x	38.8%	14.3%	13.0%
Various	4	$45,350,000	6.0%	4.5770%	1.61x	7.7%	65.2%	65.2%
Various	4	$45,350,000	6.0%	4.5770%	1.61x	7.7%	65.2%	65.2%
Industrial	4	$26,500,000	3.5%	4.9898%	1.77x	9.5%	45.2%	45.2%
Warehouse	3	$13,500,000	1.8%	4.8500%	1.92x	10.2%	48.7%	48.7%
Flex	1	$13,000,000	1.7%	5.1350%	1.61x	8.8%	41.5%	41.5%
Mixed Use	2	$11,592,592	1.5%	3.8400%	3.86x	18.4%	36.4%	32.3%
Retail/Office	2	$11,592,592	1.5%	3.8400%	3.86x	18.4%	36.4%	32.3%
Total/Wtd. Avg.	69	$761,119,401	100.0%	4.7453%	2.56x	13.1%	52.5%	50.9%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. All LTV ratio calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK42	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut- off Date LTV	Wtd. Avg. Maturity Date LTV
California	8	$238,300,000	31.3%	5.3891%	1.64x	10.1%	56.4%	55.2%
Northern California(2)	5	$124,300,000	16.3%	5.2962%	1.57x	9.2%	60.7%	59.6%
Southern California(2)	3	$114,000,000	15.0%	5.4903%	1.72x	11.1%	51.7%	50.3%
New York	16	$117,224,309	15.4%	4.5756%	4.08x	20.4%	42.5%	41.9%
Florida	2	$115,000,000	15.1%	4.7285%	2.86x	16.0%	46.0%	43.1%
District of Columbia	1	$76,000,000	9.99%	3.0494%	4.30x	14.1%	43.5%	43.5%
Texas	7	$66,700,000	8.8%	4.5817%	1.77x	9.2%	64.1%	61.4%
Alaska	3	$34,912,500	4.6%	4.4464%	2.50x	11.8%	62.6%	62.6%
North Carolina	2	$21,343,588	2.8%	5.0540%	1.73x	10.1%	67.6%	65.1%
Virginia	2	$19,800,000	2.6%	5.4233%	1.12x	7.7%	62.3%	56.5%
Connecticut	1	$16,725,000	2.2%	4.8450%	1.89x	9.3%	52.3%	52.3%
Wisconsin	3	$13,500,000	1.8%	4.8500%	1.92x	10.2%	48.7%	48.7%
New Jersey	2	$11,592,592	1.5%	3.8400%	3.86x	18.4%	36.4%	32.3%
Arizona	18	$10,250,000	1.3%	4.9100%	2.33x	12.2%	43.7%	43.7%
Ohio	1	$6,750,000	0.9%	4.5150%	1.52x	9.4%	67.5%	60.6%
Illinois	1	$5,907,643	0.8%	5.1920%	1.40x	9.9%	74.3%	66.2%
Georgia	1	$4,978,769	0.7%	5.1920%	1.40x	9.9%	74.3%	66.2%
Indiana	1	$2,135,000	0.3%	5.2270%	1.74x	9.4%	61.9%	61.9%
Total/Wtd. Avg.	69	$761,119,401	100.0%	4.7453%	2.56x	13.1%	52.5%	50.9%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. All LTV ratio calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

(2)	“Northern California” includes zip codes above 93600, and “Southern California” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK42	Collateral Statistics

Collateral Statistics(1)(2)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
993,219 - 5,000,000	16	$39,699,033	5.2%
5,000,001 - 15,000,000	13	$109,945,368	14.4%
15,000,001 - 25,000,000	6	$111,325,000	14.6%
25,000,001 - 35,000,000	1	$30,000,000	3.9%
35,000,001 - 55,000,000	4	$176,150,000	23.1%
55,000,001 - 75,000,000	2	$142,000,000	18.7%
75,000,001 - 76,000,000	2	$152,000,000	20.0%
Total:	44	$761,119,401	100.0%
Min: $993,219 Max: $76,000,000 Avg: $17,298,168

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
California	8	$238,300,000	31.3%
Northern California(3)	5	$124,300,000	16.3%
Southern California(3)	3	$114,000,000	15.0%
New York	16	$117,224,309	15.4%
Florida	2	$115,000,000	15.1%
District of Columbia	1	$76,000,000	9.99%
Texas	7	$66,700,000	8.8%
Alaska	3	$34,912,500	4.6%
North Carolina	2	$21,343,588	2.8%
Virginia	2	$19,800,000	2.6%
Connecticut	1	$16,725,000	2.2%
Wisconsin	3	$13,500,000	1.8%
New Jersey	2	$11,592,592	1.5%
Arizona	18	$10,250,000	1.3%
Ohio	1	$6,750,000	0.9%
Illinois	1	$5,907,643	0.8%
Georgia	1	$4,978,769	0.7%
Indiana	1	$2,135,000	0.3%
Total:	69	$761,119,401	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Office	5	$264,000,000	34.7%
CBD	3	$186,000,000	24.4%
Suburban	1	$71,000,000	9.3%
R&D	1	$7,000,000	0.9%
Retail	10	$177,130,000	23.3%
Anchored	5	$113,630,000	14.9%
Regional Mall	1	$30,000,000	3.9%
Shadow Anchored	3	$17,500,000	2.3%
Unanchored	1	$16,000,000	2.1%
Hospitality	1	$76,000,000	9.99%
Full Service	1	$76,000,000	9.99%
Self Storage	26	$58,187,500	7.6%
Self Storage	26	$58,187,500	7.6%
Manufactured Housing	2	$56,135,000	7.4%
Manufactured Housing	2	$56,135,000	7.4%
Multifamily	15	$46,224,309	6.1%
Cooperative	15	$46,224,309	6.1%
Various	4	$45,350,000	6.0%
Various	4	$45,350,000	6.0%
Industrial	4	$26,500,000	3.5%
Warehouse	3	$13,500,000	1.8%
Flex	1	$13,000,000	1.7%
Mixed Use	2	$11,592,592	1.5%
Retail/Office	2	$11,592,592	1.5%
Total:	69	$761,119,401	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3.0494 - 3.9999	10	$111,858,669	14.7%
4.0000 - 4.4999	8	$49,773,699	6.5%
4.5000 - 5.8520	26	$599,487,033	78.8%
Total:	44	$761,119,401	100.0%
Min: 3.0494% Max: 5.8520% Wtd Avg: 4.7453%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	2	$78,000,000	10.2%
120	42	$683,119,401	89.8%
Total:	44	$761,119,401	100.0%
Min: 60 mos. Max: 120 mos. Wtd Avg: 114 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
59	2	$78,000,000	10.2%
117 - 120	42	$683,119,401	89.8%
Total:	44	$761,119,401	100.0%
Min: 59 mos. Max: 120 mos. Wtd Avg: 113 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	24	$575,752,500	75.6%
120	1	$993,219	0.1%
360	12	$162,426,601	21.3%
480	7	$21,947,081	2.9%
Total:	44	$761,119,401	100.0%
Min: 120 mos. Max: 480 mos. Wtd Avg: 373 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	24	$575,752,500	75.6%
119	1	$993,219	0.1%
358 - 360	12	$162,426,601	21.3%
478 - 479	7	$21,947,081	2.9%
Total:	44	$761,119,401	100.0%
Min: 119 mos. Max: 479 mos. Wtd Avg: 373 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
WFB	12	$299,880,000	39.4%
MSMCH	11	$268,242,592	35.2%
BANA	6	$146,772,500	19.3%
NCB	15	$46,224,309	6.1%
Total:	44	$761,119,401	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	24	$575,752,500	75.6%
Interest Only, Amortizing Balloon	8	$150,850,000	19.8%
Amortizing Balloon	11	$33,523,682	4.4%
Fully Amortizing	1	$993,219	0.1%
Total:	44	$761,119,401	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
4.7 - 30.0	16	$49,224,309	6.5%
30.1 - 40.0	3	$87,600,000	11.5%
40.1 - 50.0	6	$148,242,592	19.5%
50.1 - 60.0	6	$154,775,000	20.3%
60.1 - 65.0	8	$197,777,500	26.0%
65.1 - 74.3	5	$123,500,000	16.2%
Total:	44	$761,119,401	100.0%
Min: 4.7% Max: 74.3% Wtd Avg: 52.5%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
0.1 - 30.0	16	$49,224,309	6.5%
30.1 - 45.0	8	$222,342,592	29.2%
45.1 - 55.0	2	$30,225,000	4.0%
55.1 - 60.0	9	$229,150,000	30.1%
60.1 - 67.2	9	$230,177,500	30.2%
Total:	44	$761,119,401	100.0%
Min: 0.1% Max: 67.2% Wtd Avg: 50.9%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.04 - 1.70	13	$366,650,000	48.2%
1.71 - 2.10	7	$106,490,000	14.0%
2.11 - 2.50	4	$70,742,592	9.3%
2.51 - 3.50	2	$15,033,879	2.0%
3.51 - 4.50	5	$159,482,925	21.0%
4.51 - 12.19	13	$42,720,005	5.6%
Total:	44	$761,119,401	100.0%
Min: 1.04x Max: 12.19x Wtd Avg: 2.56x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
7.5 - 9.0	7	$242,150,000	31.8%
9.1 - 10.0	9	$181,160,000	23.8%
10.1 - 11.0	2	$28,230,000	3.7%
11.1 - 14.0	5	$66,762,500	8.8%
14.1 - 24.0	8	$205,203,678	27.0%
24.1 - 61.3	13	$37,613,224	4.9%
Total:	44	$761,119,401	100.0%
Min: 7.5% Max: 61.3% Wtd Avg: 13.1%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. All LTV ratio calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.

(3)	“Northern California” includes zip codes above 93600, and “Southern California” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$76,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$76,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$76,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

Downtown D.C.
White House
US Dept. of the Treasury
National Theatre
Thurnford Arnold Building
Ford Theatre
Smithsonian American Art Museum
Hotel Monaco
Capital One Arena
Terrell Place
Shakespeare Theatre Company
National Building Museum
FBI Field House
DC Superior Court
Judiciary Center
Georgetown University Law Center
CWA Bldg.
US Court of Military Appeals
JUDICIARY SQUARE
US Tax Court
Judiciary Square
METRO
President's Park
Pennsylvania Ave NW
DC City Hall
J. Edgar Hoover FBI Bldg.
The Residences at Market Square
Centennial Building
The Lafayette at Penn Square
DC Court of Appeals
D St NW
The Ellipse
Ellipse Visitor Pavilion
US Dept. of Commerce
Ronald Reagan Bldg. and Intl. Trade Center
FEDERAL TRIANGLE
IRS
Dept. of Justice
Natl. Records and Archives Administration
ARCHIVES-NAVY MEMORIAL
Superior Court of DC
DC Dept. of Motor Vehicles
Labor Department
C St NW
Embassy of Canada
US District Court
Federal Trade Commission
Pennsylvania Ave NW
Louisiana Ave NW
Constitution Ave NW
15th St NW
14th St NW
13th St NW
12th St NW
11th St NW
10th St NW
9th St NW
8th St NW
7th St NW
F St NW
E St NW
BLUE, ORANGE, SILVER LINES
METRO YELLOW, GREEN LINES
National Museum of African American History and Culture
Museum of American History
Museum of Natural History
National Gallery
East Gallery
Washington Monument
THE NATIONAL MALL
4th St NW
3rd St NW
Capitol Reflecting Pool
Ulysses S. Grant Memorial
12th St Expwy
Sylvan Theater Stage
14th St SW
Freer Gallery of Art
Smithsonian
Smithsonian Associates Theatre
Hirshhorn Museum
National Air and Space Museum
Natl. Museum of the American Indian
Maryland Ave SW
US Botanic Garden
SMITHSONIAN
USDA Forest Service
Independence Ave SW
WASHINGTON D.C.
Agriculture Department
U. S. Department of Education
US Dept of Health & Human Services
Hancock Park
12th St SW
C St SW
4th St SW
United States Holocaust Memorial Museum
Bureau of Engraving
Aerospace Center
Dept. of Homeland Security
AMTRAK
Holiday Inn
Food and Drug Administration
METRO BLUE, ORANGE, SILVER LINES
L'ENFANT PLAZA
FEDERAL CENTER SW
Ford House Office Building
AMTRAK
Maryland Ave SW
Intl. Spy Museum
Constitution Center
400 7th Street Southwest
Washington, DC 20024
Tidal Basin
Federal Communications Commission
US Postal Service Hdqtrs.
Dept. of Housing and Urban Dev.
E St SW
ITC Building
NASA
Southwest Frwy
395
Vietnam Women's Memorial
Jefferson Memorial
FRANCIS CASE MEMORIAL BRIDGE
Benjamin Banneker Park
G St SW
Jefferson Recreation Center
Town Square Towers
6th St SW
7th St SW
Potomac Place Tower
Culture House DC
Ronald Reagan Washington Natl. Airport 3 miles
METRO
Jefferson Jr. High School
I St SW
Randall Jr. High School
Maine Ave SW
Southwest Duck Pond
Southwest Washington
Delaware Ave SW
Lansburgh Park
Capital Yacht Club
Arena Stage at the Mead Ctr. for American Theater
Wash. DC Office - Planning
Washington Channel
M St SW
METRO GREEN LINE
WATERFRONT-SEU
Southwest Waterfront
Ohio Dr. SW
N St SW
King Greenleaf Recreation Center
Canal St SW
First St SW
East Potomac Park Golf Course
O St SW
P St SW
Rockville
Wheaton
Laurel
Potomac
Silver Spring
College Park
Bethesda
Takoma Park
Greenbelt
Langley
WASHINGTON D.C.
McLean
Falls Church
ARLINGTON
Annandale
ALEXANDRIA
VIRGINIA
MARYLAND
Springfield
Franconia
Clinton

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 1 – Constitution Center

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	A2/A-sf*/AA	Location:	Washington, DC 20024
Original Balance(1):	$76,000,000	General Property Type:	Office
Cut-off Date Balance(1):	$76,000,000	Detailed Property Type:	CBD
% of Initial Pool Balance:	9.99%	Title Vesting:	Fee
Loan Purpose:	Refinance	Year Built/Renovated:	1968/2010
Borrower Sponsor:	MetLife, Inc. and New York Common	Size:	1,410,049 SF
Retirement Fund	Cut-off Date Balance PSF(1):	$282
Guarantor(2):	NAP	Maturity Date Balance PSF(1):	$282
Mortgage Rate(3):	3.0494%	Property Manager:	Hines GS Properties, Inc.
Note Date:	2/16/2022
First Payment Date:	4/9/2022
Maturity Date:	3/9/2032
Original Term to Maturity:	120 months	Underwriting and Financial Information(7)
Original Amortization Term:	0 months	UW NOI:	$56,275,098
IO Period:	120 months	UW NOI Debt Yield(1):	14.1%
Seasoning:	3 months	UW NOI Debt Yield at Maturity(1):	14.1%
Prepayment Provisions(4):	L(24),YM1(3),DorYM1(86),O(7)	UW NCF DSCR(1):	4.30x
Lockbox/Cash Mgmt Status:	Hard/Springing	Most Recent NOI:	$52,895,989 (12/31/2021)
Additional Debt Type(1)(5):	Pari Passu / Subordinate	2nd Most Recent NOI:	$51,433,757 (12/31/2020)
Additional Debt Balance(1)(5):	$322,000,000 / $52,000,000	3rd Most Recent NOI:	$49,648,892 (12/31/2019)
Future Debt Permitted (Type):	No (NAP)	Most Recent Occupancy:	100.0% (12/1/2021)
Reserves(6)	2nd Most Recent Occupancy:	100.0% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2019)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of)(8):	$914,000,000 (12/29/2021)
Insurance:	$0	Springing	NAP	Appraised Value PSF(8):	$648
TI/LC Reserve:	$416,036	Springing	(6)	Cut-off Date LTV Ratio(1)(8):	43.5%
Free Rent Reserve:	$14,343,252	$0	NAP	Maturity Date LTV Ratio(1)(8):	43.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$398,000,000	88.4%	Loan Payoff:	$372,749,794	82.8%
Subordinate Loan Amount:	$52,000,000	11.6%	Reserves:	$14,759,288	3.3%
			Closing Costs:	$3,078,877	0.7%
			Return of Equity:	$59,412,042	13.2%
Total Sources:	$450,000,000	100.0%	Total Uses:	$450,000,000	100.0%

(1)	The Constitution Center Mortgage Loan (as defined below) is part of the Constitution Center Whole Loan (as defined below), which is comprised of eleven pari passu senior promissory notes with an aggregate original principal balance of $398,000,000 (collectively, the “Constitution Center Senior Loans”) and three promissory notes that are subordinate to the Constitution Center Senior Loans with an aggregate original principal balance of $52,000,000 (the “Constitution Center Subordinate Loans”, and together with the Constitution Senior Loans, the “Constitution Center Whole Loan”). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate Cut-off Date principal balance of the Constitution Center Senior Loans, without regard to the Constitution Center Subordinate Loans. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire Constitution Center Whole Loan are $319, $319, 3.68x, 12.5%, 12.5%, 49.2% and 49.2%, respectively.

(2)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Constitution Center Whole Loan.

(3)	Represents solely the interest rate of the Constitution Center Senior Loans. The Constitution Center Subordinate Loans bear interest at the rate of 3.9200% per annum.

(4)	Defeasance of the Constitution Center Whole Loan is permitted at any time after the earlier of (i) February 16, 2025, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Constitution Center Whole Loan to be securitized. The assumed defeasance lockout period of 27 payments is based on the closing date of this transaction in June 2022. In addition, the Constitution Center Whole Loan may be prepaid, in whole but not in part, on and after the second anniversary of the first monthly payment date, together with, prior to the monthly payment date in September 2031, a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium.

(5)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” for a discussion of additional indebtedness.

(6)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(7)	The novel coronavirus pandemic is an evolving situation and could impact the Constitution Center Whole Loan more severely than assumed in the underwriting of the Constitution Center Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(8)	The Appraised Value constitutes the Hypothetical As Is value of $914,000,000, which is based on the assumption that a capital reserve account is established to address the GSA’s free rent under its lease agreement dated April 30, 2021 with a lease commencement date of May 1, 2022. At origination, the borrower deposited $14,343,252 into a free rent reserve. The Appraised Value PSF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “As Is” value of $900,000,000 as of December 29, 2021 for the Constitution Center Senior Loans are $638, 44.2%, and 44.2%, respectively, and for the Constitution Center Whole Loan are $638, 50.0% and 50.0%, respectively.

The Mortgage Loan. The largest mortgage loan (the “Constitution Center Mortgage Loan”) is part of the Constitution Center Whole Loan in the original principal balance of $450,000,000. The Constitution Center Whole Loan is secured by a first priority fee mortgage encumbering a 1,410,049 SF Class A office property in Washington, DC (the “Constitution Center Property”). The Constitution Center Whole Loan is comprised of the Constitution Center Senior Loans, consisting of eleven pari passu senior promissory notes in the aggregate original principal balance of $398,000,000, and the Constitution Center

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$76,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

Subordinate Loans, consisting of three subordinate promissory notes in the original principal balance of $52,000,000. The Constitution Center Senior Loans were originated by Morgan Stanley Bank, N.A. and the Constitution Center Subordinate Loans were originated by Morgan Stanley Mortgage Capital Holdings LLC. The non-controlling senior Note A2-1, Note A-3 and Note A-8, with an aggregate original principal balance of $76,000,000, represent the Constitution Center Mortgage Loan and will be included in the BANK 2022-BNK42 securitization trust. The non-controlling senior Note A-1 and Note A-7 have been contributed to the BANK 2022-BNK41 securitization trust. The non-controlling senior Note A-5 and Note A-9 have been contributed to the MSC 2022-L8 securitization trust. The remaining Constitution Center Senior Loans (together with Note A-1, Note A-5, Note A-7, and Note A-9, the “Constitution Center Non-Serviced Pari Passu Companion Loans”) are currently held by Morgan Stanley Bank, N.A. and are expected to be contributed to one or more future securitization transactions. The Constitution Center Subordinate Loans have been sold to one or more third party purchasers. The Constitution Center Whole Loan is serviced under the MSC 2022-L8 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Constitution Center Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Constitution Center Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$80,000,000	$80,000,000	BANK 2022-BNK41	No
A2-1	$6,000,000	$6,000,000	BANK 2022-BNK42	No
A2-2	$44,000,000	$44,000,000	Morgan Stanley Bank, N.A.	No
A2-3	$30,000,000	$30,000,000	Morgan Stanley Bank, N.A.	No
A-3	$50,000,000	$50,000,000	BANK 2022-BNK42	No
A-4	$40,000,000	$40,000,000	Morgan Stanley Bank, N.A.	No
A-5	$40,000,000	$40,000,000	MSC 2022-L8	No
A-6	$30,000,000	$30,000,000	Morgan Stanley Bank, N.A.	No
A-7	$30,000,000	$30,000,000	BANK 2022-BNK41	No
A-8	$20,000,000	$20,000,000	BANK 2022-BNK42	No
A-9	$28,000,000	$28,000,000	MSC 2022-L8	No
B-1	$16,000,000	$16,000,000	Third Party Purchaser	Yes
B-2	$16,000,000	$16,000,000	Third Party Purchaser	Yes
B-3	$20,000,000	$20,000,000	Third Party Purchaser	Yes
Total	$450,000,000	$450,000,000

The Borrower and the Borrower Sponsor. The borrower is CC Owner, LLC, a single-purpose Delaware limited liability company with two independent directors in its organizational structure. The borrower is indirectly owned and controlled 50% by MetLife, Inc. and 50% by New York Common Retirement Fund (together, the “Borrower Sponsor”), with MetLife, Inc. acting as managing partner. MetLife, Inc.’s real estate platform manages a portfolio of $109.8 billion, investing in real estate products including commercial mortgages and equities. MetLife, Inc. has over 200 senior real estate professionals across seven regional offices. New York State Common Retirement Fund is one of the largest public pension plans in the United States, with over one million New York State and local retirement system members, retirees and beneficiaries. Established in 1921, The New York Common Retirement Fund announced it ended the third quarter of fiscal year 2021-22 with an estimated value of $279.7 billion.

The Property. The Constitution Center Property is a Class A, 10-story office property totaling 1,410,049 SF located in Washington, DC. The Constitution Center Property was originally built in 1968 (known then as the “Nassif Building”) on a 5.4 acre site, and served as the headquarters of the United States Department of Transportation (“DOT”), which occupied the asset for nearly 40 years. Following the DOT’s departure in 2007, the Constitution Center Property underwent a $220 million renovation and was relet to other government tenants. The Constitution Center Property is located near other government buildings, across from the United States Department of Housing and Urban Development’s headquarters and the new Washington Metropolitan Area Transit Authority headquarters, with 16 other federal agencies within five blocks. A L’Enfant Metro station entrance is located on site and the Constitution Center Property is one block from the L’Enfant VRE Commuter rail station. The Constitution Center Property is a LEED Gold building, and has several specialized security features including Level IV security, a blast resistant curtain wall system, an auditorium, conference center, onsite cafeteria, underground parking garage, fitness center, and a one-acre interior courtyard. The Borrower Sponsor purchased the Constitution Center Property in 2012, and from 2016-2020 invested approximately $3.1 million in capital expenditures, including tenant improvement work, lobby renovations, and auditorium upgrades. The Constitution Center Property is currently 100.0% occupied by four government tenants.

Major Tenants.

The Office of the Comptroller of the Currency (471,499 SF, 33.4% of NRA, 36.0% of underwritten rent). The Office of the Comptroller of the Currency (“OCC”), an independent branch of the United States Department of the Treasury, charters, regulates, and supervises all national banks and federal savings associations as well as federal branches and agencies of foreign banks. The Constitution Center Property serves as OCC’s headquarters, employing over 3,500 employees across 57 operating locations and four district offices nationwide. OCC has been a tenant at the Constitution Center Property since 2012, has a lease expiration date of October 31, 2038, and has two 5-year renewal options remaining. OCC is entitled to receive twelve months of free rent, $36,255,840 of tenant improvements and $7,117,024 in respect of leasing commissions, all commencing November 1, 2027. OCC has the option to either utilize its tenant improvement allowance as well as the leasing commission allowance, or request the conversion of either or both such allowances to rental abatement by October 31, 2029. None of such tenant improvement allowance and leasing commissions and free rent have been reserved for.

Federal Housing Finance Agency (377,092 SF, 26.7% of NRA, 27.3% of underwritten rent). The Federal Housing Finance Agency (“FHFA”), was established by the Housing and Economic Recovery Act of 2008 and is responsible for the effective supervision, regulation, and housing mission oversight of Fannie Mae, Freddie Mac and the Federal Home Loan Bank system, which includes the 11 Federal Home Loan Banks and the Office of Finance. FHFA uses the Constitution Center Property as its headquarters, and has field offices in New York City/Newark, Chicago, Los Angeles, Tampa, St. Louis and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$76,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

Dallas, with over 700 employees nationwide. FHFA has been a tenant at the Constitution Center Property since 2012, has a lease expiration date of January 31, 2027, and has two 5-year renewal options remaining.

General Services Administration (375,260 SF, 26.6% of NRA, 24.7% of underwritten rent). General Services Administration (“GSA”) is an independent agency of the United States government established in 1949 to help manage and support the basic functions of federal agencies. GSA provides workplaces by constructing, managing, and preserving government buildings and by leasing and managing commercial real estate. Headquartered in Washington DC, GSA has eleven regional offices located across the country, and employs nearly 12,000 employees nationwide. GSA has been a tenant at the Constitution Center Property since 2014, has a lease expiration date of February 29, 2024, and has one 5-year renewal option remaining. GSA space is utilized by the Federal Trade Commission (251,805 SF), the National Endowment for the Arts (60,015 SF) and the National Endowment for the Humanities (63,440 SF).

Assistant Secretary for Preparedness and Response (186,198 SF, 13.2% of NRA, 12.0% of underwritten rent). Assistant Secretary for Preparedness and Response (“ASPR”) is part of the United States Department of Health and Human Services. ASPR was formed in 2006 to lead the nation in preventing, preparing for, and responding to the adverse health effects of public health emergencies and disasters. ASPR has been a tenant at the Constitution Center Property since 2022, has a lease expiration date of October 31, 2037, and has no renewal options. ASPR has $14,548,146 of free rent through December 2023, for which $14,343,252 was reserved at origination. ASPR leases its space through the GSA.

The following table presents a summary regarding the tenants at the Constitution Center Property:

Tenant Summary(1)
Tenant Name	Credit Ratings (Moody’s/S&P/Fitch)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Termination Option (Y/N)	Renewal Options
OCC	Aaa/AA+/AAA	471,499	33.4%	$26,936,849(3)	36.0%	$57.13	10/31/2038	N	2, 5-year
FHFA	Aaa/AA+/AAA	377,092	26.7%	$20,432,612	27.3%	$54.18	1/31/2027	N	2, 5-year
GSA	Aaa/AA+/AAA	375,260	26.6%	$18,439,068	24.7%	$49.14	2/29/2024	N	1, 5-year
ASPR	Aaa/AA+/AAA	186,198	13.2%	$8,938,069(4)	12.0%	$48.00	10/31/2037	N	N/A
Subtotal/Wtd. Avg.		1,410,049	100.0%	$74,746,598	100.0%	$53.01

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,410,049	100.0%	$74,746,598	100.0%	$53.01

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent entity or government, whether or not the parent entity or government guarantees the lease.

(3)	OCC is entitled to receive twelve months of free rent, $36,255,840 of tenant improvements and $7,117,024 in respect of leasing commissions, all commencing November 1, 2027. OCC has the option to either utilize its tenant improvement allowance as well as the leasing commission allowance, or request the conversion of either or both such allowances to rental abatement by October 31, 2029. None of such tenant improvement allowance and leasing commissions or free rent have been reserved for.

(4)	ASPR has $14,548,146 of free rent through December 2023, for which $14,343,252 was reserved at origination.

The following table presents certain information with respect to the lease rollover at the Constitution Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Base Rent Rolling	% of Annual UW Rent Rolling	Cumulative % of Annual UW Base Rent Rolling
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	1	375,260	$49.14	26.6%	26.6%	$18,439,068	24.7%	24.7%
2025	0	0	$0.00	0.0%	26.6%	$0	0.0%	24.7%
2026	0	0	$0.00	0.0%	26.6%	$0	0.0%	24.7%
2027	1	377,092	$54.18	26.7%	53.4%	$20,432,612	27.3%	52.0%
2028	0	0	$0.00	0.0%	53.4%	$0	0.0%	52.0%
2029	0	0	$0.00	0.0%	53.4%	$0	0.0%	52.0%
2030	0	0	$0.00	0.0%	53.4%	$0	0.0%	52.0%
2031	0	0	$0.00	0.0%	53.4%	$0	0.0%	52.0%
2032	0	0	$0.00	0.0%	53.4%	$0	0.0%	52.0%
2033 & Beyond	2	657,697	$54.55	46.6%	100.0%	$35,874,918	48.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	4	1,410,049	$53.01	100.0%		$74,746,598	100.0%

(1)	Information is based on the underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$76,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

COVID-19 Update. As of April 4, 2022, the borrower sponsor has reported that the Constitution Center Property is open and operating. Plans to return to the office at the beginning of 2022 were pushed back, and currently, only about 10% of the space is being utilized due to COVID restrictions.

The Market. The Constitution Center Property is located in Washington, DC, within the Southwest submarket of the District of Columbia office market. The area is also known as the Cabinet submarket as it is dominated by federal government agency headquarters, such as the Department of Energy, the Federal Emergency Management Agency, the Department of Housing and Urban Development, and the Federal Aviation Administration. Eighteen federal agencies are located within five blocks of the Constitution Center Property. Access to the Constitution Center Property is provided by the L’Enfant Plaza Metrorail station, with an entrance from D and 7th Streets SW, at the Constitution Center Property’s D Street main entrance. According to the appraisal, as of the third quarter of 2021, the vacancy rate in the Southwest submarket was approximately 11.7%, with average asking rents of $49.90 PSF and inventory of approximately 12.9 million SF. According to the appraisal, as of the third quarter of 2021, the vacancy rate in the District of Columbia office market was approximately 14.3%, with average asking rents of $54.57 PSF and inventory of approximately 164.9 million SF. According to the appraisal, the 2021 population within a one-, three- and five-mile radius was 27,288, 338,563 and 823,034, respectively. The 2021 average household income within the same one-, three- and five-mile radius was $142,732, $148,138 and $139,184, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Constitution Center Property:

Market Rent Summary
Category	Market Rent (PSF)	Reimbursements	Annual Escalation	Tenant Improvements PSF (New/Renewal)	Lease Term	Leasing Commissions (New)	Leasing Commissions (Renewal)
GSA Space:	$48.00	GSA (Full Service)	None	$85.00 / $45.00	10 Years	4.50%	2.00%
Agency Space:	$55.00	Full Service	2.0% per annum	$100.00 / $50.00	10 Years	4.50%	2.00%
Concourse Level Space:	$26.00	Full Service	None	$45.00 / $5.00	10 Years	4.50%	2.00%
Storage Space:	$18.00	None	None	$0.00 / $0.00	10 Years	4.50%	2.00%

The following table presents recent leasing data at comparable office properties with respect to the Constitution Center Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Constitution Center (subject)(1) Washington, DC	1968 / 2010	1,410,049	OCC	471,499	May 2021	$57.13	GSA
Union Square – North Tower Washington, DC	1972 / 2011	322,249	Department of Justice	164,000	Oct. 2021	$46.75	GSA
National Place Washington, DC	1984 / NAP	691,200	US Commission on Civil Rights	24,139	Aug. 2021	$45.00	GSA
L’Enfant Plaza North Washington, DC	1969 / 2014	299,476	FAA	65,734	Jan. 2021	$48.15	GSA
Aerospace Center Washington, DC	1987 / NAP	407,321	Internal Revenue Service	38,000	Jun. 2020	$43.00	GSA
Potomac Center South Washington, DC	1969 / 2003	429,256	Department of Education	290,000	Feb. 2020	$46.90	GSA
International Trade Commission Washington, DC	1987 / NAP	262,959	International Trade Commission	29,092	Nov. 2018	$49.75	GSA

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll other than year built / renovated and lease type.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$76,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Constitution Center Property:

Cash Flow Analysis
	2018	2019	2020	2021	UW	UW PSF
Gross Potential Rent	$68,424,283	$70,158,070	$71,355,483	$72,427,586	$74,746,598(1)	$53.01
Reimbursements	$2,037,839	$2,840,701	$2,244,245	$3,152,519	$3,820,656	$2.71
Other Income(2)	$4,079,598	$4,046,891	$4,062,096	$4,393,495	$5,451,525	$3.87
Free Rent	($1,147)	($1,147)	($1,147)	($1,147)	$0	$0.00
Straight Line Rent(3)	$0	$0	$0	$0	$4,468,440	$3.17
Net Rental Income	$74,540,573	$77,044,515	$77,660,677	$79,972,453	$88,487,218	$62.75
Less Vacancy & Credit Loss	$0	$0	$0	$0	($2,547,531)	($1.81)
Effective Gross Income	$74,540,573	$77,044,515	$77,660,677	$79,972,453	$85,939,687	$60.95

Real Estate Taxes	$14,499,868	$14,856,597	$14,927,387	$14,463,167	$13,549,234	$9.61
Insurance	$497,217	$528,288	$394,008	$396,060	$364,902	$0.26
Management Fee	$552,937	$571,673	$588,419	$583,597	$1,000,000	$0.71
Other Operating Expenses	$11,162,472	$11,439,065	$10,317,106	$11,633,640	$14,750,453	$10.46
Total Operating Expenses	$26,712,494	$27,395,623	$26,226,920	$27,076,464	$29,664,589	$21.04

Net Operating Income	$47,828,079	$49,648,892	$51,433,757	$52,895,989	$56,275,098	$39.91
Replacement Reserves	$0	$0	$0	$0	$352,512	$0.25
TI/LC	$0	$0	$0	$0	$3,006,585	$2.13
Net Cash Flow	$47,828,079	$49,648,892	$51,433,757	$52,895,989	$52,916,001	$37.53

Occupancy %	100.0%(4)	100.0%(4)	100.0%(4)	100.0%(5)	97.1%
NOI DSCR(6)	3.89x	4.03x	4.18x	4.30x	4.57x
NCF DSCR(6)	3.89x	4.03x	4.18x	4.30x	4.30x
NOI Debt Yield(6)	12.0%	12.5%	12.9%	13.3%	14.1%
NCF Debt Yield(6)	12.0%	12.5%	12.9%	13.3%	13.3%

(1)	Underwritten Gross Potential Rent is based on the rent roll as of December 1, 2021. Gross Potential Rent includes payments from the GSA in repayment of its tenant allowance of $1.60 PSF, and operating rent from GSA of $9.89 PSF and ASPR of $10.90 PSF.
(2)	Other Income includes solar incentive revenue, energy revenue, garage and parking revenue, and income from antenna roof top, tenant service, other interest, health club, signs, and café.
(3)	Includes rent steps for OCC of $2,820,218 through November 1, 2029, $7,559 through November 1, 2031, and $5,982 through November 1, 2030, rent steps for FHFA of $1,033,958 through November 1, 2026 and $18,720 through February 1, 2026, and rent steps for ASPR of $169,271 through November 1, 2027.
(4)	Sourced from appraisal.
(5)	Sourced from the Underwritten Rent Roll dated December 1, 2021.
(6)	Debt service coverage ratios and debt yields include the Constitution Center Senior Loans and exclude the Constitution Center Subordinate Loans.

Escrows and Reserves.

Real Estate Taxes – During the continuance of a Cash Management Sweep Period (as defined below), the borrower is required to make ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Constitution Center Property.

Insurance – During the continuance of a Cash Management Sweep Period, the borrower is required to make ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. Notwithstanding the foregoing, the borrower is not required to reserve for insurance premiums, provided that no event of default is continuing under the Constitution Center Whole Loan, and the borrower provides the lender with satisfactory evidence that the insurance coverage for the Constitution Center Property is included in blanket policies approved by the lender in its reasonable discretion, and the insurance premiums have been prepaid for not less than one year in advance (or for the period of coverage for which insurance certificates were delivered at origination, if less than one year).

TI/LC Reserve – On each monthly payment date, during the continuance of a Cash Management Sweep Period, the borrower is required to deposit the Excluded Lease Funds (as defined below) as described below under “Lockbox and Cash Management” into a reserve for tenant improvements, tenant allowances and leasing commissions.

Free Rent Reserve - At origination the borrower deposited (i) $14,343,252 into a reserve for free rent for the tenant ASPR and (ii) $416,036 into a reserve for tenant improvements, tenant allowances and leasing commissions for ASPR outstanding as of the origination date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$76,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

Lockbox and Cash Management. The Constitution Center Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be deposited into a lender-controlled lockbox account. The Constitution Center Whole Loan requires that the borrower deliver tenant direction letters to the tenants directing tenants to pay all rents into the lockbox account, and if the borrower or any of its affiliates receives rents from the Constitution Center Property despite such direction, to deposit such rents into the lockbox account within three business days of receipt. If no Cash Management Sweep Period exists, all funds in the lockbox account are required to be swept on each business day into the borrower’s operating account. Upon the occurrence of a Cash Management Sweep Period, the borrower is required to establish a lender-controlled cash management account, and during the continuance of a Cash Management Sweep Period all funds in the lockbox account are required to be swept on each business day to the cash management account to be applied (i) to make the monthly deposits into the tax and insurance reserve funds (if any), as described above under “Escrows and Reserves,” (ii) to pay debt service on the Constitution Center Whole Loan, (iii) to pay monthly operating expenses in the amount set forth in the annual budget (which is required to be reasonably approved by the lender during the continuance of a Cash Management Sweep Period) and lender approved extraordinary expenses, (iv) to make Required REIT Distributions (as defined below), (v) to deposit any remaining amounts into the TI/LC reserve until the amount on deposit in such reserve equals $50 per rentable square foot for all Excluded Leases (as defined below) (the amount so deposited, the “Excluded Lease Funds”) and (vi) to deposit any funds remaining in the cash management account after the application described above into an excess cash flow reserve to be held as additional collateral for the Constitution Center Whole Loan (provided that, so long as no event of default is continuing, the lender is required to disburse funds in such reserve to pay the items in clauses (iii) and (iv) above). To the extent that no Cash Management Sweep Period is continuing, all funds in the excess cash flow reserve are required to be disbursed to the borrower.

A “Cash Management Sweep Period” will commence upon the earlier of the following: (i) the occurrence and continuance of an event of default and (ii) as of the origination date, or the last day of any calendar quarter following the origination date, the net operating income debt yield on the Constitution Center Whole Loan based on the succeeding 12-month period is less than 8.00%.

A Cash Management Sweep Period will end: with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), when the net operating income debt yield on the Constitution Center Whole Loan based on the succeeding 12-month period is at least 8.00% for one calendar quarter.

The borrower has the right to avoid or terminate a Cash Management Sweep Period caused by a decline in debt yield by delivering to the lender either (i) cash or (ii) a letter of credit, in each case, in an amount that, if applied to the reduction of the principal amount of the Constitution Center Whole Loan, would cause the net operating income debt yield of the Constitution Center Whole Loan to be equal to or greater than 8.00%. Such cash or letter of credit is required to be bifurcated into (i) an amount not exceeding $50 per rentable square foot for each Excluded Lease and (ii) the remaining portion of such cash or letter of credit after deducting the amount in clause (i). The amount in clause (ii) is required to be released to the borrower if the net operating income debt yield of the Constitution Center Whole Loan is equal to or greater than 8.00% for one calendar quarter (without giving effect to any cash or letter of credit). The amount in clause (i) is required to be deposited in the TI/LC reserve and released only in accordance with the provisions applicable to such reserve.

“Excluded Leases” means leases as to which the related rents are excluded from being included in the calculation of net operating income under the Constitution Center Whole Loan documents, which excluded leases include (i) leases for any tenant that is in bankruptcy and has not assumed its lease, (ii) leases for any tenant that has less than 12 months (or 18 months for FHFA under the current FHFA lease) remaining under its lease and has not renewed or extended its lease or delivered a notice of, or a letter of intent with respect to, such renewal or extension, (iii) other than the free rent due to OCC, leases that have any free or abated rent that exceeds 12 months for any lease to a tenant that has an investment grade rating (from any one or more of Fitch, S&P and Moody’s, and does not have a lower than investment grade rating from any such agency) or that exceeds six months for any other tenant (in each case, unless such free rent has been reserved with the lender), (iv) rents relating to any tenants that are 90 or more days delinquent in the payment of base rent, and (v) with respect to any tenant that is not the United States government or a unit within such government, leases as to which the tenant is no longer in physical occupancy of more than 50% of its leased premises, other than tenants that are not in occupancy due to government mandates or suggestions or internal policies with respect to any communicable diseases.

“Required REIT Distributions” means distributions to the borrower’s direct or indirect owners that are real estate investment trusts (“REITS”) in the amount necessary for such entities to qualify for or maintain their REIT status and avoid the payment or imposition of entity level tax or excise taxes, provided that such distributions may not exceed $200,000 in any year.

Additional Secured Indebtedness (not including trade debts). In addition to the Constitution Center Mortgage Loan, the Constitution Center Property also secures the Constitution Center Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $322,000,000, and the Constitution Center Subordinate Loans, which have an aggregate Cut-off Date principal balance of $52,000,000. The Constitution Center Non-Serviced Pari Passu Companion Loans bear interest at the same rate as the Constitution Center Mortgage Loan, and the Constitution Center Subordinate Loans bear interest at the rate of 3.9200% per annum. The Constitution Center Mortgage Loan and the Constitution Center Non-Serviced Pari Passu Companion Loans are pari passu in right of payment and together are senior in right of payment to the Constitution Center Subordinate Loans. The holders of the Constitution Center Mortgage Loan, the Constitution Center Non-Serviced Pari Passu Companion Loans and the Constitution Center Subordinate Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Constitution Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Constitution Center Pari Passu-A/B Whole Loan” in the prospectus.

The Constitution Center Whole Loan as of the origination date is summarized in the following table:

Constitution Center Whole Loan Summary
Notes	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV Ratio
Senior Notes	$398,000,000	3.0494%	4.30x	14.1%	43.5%
Subordinate Notes	$52,000,000	3.9200%	3.68x	12.5%	49.2%

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$76,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

Letter of Credit. None. However, the borrower has the right to provide a letter of credit to avoid or terminate a Cash Management Sweep Period caused by a decline in debt yield as described above under “Lockbox and Cash Management.”

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Constitution Center Property, as well as 24 months of rental loss and/or business interruption coverage. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”), is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. Notwithstanding the foregoing, if TRIPRA is no longer in effect, the borrower will not be required to pay terrorism insurance premiums in excess of an amount equal to two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the Constitution Center Whole Loan documents (without giving effect to the cost of terrorism components of such property and business interruption/rental loss insurance) at the time that such terrorism coverage is excluded from the applicable policy. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$76,000,000
4000 South Sandestin Boulevard	Hilton Sandestin Beach Resort	Cut-off Date LTV:	36.3%
Miramar Beach, FL 32550		U/W NCF DSCR:	3.66x
		U/W NOI Debt Yield:	19.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$76,000,000
4000 South Sandestin Boulevard	Hilton Sandestin Beach Resort	Cut-off Date LTV:	36.3%
Miramar Beach, FL 32550		U/W NCF DSCR:	3.66x
		U/W NOI Debt Yield:	19.7%

Northwest Florida State College
OKALOOSA COUNTY
College Blvd.
Eglin AFB Golf Course
Rocky Bayou Country Club
John Sims Pkwy.
Valparaiso
Niceville
Destin-Fort Walton Beach Airport
Boggy Bayou
Rocky Bayou
Fred Gannon Rocky Bayou State Park
Bluewater Bay Resort
Eglin Air Force Base
Choctaw Beach
Tallahassee 140 miles
Mid-Bay Bridge
Choctawhatchee Bay
Destin Executive Airport
Destin
Indian Bayou Golf and Country Club
Regatta Bay Golf Course
Harbor Blvd.
Pensacola 48 miles
Paradise Key at Kelly Plantation
Destin Commons
Emerald Bay Golf Club
Henderson State Park
Emerald Coast Pkwy.
Old Highway 98
Holiday Plaza
Silver Sands Premium Outlets
Sandestin Resort
Sandestin Golf and Beach Resort
Miramar Beach
WALTON COUNTY
Panama City 41 miles
Topsail Hill Preserve State Park
Hilton Sandestin Beach Resort
4000 South Sandestin Boulevard
Miramar Beach, FL 32550
Gulf of Mexico
NASHVILLE
TENNESSEE
MEMPHIS
CHARLOTTE
ATLANTA
MISSISSIPPI
ALABAMA
GEORGIA
Jackson
Birmingham
Montgomery
Mobile
Tallahassee
JACKSONVILLE
FLORIDA
NEW ORLEANS
ORLANDO
TAMPA
ST. PETERSBURG
Gulf of Mexico

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 2 – Hilton Sandestin Beach Resort

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Miramar Beach, FL 32550
Original Balance(1):	$76,000,000			General Property Type:	Hospitality
Cut-off Date Balance(1):	$76,000,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	9.99%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1984 / 2021
Sponsor:	SH General Partner, Inc.			Size:	590 Rooms
Guarantor:	SH General Partner, Inc.			Cut-off Date Balance per Room(1):	$203,390
Mortgage Rate(2):	4.6200%			Maturity Date Balance per Room(1):	$203,390
Note Date:	4/22/2022			Property Manager:	Sandcastle Resort of Sandestin, Inc.
First Payment Date:	6/11/2022				(borrower-related)
Maturity Date:	5/11/2032
Original Term to Maturity:	120 months			Underwriting and Financial Information(4)
Original Amortization Term:	0 months			UW NOI:	$23,598,313
IO Period:	120 months			UW NOI Debt Yield(1):	19.7%
Seasoning:	1 month			UW NOI Debt Yield at Maturity(1):	19.7%
Prepayment Provisions(2):	L(25),D(91),O(4)			UW NCF DSCR(1):	3.66x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$22,283,807 (3/31/2022 TTM)
Additional Debt Type(1):	Pari Passu			2nd Most Recent NOI(5):	$21,441,665 (12/31/2021)
Additional Debt Balance(1):	$44,000,000			3rd Most Recent NOI(5):	$2,222,403 (12/31/2020)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	67.8% (3/31/2022)
Reserves(3)				2nd Most Recent Occupancy(5):	65.1% (12/31/2021)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(5):	45.0% (12/31/2020)
RE Taxes:	$148,475	$49,489	NAP	Appraised Value (as of) (6):	$331,000,000 (3/8/2022)
Insurance:	$286,032	$286,038	NAP	Appraised Value per Room(6):	$561,017
FF&E Reserve:	$0	$239,176	NAP	Cut-off Date LTV Ratio(1):	36.3%
PIP Reserve:	$25,189,000	$0	NAP	Maturity Date LTV Ratio(1):	36.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$120,000,000	100.0%	Loan Payoff(7):	$82,341,405	68.6%
			Reserves:	$25,623,507	21.4%
			Closing Costs:	$1,933,692	1.6%
			Return of Equity:	$10,101,396	8.4%
Total Sources:	$120,000,000	100.0%	Total Uses:	$120,000,000	100.0%

(1)	The Hilton Sandestin Beach Resort Mortgage Loan (as defined below) is part of the Hilton Sandestin Beach Resort Whole Loan (as defined below) with an original aggregate principal balance of $120,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Hilton Sandestin Beach Resort Whole Loan.
(2)	At any time after the earlier of (i) April 22, 2026 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Hilton Sandestin Beach Resort Whole Loan to be securitized, the borrower has the right to defease the Hilton Sandestin Beach Resort Whole Loan in whole, but not in part. Additionally, the borrower may prepay the Hilton Sandestin Beach Resort Whole Loan with 30 days’ notice on or after February 11, 2032.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	The novel coronavirus pandemic is an evolving situation and could impact the Hilton Sandestin Beach Resort Whole Loan more severely than assumed in the underwriting of the Hilton Sandestin Beach Resort Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.
(5)	The increase in NOI and Occupancy from 2020 to 2021 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the subsequent recovery in 2021.
(6)	The appraised value represents the hypothetical As if Renovated/Stabilized, assuming the Hilton Sandestin Beach Resort Property (defined below) property improvement plan (“PIP’) has been completed and is operating at a stabilized capacity as of the date of the value. The PIP is required to be completed by June 30, 2024 and all costs are reserved upfront. The appraisal also provided an As-Is Value of $297,000,000 as of March 8, 2022, representing a 40.4% Cut-Off Date LTV Ratio, and an Upon Completion / Stabilization value of $352,000,000 as of March 8, 2024, representing a 34.1% Cut-off Date LTV Ratio.
(7)	The loan proceeds were used to repay existing CMBS debt (WFRBS 2013-C17), and a junior loan of $4,528,340.

The Mortgage Loan. The second largest mortgage loan (the “Hilton Sandestin Beach Resort Mortgage Loan”) is part of a whole loan (the “Hilton Sandestin Beach Resort Whole Loan”) secured by first priority fee interests in a 590 room full-service hotel located in Miramar Beach, Florida (the “Hilton Sandestin Beach Resort Property”). The Hilton Sandestin Beach Resort Whole Loan has an original aggregate principal balance of $120,000,000 and is comprised of three pari passu notes. The Hilton Sandestin Beach Resort Mortgage Loan, with an aggregate original principal balance of $76,000,000 is evidenced by the controlling Note A-1. The non-controlling Notes A-2 and A-3, with an aggregate original principal balance of $30,000,000 (the “Hilton Sandestin Beach Resort Serviced Pari Passu Companion Loans”) are currently held by WFB. The Hilton Sandestin Beach Resort Whole Loan will be serviced under the pooling and servicing agreement for the BANK 2022-BNK42 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$76,000,000
4000 South Sandestin Boulevard	Hilton Sandestin Beach Resort	Cut-off Date LTV:	36.3%
Miramar Beach, FL 32550		U/W NCF DSCR:	3.66x
		U/W NOI Debt Yield:	19.7%

Hilton Sandestin Beach Resort Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$76,000,000	$76,000,000	BANK 2022-BNK42	Yes
A-2	$20,000,000	$20,000,000	WFB	No
A-3	$24,000,000	$24,000,000	WFB	No
Total	$120,000,000	$120,000,000

The Borrower and the Borrower Sponsor. The borrower is Sandestin Beach Hotel, Ltd., a single-purpose, Florida limited partnership with a Delaware limited liability company with one independent director as its general partner.

The borrower sponsor and non-recourse carveout guarantor is SH General Partner Inc., which owns 1.1% of the borrower, with the remaining 98.9% owned by 271 limited partnership units, held by 212 separate parties (the “Limited Partners”). The non-recourse carveout guarantor does not have material assets other than its ownership interest in the SPE borrower. SH General Partner Inc., is owned by the Limited Partners with each Limited Partner owning one share. The sponsor is controlled by a seven-member board of directors, which makes all decisions on behalf of the borrower and is elected on an annual basis.

The borrower is one of several landowner parties in litigation with Walton County, Florida regarding public access to beach areas that are currently privately owned. The closest proposed public access to the Hilton Sandestin Beach Resort Property is more than two miles away. See “Litigation and Other Considerations” in the prospectus.

The Property. The Hilton Sandestin Beach Resort Property is a 590-room, full-service hotel located in Miramar Beach, FL., built in 1984, and located on the Gulf of Mexico. The Hilton Sandestin Beach Resort Property consists of three primary structures, The Emerald Tower, The Lobby Building, and The Spa Tower. The Hilton Sandestin Beach Resort Property is situated on an 18.7-acre site and amenities include four restaurants, a coffee shop, a tiki bar, 34,682 SF of indoor meeting space, more than 20,000 SF of outdoor venues, a 14,500 SF spa and health club with 20 treatment rooms, access to four golf courses, three swimming pools including 2 indoor, a kids’ program for children 5-12 year old, tennis courts and beach cabanas. The property includes 788 surface and garage parking spaces, equating to a parking ratio of 1.3 spaces per room. According to the appraisal, the demand segmentation at the Hilton Sandestin Beach Resort Property is 80% leisure and 20% group.

The Hilton Sandestin Beach Resort Property guestroom configuration consists of 265 standard double queen rooms, 288 standard king rooms, 22 king suites, and 15 ADA compliant rooms. The sponsor has invested in renovations at the property with over $50 million spent between 2003 and 2014, equating to $84,746 per room. The guestrooms were extensively renovated in 2014, as well as an expansion of the meeting space and spa, and the lobby and food and beverage outlets were renovated and repositioned. Between 2017 and 2021, the sponsor invested an additional $20 million ($33,898 per room), to replace the soft goods in guestrooms, upgrade guest bathrooms, expand and renovate the pool deck, replace the chiller and elevator cabs, and replace the banquet equipment.

In conjunction with the origination of the Hilton Sandestin Beach Resort Whole Loan, the sponsor executed a renewal of the franchise agreement that extends through December 31, 2044. The franchise agreement renewal requires the completion of a PIP estimated to cost $25,189,000, equating to $42,693 per room. The plan includes comprehensive renovation of the guestrooms and hallways in the Emerald Tower, a soft goods refresh for the units in the Spa Tower and a refresh/minor upgrades for meeting rooms, spa, lobby and the food and beverage outlets. The franchise agreement requires the work to be completed by June 30, 2024, and all costs are reserved upfront.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Hilton Sandestin Beach Resort Property.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			Hilton Sandestin Beach Resort Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
1/31/2020 TTM	45.9%	$217.35	$99.76	65.8%	$258.01	$169.84	143.4%	118.7%	170.2%
1/31/2021 TTM	33.6%	$203.01	$68.21	46.3%	$263.23	$121.75	137.7%	129.7%	178.5%
1/31/2022 TTM	53.0%	$272.85	$144.55	65.3%	$316.83	$207.02	123.3%	116.1%	143.2%

(1)	According to a third party research report, the competitive set includes the Autograph Collection The Grand Hotel Golf Resort, Omni Hilton Head Oceanfront Resort, Sandestin Golf & Beach Resort, Sheraton Panama City Beach Golf & Spa Resort, Embassy Suites by Hilton Destin Miramar Beach, and Hotel Effie Sandestin.

The Market. The Hilton Sandestin Beach Resort Property is located in Miramar Beach, Florida, on the Gulf of Mexico. The property is located within the mixed-use resort known as the Sandestin Golf and Beach Resort which is a 2,400-acre resort with more than 1,400 rental accommodations, four golf courses, 30 specialty market shops, 14 tennis courts, four swimming pools and a 98-slip marina. The area is heavily influenced by tourism, and as a result, most of the development and retail is geared toward tourists with the residential properties also oriented towards seasonal residents. Main attractions in the area include the beaches, Okaloosa Island, many shopping centers and restaurants, and cultural venues including Eden State Garden, Florida Cavern State Park, US. Air Force Armament Museum, Emerald Coast Science Center and Big Kahuna’s Water Park.

The Hilton Sandestin Beach Property is located approximately 0.8 miles from U.S. Highway 98 which is the primary east/west thoroughfare, connecting with Pensacola to the west and Tallahassee to the east. Access to the mainland is provided via the Mid Bay Bridge and the US 331 Bridge, located 8.2 and 10.1 miles from the property, respectively. The closest airport to the Hilton Sandestin Beach Resort Property is the Destin-Fort Walton Beach airport located approximately 23.8 miles away, and the Pensacola International Airport is located approximately 62.0 miles to the west.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$76,000,000
4000 South Sandestin Boulevard	Hilton Sandestin Beach Resort	Cut-off Date LTV:	36.3%
Miramar Beach, FL 32550		U/W NCF DSCR:	3.66x
		U/W NOI Debt Yield:	19.7%

According to the appraisal, the 2021 population within a three- and five-mile radius of the Hilton Sandestin Beach Resort Property was 6,202 and 12,078, respectively. The 2021 average household income within the same three- and five-mile radii was $101,720 and $101,587, respectively.

The appraisal did not identify any competitive properties either under construction or proposed. It did identify nine hospitality properties, totaling 930 rooms, that were in the construction or planning phase, that were deemed non-competitive.

The table below presents certain information relating to comparable sales pertaining to the Hilton Sandestin Beach Resort Property identified by the appraisal:

Comparable Sales Summary
Property Name	Location	Year Built/Renovated	Rooms	Sale Date	Sale Price / Room
Henderson Beach Resort	200 Henderson Resort Way Destin, FL	2016 / NAP	170	12/2021	$661,765
Baker’s Cay Resort	97000 South Overseas Highway Key Largo, FL	1985 / NAP	200	7/2021	$1,000,000
Margaritaville Beach Resort	1111 North Ocean Drive Hollywood, FL	2015 / NAP	349	9/2021	$773,639
Zota Beach Resort	4711 Gulf of Mexico Drive Longboat Key, FL	1972 / 2017	187	1/2020	$534,759
PGA National Resort & Spa	400 Avenue of the Champions Palm Beach Gardens, FL	1981 / NAP	339	12/2018	$684,366

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$76,000,000
4000 South Sandestin Boulevard	Hilton Sandestin Beach Resort	Cut-off Date LTV:	36.3%
Miramar Beach, FL 32550		U/W NCF DSCR:	3.66x
		U/W NOI Debt Yield:	19.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the Hilton Sandestin Beach Resort Property:

Cash Flow Analysis
	2019	2020	2021	3/31/2022 TTM	UW	UW per Room
Occupancy	66.5%	44.97%	65.08%	67.84%	67.84%
ADR	$257.69	$259.31	$317.20	$315.11	$315.11
RevPAR	$171.39	$116.60	$206.45	$213.76	$213.76

Room Revenue	$37,659,759	$23,503,238	$44,457,540	$46,032,664	$46,033,159	$78,022
Food & Beverage Revenue	$18,544,868	$9,586,465	$17,966,845	$19,396,191	$19,396,191	$32,875
Other Income(1)	$8,848,012	$6,130,918	$9,328,503	$9,675,481	$9,675,481	$16,399
Total Revenue	$65,052,639	$39,220,621	$71,752,888	$75,104,336	$75,104,831	$127,296

Room Expense	$8,765,076	$6,621,290	$10,344,490	$10,907,606	$10,907,723	$18,488
Food & Beverage Expense	$10,227,736	$8,245,191	$11,656,578	$12,421,690	$11,249,791	$19,067
Other Departmental Expenses	$3,810,210	$2,481,556	$3,540,634	$3,784,780	$3,784,780	$6,415
Total Departmental Expenses	$22,803,022	$17,348,037	$25,541,702	$27,114,076	$25,942,294	$43,970

Gross Operating Income	$42,249,617	$21,872,584	$46,211,186	$47,990,260	$49,162,537	$83,326
Total Undistributed Expenses	$19,971,368	$17,069,018	$21,529,922	$22,450,170	$20,883,631	$35,396
Gross Operating Profit	$22,278,249	$4,803,566	$24,681,264	$25,540,090	$28,278,907	$47,930

Total Fixed Charges	$2,418,821	$2,581,163	$3,239,599	$3,256,283	$4,680,594(3)	$7,933
Total Operating Expenses	$45,193,211	$36,998,218	$50,311,223	$52,820,529	$51,506,519	$87,299

Net Operating Income	$19,859,428	$2,222,403(2)	$21,441,665(2)	$22,283,807	$23,598,313	$39,997
FF&E	$0	$0	$0	$0	($3,004,193)	($5,092)
Net Cash Flow	$19,859,428	$2,222,403	$21,441,665	$22,283,807	$20,594,119	$34,905

NOI DSCR(4)	3.53x	0.40x	3.81x	3.96x	4.20x
NCF DSCR(4)	3.53x	0.40x	3.81x	3.96x	3.66x
NOI Debt Yield(4)	16.5%	1.9%	17.9%	18.6%	19.7%
NCF Debt Yield(4)	16.5%	1.9%	17.9%	18.6%	17.2%

(1)	Other Income consists primarily of spa income, resort fees, and miscellaneous income from laundry, valet, self-parking, and the gift shop.
(2)	The increase in NOI and Occupancy from 2020 to 2021 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the subsequent recovery in 2021.
(3)	The Insurance is underwritten to the final premium of $2,852,320.83. Additionally, the sponsor is paying to buy down the named storm deductible from 5% to 3%. That expense is estimated at $300,000, with the final number not yet available. The underwritten insurance expense includes 125% of the $300,000 estimate.
(4)	The debt service coverage ratios and debt yields shown are based on the Hilton Sandestin Beach Resort Whole Loan.

Escrows and Reserves.

Real Estate Taxes - The loan documents require an upfront deposit of $148,475 and ongoing monthly deposits of $49,489 for real estate taxes.

Insurance - The loan documents require an upfront deposit of $286,032, and ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof, initially estimated at $286,038.

FF&E Reserve - The loan documents require ongoing monthly deposits in an amount equal to 1/12th of the greater of (i) 4% of the operating income for the preceding calendar year or (ii) the amount required to be reserved under the franchise agreement for FF&E, initially estimated at $239,176.

PIP Reserve - The loan documents require an upfront deposit of $25,189,000, which represents the total estimated cost of the PIP required in connection with the franchise agreement renewal. Provided no event of default is continuing, the lender will make disbursements from the PIP reserve as requested by the borrower for actual, out-of-pocket expenses incurred with the performance of the PIP in connection with the annual approved budget by the lender, and provided that the borrower has delivered a standard draw request and proof that the work funded by the request has been completed.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$76,000,000
4000 South Sandestin Boulevard	Hilton Sandestin Beach Resort	Cut-off Date LTV:	36.3%
Miramar Beach, FL 32550		U/W NCF DSCR:	3.66x
		U/W NOI Debt Yield:	19.7%

Lockbox and Cash Management. The Hilton Sandestin Beach Resort Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Event (defined below), the borrower is required to establish a deposit account for the benefit of the lender into which the borrower will deposit all rents. Upon the occurrence of a Cash Trap Event Period (defined below), the lender will establish a cash management account. During a Cash Trap Event Period, all funds in the deposit account will be swept into a lender controlled cash management account. After the satisfaction of the cash flow waterfall, all excess cash flow is required to be swept into an excess cash flow subaccount to be held as additional collateral for the loan.

A “Trigger Event” will commence upon the earlier of the following:

(i)	an event of default; or
(ii)	the net operating income debt yield falling below 10.5% for two consecutive quarters.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	an event of default; or
(ii)	the net operating income debt yield falling below 8.5% for two consecutive quarters.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or
●	with regard to clause (ii), upon the net operating income debt yield being equal to or greater than 9.5% for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The Hilton Sandestin Beach Resort Property also secures the Hilton Sandestin Beach Resort Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $44,000,000. The Hilton Sandestin Beach Resort Serviced Pari Passu Companion Loans accrue interest at the same rate as the Hilton Sandestin Beach Resort Mortgage Loan. The Hilton Sandestin Beach Resort Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Hilton Sandestin Beach Resort Serviced Pari Passu Companion Loans. The holders of the Hilton Sandestin Beach Resort Mortgage Loan and the Hilton Sandestin Beach Resort Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Hilton Sandestin Beach Resort Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. None.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Hilton Sandestin Beach Resort Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. The in-place insurance provides for a 12-month extended period.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #3	Cut-off Date Balance:	$71,000,000
79 Fifth Avenue	79 Fifth Avenue	Cut-off Date LTV:	60.8%
New York, NY 10003		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	8.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #3	Cut-off Date Balance:	$71,000,000
79 Fifth Avenue	79 Fifth Avenue	Cut-off Date LTV:	60.8%
New York, NY 10003		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	8.4%

79 FIFTH AVENUE

Floor	Tenant	SF	Expiration
18	The New School	10,000 SF	6/2030
17	The New School	18,500 SF	6/2030
16	The New School	18,500 SF	6/2030
15	Hulu LLC	20,053 SF	5/2025
14	Hulu LLC	20,053 SF	5/2025
12	The New School	20,000 SF	6/2030
11	The New School	20,000 SF	6/2030
10	The New School	20,000 SF	6/2030
9	The New School	20,000 SF	6/2030
8	The New School	20,000 SF	6/2030
7	The New School	20,000 SF	6/2030
6	The New School	20,000 SF	6/2030
5	The New School	20,000 SF	6/2030
4	CapGemini America, Inc.	21,500 SF	1/2027
3	CapGemini America, Inc.	21,500 SF	9/2027
2	CapGemini America, Inc.	21,500 SF	9/2027
Ground Floor & Mezzanine	The New School	3,800 SF	6/2030
Ground Floor & Mezzanine	Coach	7,073 SF	1/2024
Ground Floor & Mezzanine	Free People	1,951 SF	4/2023
Ground Floor & Mezzanine	Citibank, N.A.	8,473 SF	4/2028
Basement	The New School	2,000 SF	6/2030
Basement	Free People	4,449 SF	4/2023
Basement	Citibank, N.A.	6,399 SF	4/2028

Vacant | 2023 – 2024 | 2025 – 2026 | 2027 – 2028 | 2029+

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #3	Cut-off Date Balance:	$71,000,000
79 Fifth Avenue	79 Fifth Avenue	Cut-off Date LTV:	60.8%
New York, NY 10003		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	8.4%

79 Fifth Avenue
79 Fifth Avenue
New York, NY 10003
Chelsea
Flatiron District
Union Square
Union Square Park
Madison Square Park
MANHATTAN
Greenwich Village
West Village
East Village
NoHo
Washington Square Park
Stuyvesant Square Park
Cooper Triangle
Supreme Court-Appellate Division
Muhlenberg Library
Civic Hall
The Irish Repertory Theatre
Flatiron Building
Theo. Roosevelt Birthplace Natl. Historic Site
Siegel-Cooper Building
Walker Tower
Rubin Museum of Art
Oden Technologies
Adobe Inc.
Slack Corporate Office
The Victoria
The Sierra
NY Film Academy School of Film & Acting
Vel Records
Vineyard Theatre
Salvation Army Headquarters
80 Fifth Ave. Business Ctr.
The New School University Center
The Jefferson
Quad Cinema
MacMillan Building
NYU American Language Institute
Lenox Health Greenwich Village
Eugene Lang College - The New School of Liberal Arts
First Presbyterian Church
Benjamin N. Cardozo School of Law
Village Temple
Webster Hall
Infinity Technologies Group
Emma Lazarus House
Grace Church
Superior Building
The Stuyvesant Fish House
Yahoo
Meta
NYU Center for Bioethics
Cooper Union
Albert Nerken School Of Engineering
Washington Arch
Silver Center for Arts & Science
Tisch School of The Arts
Blue Man Group New York
The Public Theater
St. George Ukrainian Catholic Church
Ukrainian Museum
New York University
Merchant's House Museum
NYU School of Law
Skirball Center for the Performing Arts
Frederick Loewe Theatre at NYU
Hebrew Union College - Jewish Inst. of Religion
IFC Center
Wolfe Center
Museum of Wild & Newfangled Art
Gene Frankel Theatre
Zurcher Gallery
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
W. 20th St.
W. 19th St.
W. 18th St.
W. 17th St.
W. 16th St.
W. 15th St.
W. 14th St.
W. 13th St.
W. 12th St.
W. 11th St.
W. 10th St.
W. 9th St.
W. 8th St.
Waverly Pl.
W. 4th St.
W. 3rd St.
Bleecker St.
E. 18th St.
E. 17th St.
E. 16th St.
E. 15th St.
E. 14th St.
E. 13th St.
E. 12th St.
E. 11th St.
E. 10th St.
E. 9th St.
E. 5th St.
E. 4th St.
E. 3rd St.
E. 2nd St.
7th Ave.
6th Ave.
5th Ave.
Broadway
Park Ave. S
Irving Pl.
3rd Ave.
4th Ave.
University Pl.
Greenwich Ave.
Waverly Pl.
Christopher St.
Bleecker St.
Bedford St.
Carmine St.
7th Ave. S.
Mercer St.
Lafayette St.
Bowery
23RD ST/7TH AVE
23RD ST
23RD ST
18TH ST/7TH AVE
14TH ST
6TH AVE
UNION SQUARE/14TH ST
14TH ST/LEXINGTON/UNION SQUARE
3RD AVE
14TH ST/7TH AVE
8TH ST/NYU
ASTOR PL/LEXINGTON
CHRISTOPHER/SHERIDAN ST
4TH ST/WASHINGTON SQ
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Midtown
Long Island City
Greenpoint
Union City
MANHATTAN
Williamsburg
HUDSON COUNTY
Hoboken
Greenwich Village
Hudson River
East River
NEW JERSEY
SoHo
Little Italy
Tribeca
Lower East Side
Chinatown
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Liberty State Park
Park Slope
Prospect Park

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 3 – 79 Fifth Avenue

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	New York, NY 10003
Original Balance(1):	$71,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$71,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	9.3%			Title Vesting:	Fee
Loan Purpose:	Recapitalization			Year Built/Renovated:	1906/2016
Sponsor:	Albert Kalimian			Size:	345,751 SF
Guarantor:	Albert Kalimian			Cut-off Date Balance PSF(1):	$694
Mortgage Rate:	4.9200%			Maturity Balance PSF(1):	$694
Note Date:	4/29/2022			Property Manager:	AMK Holdings Inc.
First Payment Date:	6/6/2022				(borrower-related)
Maturity Date:	5/6/2032
Original Term to Maturity:	120 months			Underwriting and Financial Information(5)
Original Amortization Term:	0 months			UW NOI:	$20,103,491
IO Period:	120 months			UW NOI Debt Yield(1):	8.4%
Seasoning:	1 month			UW NOI Debt Yield at Maturity(1):	8.4%
Prepayment Provisions(2):	L(25),D(90),O(5)			UW NCF DSCR(1):	1.61x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$18,362,181 (12/31/2021)
Additional Debt Type(1)(3):	Pari Passu			2nd Most Recent NOI:	$17,160,810 (12/31/2020)
Additional Debt Balance(1)(3):	$169,000,000			3rd Most Recent NOI:	$17,085,519 (12/31/2019)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	100.0% (2/15/2022)
Reserves(4)				2nd Most Recent Occupancy(6):	99.4% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(6):	100.0% (12/31/2019)
RE Taxes:	$2,815,969	$469,328	NAP	Appraised Value (as of):	$395,000,000 (2/24/2022)
Insurance:	$0	Springing	NAP	Appraised Value PSF:	$1,142
Replacement Reserves:	$0	$5,763	$207,468	Cut-off Date LTV Ratio(1):	60.8%
TI/LC Reserves:	$1,000,000	$57,760	$3,500,000	Maturity Date LTV Ratio(1):	60.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$240,000,000	63.1%	Recapitalization Price(8):	$369,000,000	97.0%
Sponsor Equity(7):	$140,365,945	36.9%	Reserves:	$3,815,969	1.0%
			Closing Costs:	$7,549,977	2.0%
Total Sources:	$380,365,945	100.0%	Total Uses:	$380,365,945	100.0%

(1)	The 79 Fifth Avenue Mortgage Loan (as defined below) is part of the 79 Fifth Avenue Whole Loan (as defined below) with an original aggregate principal balance of $240,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the 79 Fifth Avenue Whole Loan.
(2)	At any time after the earlier of (i) April 29, 2026 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the 79 Fifth Avenue Whole Loan to be securitized, the borrower has the right to defease the 79 Fifth Avenue Whole Loan in whole, but not in part. Additionally, the borrower may prepay the 79 Fifth Avenue Whole Loan with 30 days’ notice on or after January 6, 2032.
(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional mortgage debt.
(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(5)	The novel coronavirus pandemic is an evolving situation and could impact the 79 Fifth Avenue Whole Loan more severely than assumed in the underwriting of the 79 Fifth Avenue Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.
(6)	Information based on a third party market research report.
(7)	Sponsor Equity is reflective of the prior equity members’ buyout of the borrower sponsor’s ownership interest in 10 other properties in the portfolio.
(8)	The 79 Fifth Avenue Property (as defined below) was recapitalized at a price of $369,000,000. At origination, the borrower sponsor bought out the equity partners’ 75% interest and paid off prior debt of $62,053,414.

The Mortgage Loan. The third largest mortgage loan (the “79 Fifth Avenue Mortgage Loan”) is part of a whole loan (the “79 Fifth Avenue Whole Loan”) that is evidenced by ten pari passu promissory notes in the aggregate original principal amount of $240,000,000. The 79 Fifth Avenue Whole Loan is secured by a first priority fee mortgage encumbering a 345,751 SF office property, which includes 28,345 SF of ground floor retail, in New York, New York (the “79 Fifth Avenue Property”). The 79 Fifth Avenue Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), Citi Real Estate Funding Inc. (“CREFI”) and JPMorgan Chase Bank, National Association (“JPM”). The 79 Fifth Avenue Mortgage Loan is evidenced by the non-controlling promissory Notes A-2-1 and A-2-3-2, collectively in the original principal amount of $71,000,000. The controlling promissory Note A-1-1, in the original principal amount of $50,000,000, as well as the non-controlling promissory notes A-1-2, A-1-3, A-2-2, A-2-3-1, A-3-1, A-3-2, and A-3-3, in the aggregate principal amount of $169,000,000 will be contributed to future securitizations. The 79 Fifth Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2022-BNK42 securitization trust until the securitization of Note A-1-1. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement Agreement—Servicing of the Servicing Shift Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #3	Cut-off Date Balance:	$71,000,000
79 Fifth Avenue	79 Fifth Avenue	Cut-off Date LTV:	60.8%
New York, NY 10003		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	8.4%

79 Fifth Avenue Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$50,000,000	$50,000,000	Citi	Yes
A-1-2, A-1-3	$46,000,000	$46,000,000	Citi	No
A-2-1	$70,000,000	$70,000,000	BANK 2022-BNK42	No
A-2-3-2	$1,000,000	$1,000,000	BANK 2022-BNK42	No
A-2-2	$13,000,000	$13,000,000	WFB	No
A-2-3-1	$12,000,000	$12,000,000	WFB	No
A-3-1, A-3-2, A-3-3	$48,000,000	$48,000,000	JPM	No
Total	$240,000,000	$240,000,000

The Borrowers and the Borrower Sponsor. The borrowers comprise three tenants in common, AK 79 Fifth LLC, SAK 79 Fifth LLC, and DAK 79 Fifth LLC, each a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsor and nonrecourse carveout guarantor is Albert Kalimian.

Albert Kalimian owns Kalimian Properties, a fully integrated privately held real estate investment firm with ownership interests in 10 commercial and multifamily properties in Manhattan, New York. Albert Kalimian had a 25% ownership stake in the property and is using the loan proceeds to buy out his equity partners to increase his ownership share to 100%.

The Property. The 79 Fifth Avenue Property consists of an 18-story office building totaling 345,751 SF, which includes 28,345 SF of ground floor retail space located in New York, New York. The property, which sits on 0.4 acre parcel of land, was built in 1906 and renovated in 2016. According to the appraisal, the borrower provided a $9.4 million capital improvement budget, which included landlord work on floors 2 through 4, new lot line windows on floors 2 through 4, sidewalk vault repairs, and general base building enhancements. As of February 24, 2022, there was $3.3 million of outstanding renovation costs. The 79 Fifth Avenue Property features a lobby with marble finishes and vaulted ceilings, functional, rectangular shaped floor plates and views of the surrounding Manhattan skyline. The retail units have frontage and visibility along Fifth Avenue with floor to ceiling glass storefronts. Five of the tenants (or their parent company), comprising 98.1% NRA and 96.6% of underwritten base rent, are investment grade rated. As of February 15, 2022, the property is 100% leased to six tenants and, according to a third party market research report, has averaged 96.3% occupancy over the past 10 years.

Major Tenants.

The New School (212,800 SF, 61.5% of NRA; 51.7% of underwritten base rent; September 30, 2030 lease expiration) The New School (Fitch/Moody’s/S&P: NR/A3/NR) is a private research university in New York City. Founded in 1919, the university has grown to five colleges with courses in emerging social sciences, international affairs, liberal arts, history, and philosophy as well as art, design, management and performing arts. In 2021, The New School generated $319.1 million in operating revenue and, similar to other private universities, did not receive significant funding from the federal or state government. According to a third party report, The New School achieved record enrollment with 10,168 students in 2021. The New School has been at the property since 2004, has expanded multiple times and currently occupies 12 floors (5 through 12, 16 through 18, and ground floor and basement space). The tenant has two, 10-year renewal options and no termination options.

There is currently ongoing arbitration between The New School and the borrower. Between 2017 and 2021, an administrative error occurred whereby The New School was not charged its contractual rental increases. The landlord and tenant are expected to attend mediation over the back rent and rent escalations in Spring 2022. Underwritten base rent is based on the lower amount currently being paid by The New School. In the event the borrower wins the arbitration, the tenant’s current base rent would increase by approximately $1.3 million annually. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the prospectus.

CapGemini America, Inc. (64,500 SF, 18.7% of NRA; 20.7% of underwritten base rent; various lease expirations) CapGemini America, Inc. (“CapGemini”; Fitch/Moody’s/S&P: NR/NR/BBB) is a French multinational information technology services and consulting company. Headquartered in Paris, France, the company was founded in 1967 as an enterprise management and data processing company and launched US operations in 1981 following the acquisition of DASD Corporation. Today, CapGemini operates in 42 countries and reported 2021 revenues of €18,160 million, a 14.6% increase over 2020. CapGemini has been at the property since 2016 and currently occupies floors 2 through 4. The lease for the second and third floor space (collectively 43,000 SF) expires on September 30, 2027, and the lease on the fourth floor (21,500 SF) expires on January 31, 2027. The tenant has one, 5-year renewal option on all of their space. CapGemini may terminate the second and third floors any time after October 13, 2024, with at least 12 months’ notice and by paying a termination fee of $3,065,866.

Hulu, LLC (40,106 SF, 11.6% of NRA; 12.9% of underwritten base rent; May 31, 2025 lease expiration) Hulu, LLC (“Hulu”) is an American streaming platform that launched in 2007 and offers a library of films and television series. Hulu is majority owned by The Walt Disney Company (Fitch/Moody’s/S&P: A-/A2/BBB+) with NBCUniversal holding a minority stake. For the year ended September 2021, Hulu reported $2.1 billion in ad revenue. Hulu has been at the property since 2014, doubled its space in 2018 and currently occupies the 14th and 15th floors. The tenant does not have any renewal options or termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #3	Cut-off Date Balance:	$71,000,000
79 Fifth Avenue	79 Fifth Avenue	Cut-off Date LTV:	60.8%
New York, NY 10003		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	8.4%

The following table presents certain information relating to the tenancy at the 79 Fifth Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Term. Option (Y/N)	Renewal Options
The New School	NR/A3/NR	212,800(4)	61.5%	$13,622,601	51.7%	$64.02	6/30/2030	N	2, 10-year
CapGemini	NR/NR/BBB	64,500	18.7%	$5,460,117	20.7%	$84.65	Various(5)	Y(6)	1, 5-year
Hulu	A-/A2/BBB+	40,106	11.6%	$3,408,977	12.9%	$85.00	5/31/2025	N	N/A
Citibank, N.A.	A+/Aa3/A+	14,872	4.3%	$750,000	2.8%	$50.43	4/30/2028	N	N/A
Coach Inc	NR/Baa2/ BBB-	7,073	2.0%	$2,205,067	8.4%	$311.76	1/31/2024(7)	N	N/A
Free People	NR/NR/NR	6,400	1.9%	$900,407	3.4%	$140.69	4/30/2023	N	N/A
Subtotal/Wtd. Avg.		345,751	100.0%	$26,347,169	100.0%	$76.20

Other Tenants		0	0.0%	$0	0.0%	$0.00
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		345,751	100.0%	$26,347,169	100.0%	$76.20

(1)	Information based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	The Annual UW Rent and Annual UW Rent PSF shown above include straight-line rent averaging for certain investment grade tenants (The New School and CapGemini) through lease maturity totaling $2,450,889 and contractual rent steps through February 2023 totaling $157,294. See “Underwritten Net Cash Flow” below.
(4)	The New School currently subleases a portion of the 18th floor totaling 8,820 SF (2.6% of NRA; 4.1% of The New School NRA) to Gene Kaufman Architect, P.C.
(5)	CapGemini’s lease with respect to the fourth floor (21,500 SF) expires on January 31, 2027, and with respect to the second and third floors (43,000 SF) expires on September 30, 2027.
(6)	CapGemini may terminate its lease with respect to the second and third floors any time after October 13, 2024, with at least 12 months’ notice and by paying a termination fee of $3,065,866.
(7)	Coach Inc is expected to vacate at lease expiration.

The following table presents certain information relating to the lease rollover schedule at the 79 Fifth Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rent Rolling(3)	% of Annual Rent Rolling	Cumulative % of Annual Rent Rolling
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	1	6,400	$140.69	1.9%	1.9%	$900,407	3.4%	3.4%
2024	1	7,073	$311.76	2.0%	3.9%	$2,205,067	8.4%	11.8%
2025	2	40,106	$85.00	11.6%	15.5%	$3,408,977	12.9%	24.7%
2026	0	0	$0.00	0.0%	15.5%	$0	0.0%	24.7%
2027	2	64,500	$84.65	18.7%	34.2%	$5,460,117	20.7%	45.4%
2028	1	14,872	$50.43	4.3%	38.5%	$750,000	2.8%	48.3%
2029	0	0	$0.00	0.0%	38.5%	$0	0.0%	48.3%
2030	12	212,800	$64.02	61.5%	100.0%	$13,622,601	51.7%	100.0%
2031	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2032	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2033 & Beyond	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	19	345,751	$76.20	100.0%		$26,347,169	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	UW Rent PSF Rolling and Annual UW Rent Rolling include straight line rent averaging for investment grade tenants totaling $2,450,889 and contractual rent steps of $157,294 for various tenants through February 2023 and straight line rent.

The Market. The 79 Fifth Avenue Property is situated in the Flatiron neighborhood of New York, New York and is bordered by Park Avenue South to the east, Sixth Avenue to the west, 25th Street to the north and 13th Street to the south. The property is located directly west of Union Square and is three blocks northwest of the Union Square Subway station, which services the L, N, Q, R, W, 4, 5, and 6 lines.

According to a third party market research report, the property is located in the Gramercy Park office submarket of the New York City market. As of April 2022, the Gramercy Park submarket reported total inventory of approximately 28.5 million SF with a 10.3% vacancy rate and average asking rent of $72.08 PSF. The appraiser concluded to a market rent for the office space at the 79 Fifth Avenue Property of $80.00 PSF for floors 2 to 10, $85.00 PSF for floors 11 to 15, and $90.00 PSF for floors 16 to 18, all on a modified gross basis.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #3	Cut-off Date Balance:	$71,000,000
79 Fifth Avenue	79 Fifth Avenue	Cut-off Date LTV:	60.8%
New York, NY 10003		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	8.4%

The following table presents certain information relating to the appraisal’s market rent conclusions for the 79 Fifth Avenue Property:

Market Rent Summary
	Office Floors 2-10	Office Floors 11-15	Office Floors 16-18	Retail Corner	Retail Fifth Avenue Large	Retail Fifth Avenue Small	Retail Lower Level & Mezzanine
Market Rent (PSF)	$80.00	$85.00	$90.00	$275.00	$175.00	$225.00	$50.00
Lease Term (Years)	10	10	10	10	10	10	10
Lease Type	MG	MG	MG	MG	MG	MG	Gross
Rent Increase Projection	2%/annually $5 PSF in year 5	2%/annually $5 PSF in year 5	2%/annually $5 PSF in year 5	3%/annually	3%/annually	3%/annually	3%/annually

The following table presents information relating to comparable office property sales for the 79 Fifth Avenue Property:

Comparable Sales Summary
Property Name/Location	Sale Date	Year Built/Renovated	Total NRA (SF)	Occupancy	Sale Price	Sale Price PSF
79 Fifth Avenue New York, NY	N/A	1906/2016	345,751(1)	100.0%(1)	$369,000,000(2)	$1,067.24(2)
475 Fifth Avenue New York, NY	Dec-2021	1965/2017	276,000	97.0%	$299,460,000	$1,085.00
375 West Broadway New York, NY	Feb-2022	1863/2014	76,605	100.0%	$130,000,000	$1,697.02
11 Madison Park North New York, NY	Apr-2021	1913/NAP	260,140	90.0%	$275,000,000	$1,057.12
315 Park Avenue South New York, NY	Dec-2021	1910/2016	332,614	97.0%	$361,700,000	$1,087.45
245-249 West 17th Street New York, NY	Dec-2021	1902-1909/2016	281,253	99.0%	$389,200,000	$1,383.81
218 West 18th Street New York, NY	Dec-2021	1912/2009	165,255	100.0%	$170,000,000	$1,028.71
635-641 Avenue of the Americas New York, NY	Jun-2021	1902/2015	273,983	94.0%	$325,000,000	$1,186.20
1375 Broadway New York, NY	Jul-2020	1927/NAP	518,578	100.0%	$435,000,000	$838.83

Source: Appraisal, unless otherwise indicated.

(1)	Information obtained from the underwritten rent roll.
(2)	The 79 Fifth Avenue Property was recapitalized at a price of $369,000,000.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #3	Cut-off Date Balance:	$71,000,000
79 Fifth Avenue	79 Fifth Avenue	Cut-off Date LTV:	60.8%
New York, NY 10003		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	8.4%

The following table presents information relating to comparable office properties for the 79 Fifth Avenue Property:

Comparable Office Properties Summary
Property Name/Location	Office Area	Year Built/Renovated	Stories	Sublease SF Available	% Occupied (Direct)	Average Asking Rent
79 Fifth Avenue New York, NY	345,751(1)	1906/2016	18	-	100.0%(1)	$76.20(1)(2)
55 Fifth Avenue New York, NY	270,685	1926/NAP	19	0	94.1%	$90.00
71 Fifth Avenue New York, NY	165,000	1907/NAP	11	0	91.0%	$90.00
80 Fifth Avenue New York, NY	132,000	1908/NAP	18	0	100.0%	NAP
90 Fifth Avenue New York, NY	138,211	1903/NAP	11	0	100.0%	NAP
91 Fifth Avenue New York, NY	61,500	1894/NAP	8	0	87.0%	$68.00
100-104 Fifth Avenue New York, NY	305,000	1905/NAP	20	42,807	93.7%	$75.00
110 Fifth Avenue New York, NY	200,378	1890/NAP	11	0	100.0%	NAP
111 Fifth Avenue New York, NY	234,700	1877/NAP	13	0	100.0%	NAP
114-116 Fifth Avenue New York, NY	351,666	1910/NAP	19	0	100.0%	NAP
122 Fifth Avenue New York NY	294,730	1900/NAP	10	0	75.0%	$100.00

Source: Appraisal, unless otherwise indicated.

(1)	Information obtained from the underwritten rent roll.
(2)	Represents Annual UW Base Rent PSF.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 79 Fifth Avenue Property:

Cash Flow Analysis
	2019	2020	2021	UW	UW PSF
Gross Potential Base Rent	$21,523,248	$21,892,938	$22,660,998	$23,738,986	$68.66
Rent Average Benefit	$0	$0	$0	$2,450,889(1)	$7.09
Rent Steps	$0	$0	$0	$157,294(2)	$0.45
Total Recoveries	$3,688,603	$3,730,411	$4,273,141	$4,516,113	$13.06
Other Income	$158,823	$54,402	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	($1,543,164)(3)	($4.46)
Effective Gross Income	$25,370,674	$25,677,751	$26,934,139	$29,320,118	$84.80

Real Estate Taxes	$5,138,406	$5,634,523	$5,363,749	$6,027,230	$17.43
Insurance	$196,714	$206,760	$255,873	$250,673	$0.73
Management Fee	$761,120	$770,333	$808,024	$879,604	$2.54
Other Operating Expenses	$2,188,915	$1,905,325	$2,144,312	$2,059,120	$5.96
Total Expenses	$8,285,155	$8,516,941	$8,571,958	$9,216,627	$26.66

Net Operating Income	$17,085,519	$17,160,810	$18,362,181	$20,103,491	$58.14
CapEx	$0	$0	$0	$78,388	$0.23
TI/LC	$0	$0	$0	$693,116	$2.00
Net Cash Flow	$17,085,519	$17,160,810	$18,362,181	$19,331,988	$55.91

Occupancy %	100.0%	99.4%	100.0%	95.0%
NOI DSCR(4)	1.43x	1.43x	1.53x	1.68x
NCF DSCR(4)	1.43x	1.43x	1.53x	1.61x
NOI Debt Yield(4)	7.1%	7.2%	7.7%	8.4%
NCF Debt Yield(4)	7.1%	7.2%	7.7%	8.1%

(1)	Represents straight-line rent averaging through each tenant’s lease expiration due to the investment-grade nature of the tenants.
(2)	Represents contractual rent steps through February 2023.
(3)	The underwritten economic vacancy is 5.0%. The 79 Fifth Avenue Property was 100.0% leased as of February 15, 2022.
(4)	The debt service coverage ratios and debt yields are based on the 79 Fifth Avenue Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #3	Cut-off Date Balance:	$71,000,000
79 Fifth Avenue	79 Fifth Avenue	Cut-off Date LTV:	60.8%
New York, NY 10003		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	8.4%

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront deposit of $2,815,969 and ongoing monthly deposits of $469,328 for real estate taxes.

Insurance – The loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof. Notwithstanding the above, the borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing and (ii) the insurance policies maintained by borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion.

Replacement Reserve – The loan documents require ongoing monthly deposits of $5,763 for replacement reserves subject to a cap of $207,468. In lieu of making the monthly payments, the borrowers have the right to deliver to the lender a letter of credit for all or any portion of the funds in the replacement reserve account.

Leasing Reserve – The loan documents require an upfront reserve of $1,000,000 and ongoing monthly reserves of $57,760 for tenant improvements and leasing commissions, subject to a cap of $3,500,000. In lieu of making the monthly payments, the borrowers have the right to deliver to the lender a letter of credit for all or any portion of the funds in the leasing reserve account.

Lockbox and Cash Management. The 79 Fifth Avenue Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to immediately deposit all rents into the lockbox account and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Cash Trap Event Period (as defined below) is not in effect, all funds in the lockbox account are required to be distributed to the borrower on each business day. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the loan documents is required (i) if a Cash Trap Event Period is in effect, to be swept to an excess cash flow subaccount controlled by the lender as additional security for the 79 Fifth Avenue Whole Loan or (ii) if a Cash Trap Event Period is not in effect and no event of default is continuing, to be disbursed to the borrower.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the 79 Fifth Avenue Whole Loan;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) on the 79 Fifth Avenue Whole Loan falling below 1.15x (tested on a hypothetical 30 year amortization basis); or
(iii)	upon The New School (or any replacement tenant leasing at least 107,500 SF) (a) defaulting under its lease (excluding existing rent dispute), (b) failing to deliver a New School Letter of Credit (as defined below) as required under The New School lease or the borrower failing to deliver the same to the lender, (c) giving notice to terminate its lease for all or a portion of the space, (d) terminating or canceling the lease, (e) filing for bankruptcy (or similar insolvency proceeding), or (f) failing to renew the lease on or prior to June 30, 2028 for a period of at least five years.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), (a) the NCF DSCR being above 1.15x (tested on a hypothetical 30-year amortization basis for 2 consecutive calendar quarters) or (b) within 15 days of receipt of notice of the trigger period, borrower makes a DSCR deposit into the DSCR Deposit Account or delivers a letter of credit in an amount which, if deducted from the outstanding principal balance of the loan, would cause the NCF DSCR to be at least 1.15x; or
●	with regard to clause (iii), The New School (or the replacement tenant): (a) is no longer in default under its lease, (b) has revoked all termination notices and re-affirmed the lease is in full force and effect, (c) has extended the lease at terms reasonably acceptable to the lender, (d) is no longer subject to any bankruptcy or insolvency proceedings, (e) is paying full, unabated rent, or (f) the borrower leasing all of The New School space at terms reasonably acceptable to the lender.

Additional Secured Indebtedness (not including trade debts). The 79 Fifth Avenue Property also secures the 79 Fifth Avenue Non-Serviced Pari Passu Companion Loans, which have a Cut-off Date principal balance of $169,000,000. The 79 Fifth Avenue Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the 79 Fifth Avenue Mortgage Loan. The 79 Fifth Avenue Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the 79 Fifth Avenue Non-Serviced Pari Passu Companion Loans. The holders of the 79 Fifth Avenue Mortgage Loan and the 79 Fifth Avenue Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the 79 Fifth Avenue Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Letter of Credit. None; however, a letter of credit may be provided to avoid or terminate a Cash Trap Event Period due to clause (ii) as described above under “Lockbox and Cash Management” or in place of any amount reserved for replacements or leasing costs under the loan documents provided the aggregate amount of any letters of credit do not at any time exceed 10.0% of the outstanding principal balance of the 79 Fifth Avenue Whole Loan, unless the borrowers deliver a new non-consolidation opinion which takes into account such letters of credit.

New School Letter of Credit. If The New School’s credit rating as issued by Moody’s falls below “A”, the tenant is required to deliver a letter of credit, in an amount equal to 8 months’ of base rent at the time of the downgrade, to the borrower, who is then required to deliver such letter of credit to the lender.

Ground Lease. None.

Right of First Offer/Right of First Refusal. None.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #3	Cut-off Date Balance:	$71,000,000
79 Fifth Avenue	79 Fifth Avenue	Cut-off Date LTV:	60.8%
New York, NY 10003		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	8.4%

Terrorism Insurance. The 79 Fifth Avenue Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 79 Fifth Avenue Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #4	Cut-off Date Balance:	$71,000,000
2355 and 2383 Utah Avenue	2355 and 2383 Utah Ave	Cut-off Date LTV:	57.4%
El Segundo, CA 90245		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #4	Cut-off Date Balance:	$71,000,000
2355 and 2383 Utah Avenue	2355 and 2383 Utah Ave	Cut-off Date LTV:	57.4%
El Segundo, CA 90245		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.4%

2355 and 2383 Utah Ave
2355 and 2383 Utah Avenue
El Segundo, CA 90245
LOS ANGELES
Westchester
Manchester Ave
Westchester Golf Course
Inglewood
Inglewood Event Center
The Kia Forum
SoFi Stadium
Arbor Vitae St
Centinela Hospital Med. Ctr.
Century Blvd
Los Angeles International Airport
LAX-CRENSHAW LINE (Under Construction)
Sheraton Gateway LA Hotel
Hyatt Regency LAX
LAX Marriott
Hilton LAX
AVIATION/LAX
The Westin Los Angeles Airport
San Diego Fwy
Lennox
Inglewood Ave
Prairie Ave
Sepulveda Blvd
Aviation Blvd
La Cienega Blvd
Flight Path Museum
Imperial Hwy
Century Fwy
HAWTHORNE
Downtown Los Angeles 14 miles
METRO GREEN LINE
AT&T Entertainment Group
AVIATION
Boeing
Robert F. Kennedy Medical Ctr.
Hawthorne
Virginia St
Main St
Automobile Driving Museum
Northrop Grumman
Siemens Healthcare Diagnostics
Aloft - El Segundo-LAX
MARIPOSA
LA Air Force Base
120th St
Recreation Park
Toyota Sports Ctr.
Hawthorne Municipal Airport
El Segundo City Hall
Grand Ave
Pacific Aviation Corp.
Air Force Space and Missile Systems Center
Hawthorne Plaza
Cove Street Capital
The Aerospace Corporation
El Segundo Blvd
Hawthorne Memorial Ctr.
EL SEGUNDO
El Segundo
Raytheon
Digital Realty Data Ctr.
The Lakes at El Segundo Golf Course
El Segundo Beach
Chevron Oil Refinery
Del Aire
W. 135th St
Plaza El Segundo
DOUGLAS
LOS ANGELES COUNTY
The Point
Rosecrans Ave
MBS Media Campus
California Army National Guard
Manhattan Village
Northgate Market
Oceangate Commerce Center
Manhattan Beach Marriott Golf Course
Highland Ave
Ocean Dr
Sepulveda Shopping Center
Marine Ave
Lawndale
Northrop Grumman Aerospace Systems
REDONDO BEACH
Alondra Park
Ardmore Ave
Aramark Corporation
Aviation Park
Polliwog Park
Manhattan Beach City Hall
Manhattan Beach Blvd
Manhattan Beach Art Center
Redondo Beach Performing Arts Center
Manhattan Heights Community Center
Manhattan Beach Pier, Roundhouse Aquarium
DOWNTOWN MANHATTAN BEACH
Manhattan Beach
North Redondo
Kaiser Permanente Manhattan Beach
Pacific Ocean
Prospect Ave
Grant Ave
Hermosa Beach
Pacific Coast Hwy
Aviation Blvd
Redondo Beach
Pier Ave
Pier Plaza
2nd Story Theatre
Hermosa Beach Pier
Burbank
Glendale
Pasadena
LOS ANGELES
Santa Monica
Inglewood
Hawthorne
Gardena
Compton
Downey
Norwalk
Torrance
Lakewood
Carson
LONG BEACH
Huntington Beach

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 4 – 2355 and 2383 Utah Ave

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	El Segundo, CA 90245
Original Balance(1):	$71,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$71,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	9.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1968/2014
Borrower Sponsor:	NSB Associates, Inc.			Size:	202,813 SF
Guarantors:	Lisa Suzanne Field and			Cut-off Date Balance PSF:	$419
	Robyn Lee Field			Maturity Date Balance PSF:	$419
Mortgage Rate:	5.6400%			Property Manager:	Westport Realty, Inc.
Note Date:	4/18/2022				(borrower-related)
First Payment Date:	6/1/2022
Maturity Date:	5/1/2027
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information(5)
Seasoning:	1 month			UW NOI:	$8,020,370
Prepayment Provisions(2):	L(25),D(31),O(4)			UW NOI Debt Yield(1):	9.4%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	9.4%
Additional Debt Type(1)(3):	Pari Passu			UW NCF DSCR(1):	1.51x
Additional Debt Balance(1)(3):	$14,000,000			Most Recent NOI:	$7,075,958 (12/31/2021)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$5,383,246 (12/31/2020)
Reserves(4)				3rd Most Recent NOI:	$5,179,986 (12/31/2019)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (6/1/2022)
RE Taxes:	$119,754	$59,877	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2021)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2020)
Replacement Reserve:	$0	$3,380	NAP	Appraised Value (as of):	$148,000,000 (2/22/2022)
Deferred Maintenance:	$3,125	$0	NAP	Appraised Value PSF:	$730
Free Rent Reserve:	$1,895,915	$0	NAP	Cut-off Date LTV Ratio(1):	57.4%
Outstanding Tenant Allowance:	$7,325,490	$0	NAP	Maturity Date LTV Ratio(1):	57.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$85,000,000	100.0%	Loan Payoff:	$32,570,934	38.3%
			Reserves:	$9,344,284	11.0%
			Closing Costs:	$994,560	1.2%
			Return of Equity:	$42,090,223	49.5%
Total Sources:	$85,000,000	100.0%	Total Uses:	$85,000,000	100.0%

(1)	The 2355 and 2383 Utah Ave Mortgage Loan (as defined below) is part of the 2355 and 2383 Utah Ave Whole Loan (as defined below), which is comprised of two pari passu Promissory notes with an aggregate original principal balance of $85,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate Cut-off Date principal balance of the 2355 and 2383 Utah Ave Whole Loan.
(2)	Defeasance of the 2355 and 2383 Utah Ave Whole Loan is permitted at any time after the earlier of (i) June 1, 2025, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the 2355 and 2383 Utah Ave Whole Loan to be securitized. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in June 2022.
(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” for a discussion of additional debt.
(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(5)	The novel coronavirus pandemic is an evolving situation and could impact the 2355 and 2383 Utah Ave Whole Loan more severely than assumed in the underwriting of the 2355 and 2383 Utah Ave Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

The Mortgage Loan. The fourth largest mortgage loan (the “2355 and 2383 Utah Ave Mortgage Loan”) is part of a whole loan (the “2355 and 2383 Utah Ave Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal balance of $85,000,000. The 2355 and 2383 Utah Ave Whole Loan is secured by a first priority fee mortgage encumbering a 202,813 SF office property located in El Segundo, California (the “2355 and 2383 Utah Ave Property”). The 2355 and 2383 Utah Ave Mortgage Loan is evidenced by the controlling Note A-1, with an outstanding principal balance as of the Cut-off Date of $71,000,000. The non-controlling Note A-2 (the “2355 and 2383 Utah Ave Serviced Pari Passu Companion Loan”), which has an aggregate outstanding principal balance as of the Cut-off Date of $14,000,000, is expected to be contributed to one or more future securitization transactions. The 2355 and 2383 Utah Ave Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2022-BNK42 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #4	Cut-off Date Balance:	$71,000,000
2355 and 2383 Utah Avenue	2355 and 2383 Utah Ave	Cut-off Date LTV:	57.4%
El Segundo, CA 90245		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.4%

2355 and 2383 Utah Ave Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$71,000,000	$71,000,000	BANK 2022-BNK42	Yes
A-2	$14,000,000	$14,000,000	Morgan Stanley Bank, N.A.	No
Total	$85,000,000	$85,000,000

The Borrower and the Borrower Sponsor. The borrower is Utah Investors, LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. The borrower sponsor is NSB Associates, Inc., a real estate development and investment firm that owns a diversified portfolio of assets in Southern California. Founded in 1989, NSB Associates, Inc. owned or managed over 2.5 million SF of commercial real estate as of 2017. The 2355 and 2383 Utah Ave Whole Loan non-recourse carveout guarantors are Lisa Suzanne Field and Robyn Lee Field, who serve as the CEO and Chairperson of NSB Associates, Inc., respectively.

The Property. The 2355 and 2383 Utah Ave Property consists of two one-story Class A office buildings totaling 202,813 SF located in El Segundo, California. The 2355 and 2383 Utah Ave Property was built in 1968, on a 12.1 acre site and renovated in 2014, and includes 711 parking spaces. The borrower sponsor purchased the property in 2008 for $43.6 million as a multi-tenanted industrial property leased to a number of aerospace tenants. In 2011, all of the aerospace tenants vacated the 2355 and 2383 Utah Ave Property and in 2012, the borrower sponsor began a $29.5 million renovation to convert the 2355 and 2383 Utah Ave Property into an office campus, which was completed and leased in 2014. The 2355 Utah Ave building (53,498 SF) primarily consists of life science and research and development space, including laboratories and a clean room. The 2383 Utah Ave building (149,315 SF) has an open floor plan with creative office space, meeting/conference rooms, a cafeteria, and lounge/game areas for employees. The 2355 and 2383 Utah Ave Property is 100.0% leased to the sole tenant, Kite Pharma, Inc.

Sole Tenant.

Kite Pharma, Inc. (202,813 SF, 100.0% of NRA, 100.0% of underwritten rent). Kite Pharma, Inc. is an American biotechnology company specializing in the field of cell therapy to treat cancer. Founded in 2009, Kite Pharma, Inc. operates its headquarters out of Santa Monica, California, using the 2355 and 2383 Utah Ave Property as a creative office and research and development space. Kite Pharma, Inc. operates three additional facilities across southern California, along with one in Maryland. Kite Pharma, Inc. is a wholly owned subsidiary of Gilead Sciences, Inc. (NASDAQ: GILD), a research-based biopharmaceutical company focused on the discovery, development, and commercialization of innovative medicines. Kite Pharma, Inc. has been a tenant at the 2355 and 2383 Utah Ave Property since 2016, has a lease expiration date of September 1, 2029, and has two 5-year renewal options remaining, with no termination options. Kite Pharma, Inc. has free or abated rent during the months of May and September 2022, during the months of January, February, April and September of 2023, 2024, 2025 and 2026 and during the months of January, February and April 2027.

The following table presents a summary regarding the tenant at the 2355 and 2383 Utah Ave Property:

Tenant Summary(1)
Tenant Name	Credit Ratings (Moody’s/S&P /Fitch)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent(3)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(4)	Lease Expiration	Termination Option (Y/N)	Renewal Options
Kite Pharma, Inc.	A3/BBB+/NR	202,813	100.0%	$8,539,940	100.0%	$42.11	9/1/2029	N	2, 5-year
Subtotal/Wtd. Avg.		202,813	100.0%	$8,539,940	100.0%	$42.11

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		202,813	100.0%	$8,539,940	100.0%	$42.11

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent entity. The parent entity does not guaranty the lease.
(3)	Kite Pharma, Inc. has free or abated rent during the months of May and September 2022, during the months of January, February, April and September of 2023, 2024, 2025 and 2026 and during the months of January, February and April 2027.
(4)	159,240 SF of the Kite Pharma, Inc. space has an Annual UW Base Rent PSF of $42.12, and 43,573 SF of the Kite Pharma, Inc. space has an Annual UW Base Rent PSF of $42.06.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #4	Cut-off Date Balance:	$71,000,000
2355 and 2383 Utah Avenue	2355 and 2383 Utah Ave	Cut-off Date LTV:	57.4%
El Segundo, CA 90245		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.4%

The following table presents certain information with respect to the lease rollover at the 2355 and 2383 Utah Ave Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling(2)	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Base Rent Rolling	% of Annual UW Rent Rolling	Cumulative % of Annual UW Base Rent Rolling
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	1	202,813	$42.11	100.0%	100.0%	$8,539,940	100.0%	100.0%
2030	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2031	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2032	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2033 & Beyond	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	202,813	$42.11	100.0%		$8,539,940	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	159,240 SF of the Kite Pharma, Inc. space has an Annual UW Base Rent PSF of $42.12, and 43,573 SF of the Kite Pharma, Inc. space has an Annual UW Base Rent PSF of $42.06.

The Market. The 2355 and 2383 Utah Ave Property is located in El Segundo, California, within the El Segundo office submarket of the Los Angeles office market. The area is home to two Fortune 1000 company headquarters, Mattel and PCM, along with facilities for large aerospace companies, including Boeing, Raytheon, Lockheed Martin, Northrop Grumman, Wyle Laboratories and The Aerospace Corporation. Other top employers in the area include DIRECTV LLC, Chevron USA, Accenture, Time Warner Cable, and Teledyne Controls. In recent years, the El Segundo submarket has attracted technology firms and startup companies. El Segundo has the second highest concentration of Fortune 500 companies in California, behind San Francisco. Access to the 2355 and 2383 Utah Ave Property is provided by Interstate 405, 1.5 miles to the northeast, Interstate 105, 2 miles to the north, and California State Route 1 (the Pacific Coast Highway), 1.5 miles to the west. The 2355 and 2383 Utah Ave Property is approximately 3.6 miles south of Los Angeles International Airport (LAX), and 16.8 miles southwest of downtown Los Angeles. Within the immediate surrounding area are numerous commercial developments comprised of major retail centers, business parks, and several hotels. Two large retail centers in the vicinity of the 2355 and 2383 Utah Ave Property include the Manhattan Village Mall, a recently renovated upscale regional mall, and Plaza El Segundo, a grocery anchored retail center including Whole Foods, HomeGoods, Nordstrom Rack, and several other national retailers.

Approximately 0.5 miles south of the 2355 and 2383 Utah Ave Property is the Continental Park, a business park providing access to several restaurants, coffee shops, and a fitness center. According to a third party market research provider, as of the first quarter of 2022, the vacancy rate in the El Segundo office submarket was approximately 17.3%, with average asking rents of $45.39 PSF and inventory of approximately 18.6 million SF. According to a third party market research provider, as of the first quarter of 2022, the vacancy rate in the Los Angeles office market was 13.8%, with average asking rents of $41.36 PSF and inventory of approximately 431.1 million SF. According to a third party market research provider, the 2021 population within a one-, three- and five-mile radius was 9,704, 237,942 and 555,380, respectively. The 2021 average household income within the same one-, three-, and five-mile radius was $118,593, $80,949 and $82,145, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 2355 and 2383 Utah Ave Property:

Market Rent Summary
Category	Market Rent (PSF)	Reimbursements	Annual Escalation	Tenant Improvements PSF (New/Renewal)	Lease Term
Office	$52.80	Modified Gross	3.0% per annum	$70.00 / $40.00	7 Years
Life Science	$60.00	Modified Gross	3.0% per annum	$100.00 / $50.00	7 Years

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #4	Cut-off Date Balance:	$71,000,000
2355 and 2383 Utah Avenue	2355 and 2383 Utah Ave	Cut-off Date LTV:	57.4%
El Segundo, CA 90245		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.4%

The following table presents recent leasing data at comparable creative office properties with respect to the 2355 and 2383 Utah Ave Property:

Comparable Creative Office Lease Summary
Property Name/Location	Year Built/ Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF
2355 and 2383 Utah Ave Property El Segundo, CA	1968 / 2014	202,813	Kite Pharma, Inc.(1)	202,813(1)	2016-2022(1)	$42.11(1)(2)
2101 El Segundo El Segundo, CA	1979 / 2014	113,694	Confidential Confidential Confidential	13,843 2,104 4,393	4th Qtr 2021 3rd Qtr 2021 3rd Qtr 2021	$51.00 $51.00 $46.80
Campus 2100 El Segundo, CA	1978 / 2015	205,423	Confidential Confidential	14,477 2,714	4th Qtr 2021 3rd Qtr 2021	$50.40 $49.80
2041 Rosecrans El Segundo, CA	1975 / NAV	90,000	Confidential	6,447	1st Qtr 2021	$54.00
1888 Rosecrans El Segundo, CA	1986 / NAV	78,540	Confidential	78,540	4th Qtr 2020	$45.00
Apollo at Rosecrans El Segundo, CA	1980 / 2014	546,833	Confidential Confidential	15,000 15,904	1st Qtr 2022 4th Qtr 2021	$48.60 $49.80
555 Aviation El Segundo, CA	1966 / 2018	259,754	Confidential Confidential Confidential	15,173 65,442 97,349	4th Qtr 2021 1st Qtr 2021 4th Qtr 2020	$52.20 $49.20 $49.80
888 North Douglas El Segundo, CA	1954 / 2021	592,227	Confidential Confidential Confidential	39,156 110,000 281,110	2nd Qtr 2021 1st Qtr 2021 1st Qtr 2021	$44.40 $44.40 $44.40

Source: Appraisal, unless otherwise indicated.

(1)	Information obtained from the underwritten rent roll.
(2)	159,240 SF of the Kite Pharma, Inc. space has an Annual UW Base Rent PSF of $42.12, and 43,573 SF of the Kite Pharma, Inc. space has an Annual UW Base Rent PSF of $42.06.

The following table presents information relating to comparable office property sales for the 2355 and 2383 Utah Ave Property:

Comparable Sales Summary
Property Name/Location	Sale Date	Year Built/ Renovated	Total NRA (SF)	Occupancy	Sale Price	Sale Price PSF
2355 and 2383 Utah Ave Property El Segundo, CA	NAP	1968 / 2014	202,813(1)	100.0%(1)	$148,000,000(2)	$729.74(2)
555 Aviation El Segundo, CA	NAV	1966 / 2018	259,754	100.0%	$200,000,000	$769.96
888 North Douglas El Segundo, CA	Feb-2022	1954 / 2021	592,227	100.0%	$525,000,000	$886.48
One Culver Culver City, CA	Feb-2022	1986 / 2018	395,449	99.0%	$475,500,000	$1,202.43
Ring HQ Hawthorne, CA	Dec-2021	2021 / NAP	61,380	100.0%	$60,782,000	$990.26
2722 Michelson Irvine, CA	Dec-2021	1980 / 2019	154,418	100.0%	$103,000,000	$667.02
Stamps.com HQ El Segundo, CA	Nov-2021	1979 / 2012	99,600	100.0%	$72,500,000	$727.91
2221 Park Place El Segundo, CA	July-2021	2021 / NAP	92,373	0.0%	$70,000,000	$757.80

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll.
(2)	Sale Price is based on the “as-is” appraisal value of $148,000,000 as of February 22, 2022.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #4	Cut-off Date Balance:	$71,000,000
2355 and 2383 Utah Avenue	2355 and 2383 Utah Ave	Cut-off Date LTV:	57.4%
El Segundo, CA 90245		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 2355 and 2383 Utah Ave Property:

Cash Flow Analysis
	2018	2019	2020(1)	2021(1)(2)	UW(2)	UW PSF
Gross Potential Rent	$3,927,890	$5,225,867	$5,393,740	$7,438,182	$8,274,770	$40.80
Contractual Rent Steps(3)	$0	$0	$0	$0	$265,170	$1.31
Reimbursements	$246,300	$677,552	$750,788	$398,035	$939,485	$4.63
Other Income(4)	$472,014	$743,776	$733,886	$757,236	$853,200	$4.21
Net Rental Income	$4,646,203	$6,647,195	$6,878,414	$8,593,454	$10,332,625	$50.95
Less Vacancy & Credit Loss	$0	$0	$0	$0	($473,971)	($2.34)
Effective Gross Income	$4,646,203	$6,647,195	$6,878,414	$8,593,454	$9,858,654	$48.61

Real Estate Taxes	$667,770	$691,655	$709,078	$706,774	$1,039,024	$5.12
Insurance	$43,888	$36,795	$44,105	$68,396	$60,000	$0.30
Management Fee	$249,769	$312,112	$320,178	$434,063	$295,760	$1.46
Other Operating Expenses	$449,266	$426,647	$421,806	$308,262	$443,500	$2.19
Total Operating Expenses	$1,410,692	$1,467,209	$1,495,168	$1,517,495	$1,838,283	$9.06

Net Operating Income	$3,235,511	$5,179,986	$5,383,246	$7,075,958	$8,020,370	$39.55
Replacement Reserves	$0	$0	$0	$0	$40,563	$0.20
TI/LC	$0	$0	$0	$0	$661,170	$3.26
Net Cash Flow	$3,235,511	$5,179,986	$5,383,246	$7,075,958	$7,318,637	$36.09

Occupancy %	100.0%	100.0%	100.0%	100.0%	95.0%
NOI DSCR(5)	0.67x	1.07x	1.11x	1.46x	1.65x
NCF DSCR(5)	0.67x	1.07x	1.11x	1.46x	1.51x
NOI Debt Yield(5)	3.8%	6.1%	6.3%	8.3%	9.4%
NCF Debt Yield(5)	3.8%	6.1%	6.3%	8.3%	8.6%

(1)	Increases in Gross Potential Rent and Net Operating Income from 2020 to 2021 are primarily due to Kite Pharma, Inc. expanding its leased space by 26,183 SF in November 2020, 26,258 SF on September 1, 2021, and 15,756 SF on January 15, 2021.
(2)	Increases in Gross Potential Rent and Net Operating Income from 2021 to UW are primarily due to Kite Pharma, Inc. expanding its leased space by 9,925 SF on April 1, 2022. Reimbursements increased due to higher expenses being reimbursed on a modified gross basis.
(3)	Represents contractual rent steps through January 2023.

(4)	Other Income includes parking income, which has been underwritten to contractual parking revenue per the leases. Kite Pharma, Inc. is required to pay the underwritten amount for parking expenses per its lease.
(5)	Debt service coverage ratios and debt yields are based on the 2355 and 2383 Utah Ave Whole Loan.

Escrows and Reserves.

Real Estate Taxes – At origination the borrower deposited $119,754 into a reserve for real estate taxes. On each monthly payment date, the borrower is required to deposit into a reserve for real estate taxes an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the 2355 and 2383 Utah Ave Property (currently approximately $59,877).

Insurance – On each monthly payment date, the borrower is required to deposit into a reserve for insurance premiums an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. Notwithstanding the foregoing, the borrower is not required to reserve for insurance premiums, provided that no event of default is continuing under the 2355 and 2383 Utah Ave Whole Loan, the liability and casualty insurance coverage for the 2355 and 2383 Utah Ave Property is included in blanket policies approved by the lender in its reasonable discretion, and the borrower provides the lender with evidence of renewal of the policies and paid receipts for the payment of the insurance premiums by no later than 30 days prior to the expiration date of the policies.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit $3,380 into a reserve for capital expenditures.

Deferred Maintenance - At origination the borrower deposited $3,125 into a reserve for deferred maintenance.

Free Rent Reserve - At origination the borrower deposited approximately $1,895,915 into a reserve for free rent for the sole tenant, Kite Pharma, Inc.

Outstanding Tenant Allowance - At origination the borrower deposited $7,325,490 into a reserve for tenant improvement allowances for Kite Pharma, Inc. outstanding as of the origination date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #4	Cut-off Date Balance:	$71,000,000
2355 and 2383 Utah Avenue	2355 and 2383 Utah Ave	Cut-off Date LTV:	57.4%
El Segundo, CA 90245		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.4%

Lockbox and Cash Management. The 2355 and 2383 Utah Ave Whole Loan is structured with a hard lockbox and in place cash management. All rents are required to be deposited into a lender-controlled lockbox account. The 2355 and 2383 Utah Ave Whole Loan requires that the borrower deliver tenant direction letters to the tenants directing tenants to pay all rents into the lockbox account, and if the borrower or property manager receives rents from the 2355 and 2383 Utah Ave Property despite such direction, to deposit such rents into the lockbox account within one business day of receipt. All funds in the lockbox account are required to be swept on each business day into a lender-controlled cash management account, to be applied (i) to make the monthly deposits into the tax and insurance reserve funds, as described above under “Escrows and Reserves,” (ii) to pay debt service on the 2355 and 2383 Utah Ave Whole Loan, (iii) to make monthly deposits into the replacement reserve account as described above under “Escrows and Reserves,” (iv) to pay monthly operating expenses in the amount set forth in the lender-approved annual budget and lender approved extraordinary expenses, and (v) to deposit any funds remaining in the cash management account after the application described above (x) if a Cash Sweep Event Period (as defined below) exists, into an excess cash flow reserve to be held as additional collateral for the 2355 and 2383 Utah Ave Whole Loan during the continuance of such Cash Sweep Event Period and (y) otherwise, to be disbursed to the borrower.

A “Cash Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default, (ii) the debt service coverage ratio on the 2355 and 2383 Utah Ave Whole Loan being less than 1.15x as to any calendar quarter and (iii) the continuance of a Specified Tenant Trigger Period (as defined below).

A Cash Sweep Event Period will end: with regard to clause (i) above, upon the cure of such event of default; with regard to clause (ii) above, when the debt service coverage ratio on the 2355 and 2383 Utah Ave Whole Loan is at least 1.15x for two consecutive calendar quarters; and with regard to clause (iii) above, when a Specified Tenant Trigger Period is no longer continuing.

“Specified Tenant Trigger Period” means a period: (A) commencing upon the first to occur of (i) Specified Tenant (as defined below) being in default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and/or “going dark” in the Specified Tenant space (or applicable portion thereof), (iii) Specified Tenant giving notice that it is terminating its lase for all or any portion of the Specified Tenant space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, and (v) any bankruptcy or similar insolvency of Specified Tenant; and (B) expiring upon the first to occur of the lender’s receipt of reasonably acceptable evidence (which must include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance reasonably acceptable to the lender) of (1) the satisfaction of the Specified Tenant Cure Conditions (as defined below) or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) in accordance with the applicable terms and conditions of the loan documents, the applicable tenant under such lease being in actual, physical occupancy of the space demised under its lease and paying the full amount of the rent due under its lease.

“Specified Tenant Cure Conditions” means each of the following, as applicable: (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (v) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

“Specified Tenant” means, as applicable, (i) Kite Pharma, Inc., and (ii) any other lessee(s) of the Specified Tenant’s space (or any portion thereof) and (iii) any guarantor(s) of the applicable related Specified Tenant lease(s).

Additional Secured Indebtedness (not including trade debts). In addition to the 2355 and 2383 Utah Ave Mortgage Loan, the 2355 and 2383 Utah Ave Property also secures the 2355 and 2383 Utah Ave Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $14,000,000. The 2355 and 2383 Utah Ave Serviced Pari Passu Companion Loan accrues interest at the same rate as the 2355 and 2383 Utah Ave Mortgage Loan. The 2355 and 2383 Utah Ave Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the 2355 and 2383 Utah Ave Serviced Pari Passu Companion Loan. The holders of the 2355 and 2383 Utah Ave Mortgage Loan and the 2355 and 2383 Utah Ave Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 2355 and 2383 Utah Ave Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. None.

Release of Property. The borrower has the right to obtain the free release (without defeasance or prepayment) of all or a portion of an approximately four acre parcel which is undeveloped except for surface parking (the property so released, the “Release Parcel”), upon the satisfaction of specified conditions, including, but not limited to: (i) the loan-to-value ratio of the remaining 2355 and 2383 Utah Ave Property (the “Remaining Property”), after giving effect to such release, is not more than 57.5%, (ii) the Release Parcel is legally subdivided and on a separate tax lot from the Remaining Property, (iii) the Release Parcel is not needed for the Remaining Property to comply with zoning, building, land use, parking or other legal requirements or for access, driveways, parking, utilities or drainage (or if it is needed for any such purpose, a reciprocal easement agreement for such purpose is entered into with respect to the Release Parcel), (iv) the Release Parcel is vacant, unimproved and non-income producing (unless such requirements are waived by the rating agencies rating the Certificates) or is improved only by landscaping, readily relocatable utility facilities or surface parking, (v) compliance with leases, reciprocal easement agreements and other agreements affecting the 2355 and 2383 Utah Ave Property, and (vi) compliance with REMIC related conditions.

Letter of Credit. None.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #4	Cut-off Date Balance:	$71,000,000
2355 and 2383 Utah Avenue	2355 and 2383 Utah Ave	Cut-off Date LTV:	57.4%
El Segundo, CA 90245		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.4%

Right of First Offer/Right of First Refusal. The sole tenant, Kite Pharma, Inc., has a right of first offer to purchase the 2355 and 2383 Utah Ave Property. Such right may apply to a foreclosure or deed-in-lieu of foreclosure, and will also apply to subsequent transfers.

Ground Lease. None.

Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 2355 and 2383 Utah Ave Property, as well as 18 months of rental loss and/or business interruption coverage. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”), is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Manufactured Housing - Manufactured Housing	Loan #5	Cut-off Date Balance:	$54,000,000
5100 Coe Avenue	Bay View Seaside MHC	Cut-off Date LTV:	58.0%
Seaside, CA 93955		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	8.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Manufactured Housing - Manufactured Housing	Loan #5	Cut-off Date Balance:	$54,000,000
5100 Coe Avenue	Bay View Seaside MHC	Cut-off Date LTV:	58.0%
Seaside, CA 93955		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	8.3%

Pacific Ocean
Monterey Bay
Santa Cruz 35 miles
Superior Court of California, Marina Division
Marina Municipal Airport
Reservation Rd.
Marina
Cabrillo Hwy.
The Dunes On Monterey Bay
Marina Equestrian Center
Imjin Pkwy.
Inter-Garrison Rd.
Fort Ord Dunes State Beach
Freeman Stadium
World Theater
Salinas 8 miles
CSUMB Baseball Field
Cal. State University at Monterey Bay
General Jim Moore Blvd.
SALINAS VALLEY
Bayonet and Black Horse Golf Course
Bay View Seaside MHC
5100 Coe Avenue
Seaside, CA 93955
Military Ave.
Seaside
Sand City
Edgewater Shopping Center
Pacific Grove Museum of Natural History
Hopkins Marine Station of Stanford
Lighthouse Ave.
Monterey Bay Aquarium
Pacific Grove
American Tin Cannery Outlets
Cannery Row
David Ave.
Prescott Ave.
Broadway Ave.
Fremont Blvd.
Ford Ord National Monument
Country Club Gate Shopping Center
Presidio of Monterey
Fisherman's Wharf
Hilby Ave.
Monterey Conf. Ctr.
Del Monte Ave.
Naval Postgraduate School
Canyon Del Rey Blvd.
Middlebury Inst. of Intl. Studies at Monterey
Monterey Sports Ctr.
Monterey Fairgrounds
Del Rey Oaks
Monterey Peninsula College
Monterey Pines Golf Course
Del Monte Golf Course
Monterey Regional Airport
MONTEREY COUNTY
Del Monte Center
Cabrillo Hwy.
Monterey
Salinas Hwy.
17 Mile Dr.
Aguajito Rd.
Laguna Seca Golf Ranch
Jacks Peak Park
Tehama Golf Club
Ocean Ave.
Carmel-by-the-Sea
SANTA LUCIA RANGE
1
68
G17
Davis
SACRAMENTO
Elk Grove
Santa Rosa
Napa
Vacaville
Jackson
Fairfield
Petaluma
Arnold
Vallejo
Lodi
San Rafael
Concord
Sonora
Richmond
Stockton
OAKLAND
SAN FRANCISCO
Tracy
Lake Don Pedro
Hayward
Modesto
San Mateo
Fremont
Turlock
Mariposa
Santa Clara
Patterson
SAN JOSE
Merced
Los Banos
Chowchilla
Madera
Santa Cruz
Capitola
Hollister
Marina
Salinas
Mendota
FRESNO
Seaside
Monterey
Carmel
Soledad

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 5 – Bay View Seaside MHC

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Seaside, CA 93955
Original Balance:	$54,000,000			General Property Type:	Manufactured Housing
Cut-off Date Balance:	$54,000,000			Detailed Property Type:	Manufactured Housing
% of Initial Pool Balance:	7.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1985 / NAP
Borrower Sponsor:	Ray Roeder			Size:	223 Units
Guarantor:	Ray Roeder			Cut-off Date Balance per Unit:	$242,152
Mortgage Rate:	5.8500%			Maturity Date Balance per Unit:	$242,152
Note Date:	5/6/2022			Property Manager:	Bay View MC, LLC
First Payment Date:	7/1/2022				(borrower-related)
Maturity Date:	6/1/2032
Original Term to Maturity:	120 months			Underwriting and Financial Information(2)
Original Amortization Term:	0 months			UW NOI:	$4,480,769
IO Period:	120 months			UW NOI Debt Yield:	8.3%
Seasoning:	0 months			UW NOI Debt Yield at Maturity:	8.3%
Prepayment Provisions:	L(24),D(91),O(5)			UW NCF DSCR:	1.39x
Lockbox/Cash Mgmt Status:	Soft/Springing			Most Recent NOI:	$4,582,439 (3/31/2022 TTM)
Additional Debt Type:	NAP			2nd Most Recent NOI:	$4,508,066 (12/31/2021)
Additional Debt Balance:	NAP			3rd Most Recent NOI:	$4,369,996 (12/31/2020)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	100.0% (5/1/2022)
Reserves(1)				2nd Most Recent Occupancy:	100.0% (12/31/2021)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2020)
RE Taxes:	$10,891	$5,445	NAP	Appraised Value (as of)(3):	$93,130,000 (3/2/2022)
Insurance:	$30,456	$15,228	NAP	Appraised Value per Unit:	$417,623
Replacement Reserve:	$500,000	Springing	$500,000	Cut-off Date LTV Ratio(3):	58.0%
Litigation Reserve:	$560,258	$3,011	NAP	Maturity Date LTV Ratio(3):	58.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$54,000,000	100.0%	Loan Payoff:	$43,751,456	81.0%
			Return of Equity:	$8,756,792	16.2%
			Reserves:	$1,101,605	2.0%
			Closing Costs(4):	$390,147	0.7%
Total Sources:	$54,000,000	100.0%	Total Uses:	$54,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the Bay View Seaside MHC Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Bay View Seaside MHC Mortgage Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(3)	The appraiser provided a land value of $62,400,000, which represents a Cut-off Date and Maturity Date loan to land value ratio of 86.5%. The land value considers its sale for more valuable alternative uses and includes the hypothetical condition that the property has water meters for 520 units; the property currently has water meters for 223 units and a moratorium on new water meters was enacted in the City of Seaside in 2021, essentially restricting new residential development.

(4)	Closing costs include defeasance costs. The Bay View Seaside MHC Property (as defined below) was previously securitized in COMM 2013-LC13.

The Mortgage Loan. The fifth largest mortgage loan (the “Bay View Seaside MHC Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $54,000,000 and secured by a first priority fee mortgage encumbering a 223-unit manufactured housing community located in Seaside, California (the “Bay View Seaside MHC Property”).

The Borrower and the Borrower Sponsor. The borrower is Bay View Community DE, LLC, a Delaware limited liability company with one independent director. The borrower sponsor and non-recourse carveout guarantor is Ray Roeder.

Ray Roeder is a real estate owner and operator with several decades of experience in the manufacturing housing industry. Mr. Roeder purchased his first manufacturing housing community in 1964 and currently owns two manufactured housing communities in California, including the Bay View Seaside MHC Property, with a total of 366 units. Mr. Roeder developed the Bay View Seaside MHC Property in 1985 and has managed it through his affiliated management company, Bay View MC, LLC. Mr. Roeder also owns the Sunset West MHC, a 143-pad property located in Fresno, California.

The Property. The Bay View Seaside MHC Property is a 223-unit, all-age manufactured housing community located in Seaside, California. The Bay View Seaside MHC Property was developed in 1985 by the borrower sponsor on a 52.03-acre site near Monterey Bay. The Bay View Seaside MHC Property consists of single-, double-, and triple-wide pads, each improved with either a two-, three- or four-bedroom home with a private yard and carport. The homes feature full kitchens with stove, refrigerator, garbage disposal and dishwasher, as well as washer and dryer hookups.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Manufactured Housing - Manufactured Housing	Loan #5	Cut-off Date Balance:	$54,000,000
5100 Coe Avenue	Bay View Seaside MHC	Cut-off Date LTV:	58.0%
Seaside, CA 93955		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	8.3%

Unlike the typical manufactured housing community in which pads are leased to residents who own the homes, the Bay View Seaside MHC Property is operated similarly to a multifamily residential development in that the borrower owns both the homes and the pads, which are then leased to the tenants. All of the leases are on a month-to-month basis and all maintenance and turnover of the homes is supervised by the on-site staff.

Community amenities include 542 parking spaces (2.4 spaces per homesite) plus additional street parking, a clubhouse, and laundry facilities. Since 2017, the borrower sponsor has invested over $3.3 million on interior and exterior capital expenditures to the homes and homesites, with an average annual investment of $632,362 ($2,835 per homesite). Recent exterior improvements include roofing upgrades, new siding, windows, awnings, fencing and paint. Recent interior upgrades include new appliances, hot water heaters, furnaces, cabinetry, flooring and bathroom and plumbing upgrades.

As of May 1, 2022, the Bay View Seaside MHC Property was 100.0% occupied, and according to the borrower sponsor, there is a current waiting list, with any available units typically backfilled within five to seven days. Since 2013, the Bay View Seaside MHC Property has achieved an average occupancy of 99%. The borrower sponsor implements an annual rent increase, with the next increase of 8% effective July 1, 2022 for all tenants that have been in occupancy for at least six months.

The table below shows the unit mix at the Bay View Seaside MHC Property:

Unit Mix(1)
Unit Mix / Type	# of Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit	Monthly Average Market Rent per Unit(2)
4BR/2BA	39	100.0%	1,152	44,928	$2,294	N/A
4BR/2BA Triple	1	100.0%	1,152	1,152	$3,200	N/A
3BR/2BA Triple	1	100.0%	1,800	1,800	$3,200	N/A
3BR/2BA Double	5(3)	100.0%	1,440	7,200	$2,339	N/A
3BR/1.5BA Double	1	100.0%	1,152	1,152	$2,150	N/A
3BR/2BA	61	100.0%	924	56,364	$2,086	$2,552
2BR/2BA	78	100.0%	840	65,520	$2,060	$2,200
2BR/1BA	37	100.0%	840	31,080	$1,968	$2,200
Total/Wtd. Avg.	223(3)	100.0%	938	209,196	$2,110	$2,322(4)

(1)	Source: Borrower rent roll as of May 1, 2022.

(2)	Source: Industry Report. Represents asking rent of the Monterey Multifamily Submarket.

(3)	Includes one employee unit.

(4)	Wtd. Avg. Monthly Average Market Rent per Unit excludes units where no market rent is available.

The Market. The Bay View Seaside MHC Property is located in Seaside, California, in the northwestern portion of Monterey County. The Bay View Seaside MHC Property is located one mile from State Route 1, which is a major local north-south highway that runs along the coast of California. Access is provided by multiple roads that run through the community directly from Coe Avenue. Monterey County is bordered by the Pacific Ocean to the west and the counties of Santa Cruz to the north, San Benito to the east and San Luis Obispo to the south. The county is home to four national protected parks and nine marine protected areas, including Salinas River National Wildlife Refuge and Soquel Canyon State Marine Conservation Area. The largest industries include tourism along the coastline and agriculture near the Salinas River Valley. The top employers in Monterey County include Pebble Beach Company, Azcona Harvesting, Carol Hatton Breast Care Center, Salinas Valley Memorial Healthcare and County-Monterey Behavioral.

The Bay View Seaside MHC Property is located in the Hayes Park section of Seaside and benefits from its close proximity to several commercial centers, primary and secondary schools, and local attractions. Specifically, the Bay View Seaside MHC Property is situated less than a mile from Monterey State Beach, a popular state-protected destination. In addition, the Bay View Seaside MHC Property is within walking distance of a large shopping center tenanted by a Costco Wholesale, Target, Home Goods, and several fast-casual restaurants. Across the street from the Bay View Seaside MHC Property is Seaside High School, the city’s primary high school, and the Bay View Seaside MHC Property is within walking distance of Bayonet and Black Horse golf courses.

According to a third party market research report, the Bay View Seaside MHC Property is part of the Monterey County market and the Monterey multifamily submarket, which is currently performing at a total vacancy rate of 2.0%. The current asking rent in the submarket for two- and three-bedroom apartments is $2,200 and $2,552 per unit, respectively. The estimated 2021 population within a 1-, 3- and 5-mile radius of the Bay View Seaside MHC Property was 11,413, 42,533 and 87,509, respectively. The estimated 2021 average household income within the same radii was $101,739, $95,816 and $104,506, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Manufactured Housing - Manufactured Housing	Loan #5	Cut-off Date Balance:	$54,000,000
5100 Coe Avenue	Bay View Seaside MHC	Cut-off Date LTV:	58.0%
Seaside, CA 93955		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	8.3%

The table below shows comparable rental properties to the Bay View Seaside MHC Property. Because the Bay View Seaside MHC Property is operated more like a typical multifamily property than a typical manufactured housing community property, the primary rent comparables shown are apartment complexes located in the Bay View Seaside MHC Property’s market area.

Multifamily Rental Comparables
Property	Property Subtype	Location	Year Built	# Units	Rental Rate Range	Distance from Subject	Occ. %
Corcoran Gardens	Garden	650 Corcoran Avenue Santa Cruz, CA	1965	50	$1,750 - $2,650	25.0 miles	96.0%
Monterey Townhouse Apartments	Garden	825 Casanova Avenue Monterey, CA	1965	90	$1,725 - $3,570	2.2 miles	95.6%
Casanova Apartments	Garden	730 & 740 Casanova Avenue Monterey, CA	1965	58	$1,400 - $2,865	2.2 miles	94.8%
Preston Park	Garden	682 Wahl Court Marina, CA	1984	275	$1,124 - $2,600	4.5 miles	100.0%
Abrams Park	Garden	682 Wahl Court Marina, CA	1981	194	$1,700 - $3,000	4.5 miles	100.0%

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Bay View Seaside MHC Property:

Cash Flow Analysis
	2018	2019	2020	2021	3/31/2022 TTM	UW	UW Per Unit
Gross Potential Rent(1)	$4,642,047	$4,909,130	$5,005,614	$5,227,632	$5,314,066	$6,048,360	$27,122.69
Vacancy(2)	$0	$0	$0	$0	$0	($302,418)	($1,356.13)
Other Income(3)	$87,239	$71,441	$45,561	$80,948	$93,135	$93,135	$417.65
Effective Gross Income	$4,729,286	$4,980,571	$5,051,175	$5,308,580	$5,407,201	$5,839,077	$26,184.20

Real Estate Taxes	$98,636	$95,480	$102,647	$114,910	$117,498	$591,300	$2,651.57
Insurance	$90,347	$124,272	$144,856	$143,479	$144,303	$191,091	$856.91
Other Operating Expenses	$461,257	$436,005	$433,676	$542,125	$562,961	$575,917	$2,582.59
Total Operating Expenses	$650,240	$655,757	$681,179	$800,514	$824,762	$1,358,308	$6,091.07

Net Operating Income	$4,079,046	$4,324,814	$4,369,996	$4,508,066	$4,582,439	$4,480,769	$20,093.13
Replacement Reserves	$0	$0	$0	$0	$0	$44,600	$200.00
Net Cash Flow	$4,079,046	$4,324,814	$4,369,996	$4,508,066	$4,582,439	$4,436,169	$19,893.13

Occupancy	100.0%	100.0%	100.0%	100.0%	100.0%	95.0%(2)
NOI DSCR	1.27x	1.35x	1.36x	1.41x	1.43x	1.40x
NCF DSCR	1.27x	1.35x	1.36x	1.41x	1.43x	1.39x
NOI Debt Yield	7.6%	8.0%	8.1%	8.3%	8.5%	8.3%
NCF Debt Yield	7.6%	8.0%	8.1%	8.3%	8.5%	8.2%

(1)	Underwritten Gross Potential Rent is based on the May 1, 2022 rent roll and includes 8% rental increases effective July 1, 2022 for tenants in occupancy for at least six months.

(2)	UW Vacancy represents the economic vacancy. The Bay View Seaside MHC is 100.0% occupied as of May 1, 2022.

(3)	Other Income includes fee income, service income and water deposits.

Escrows and Reserves.

Real Estate Taxes – The Bay View Seaside MHC Mortgage Loan documents provide for an upfront reserve of approximately $10,891 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next twelve months for the Bay View Seaside MHC Property (initially, approximately $5,445 per month).

Insurance – The Bay View Seaside MHC Mortgage Loan documents provide for an upfront reserve of approximately $30,456 for insurance premiums and ongoing monthly deposits in an amount equal to 1/12th of the annual estimated insurance premiums (initially, approximately $15,228 per month).

Replacement Reserve – The Bay View Seaside MHC Mortgage Loan documents provide for an upfront reserve of $500,000 for replacement reserves. Monthly deposits of $6,000 will be collected in the event the balance in the replacement reserve account falls below the cap of $500,000.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Manufactured Housing - Manufactured Housing	Loan #5	Cut-off Date Balance:	$54,000,000
5100 Coe Avenue	Bay View Seaside MHC	Cut-off Date LTV:	58.0%
Seaside, CA 93955		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	8.3%

Litigation Reserve – At loan origination, the lender reserved approximately $560,258 (representing 120% of the amount of related liens against the property as of the loan closing date) for pending litigation with the Marina Coast Water District with regards to alleged excess water charges at the Bay View Seaside MHC Property. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the prospectus. In addition, the borrower is required to deposit approximately $3,011 monthly into the litigation reserve until the release conditions are satisfied. All funds held in the reserve will be released to the borrower at such time as the borrower is able to satisfy and discharge certain liens filed by the Marina Coast Water District related to the subject dispute.

Lockbox and Cash Management. The Bay View Seaside MHC Mortgage Loan is structured with an in-place soft lockbox and springing cash management. The borrower and property manager are required to deposit all rent into an established deposit account within one business day of receipt. Upon the first occurrence of a Cash Sweep Period (as defined below) or an event of default, the borrower is required to establish a cash management account for the benefit of the lender, into which all rents and other revenue from the Bay View Seaside MHC Property is required to be deposited by the borrower or property manager and, during a Cash Sweep Period, all funds in the cash management account are required to be disbursed in accordance with the Bay View Seaside MHC Mortgage Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for the Bay View Seaside MHC Mortgage Loan. If a Cash Sweep Period comes to an end, any funds in the cash management account will be transferred to the borrower.

A “Cash Sweep Period” will (i) commence at such time as the amortizing debt service coverage ratio falls below 1.15x on a trailing twelve-month basis (tested quarterly), and (ii) end upon the amortizing debt service coverage ratio being at least 1.20x on a trailing twelve-month basis (tested quarterly) for two consecutive quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The borrower may obtain a release of two undeveloped parcels aggregating 10.47 acres upon the satisfaction of certain conditions, including the following: (i) payment of an amount equal to 125% of the allocated loan amount determined by the lender based on a then-current appraisal (the “Parcel Release Price”), together with (a) if the release occurs on a date other than a payment date, all interest which would have accrued on such amount if such payment occurred on the next payment date and (b) yield maintenance with respect to the Parcel Release Price, (ii) after giving effect to the release, the loan-to-value ratio with respect to the remaining property being no greater than the greater of (a) 58% and (b) the loan-to-value ratio immediately preceding the release, (iii) delivery of a REMIC opinion, and (iv) if required by the lender, receipt of rating agency confirmation.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Bay View Seaside MHC Property together with 18 months of business income insurance plus a six-month extended period of indemnity. For so long as the Terrorism Risk Insurance Act of 2002, as amended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (or subsequent statute, extension, or reauthorization) is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #6	Cut-off Date Balance:	$45,350,000
Various	Dallas Design District	Cut-off Date LTV:	65.2%
Dallas, Texas 75207		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	7.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #6	Cut-off Date Balance:	$45,350,000
Various	Dallas Design District	Cut-off Date LTV:	65.2%
Dallas, Texas 75207		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	7.7%

Dallas Design District
Various
Dallas, TX 75207
DALLAS
DALLAS COUNTY
Dallas Love Field 4 miles
Dallas-Ft. Worth Intl. Airport 15 miles
Turtle Creek
Turtle Creek Park
Oak Lawn
Uptown
Victory Park
WEST END
Downtown Dallas
DESIGN DISTRICT
Reverchon Park
Trinity River Greenbelt Park
Klyde Warren Park
Parkland Memorial Hospital
Dallas County Hospital
Dallas Market Center
Dallas World Trade Ctr.
Wade College
Scottish Rite for Children
Museum of Geometric and MDI Art
Gables
Quadrangle Shopping Center
Villas at Katy Trail
Conduit Gallery
PDNB Gallery
Gallery 12.26
Dallas Glass Art
Ginger Fox Studio
Christopher Martin Gallery
Dallas Contemporary
The Echo Lounge & Music Hall
CINQ Gallery
American Airlines Center
The Victor Dallas
Perot Museum of Nature and Science
Hotel Crescent
Uptown Plaza
Federal Reserve Bank of Dallas
Dallas Museum of Art
Oncor
Dallas Art Fair
Fountain Place
The Dallas World Aquarium
West End Event Ctr.
Dallas Holocaust Museum
Dallas Coll. El Centro Campus
Bank of America Plaza
Dealey Plaza
Old Red Museum
George L. Allen Sr. Courts Building
Founders Square
Frank Crowley Courts Building
Stemmons Frwy
Woodall Rodgers Frwy
Margaret Hunt Hill Bridge
Dallas North Tollway
TRINITY RAILWAY EXPRESS
TRINITY LEVEE TRAIL
KATY TRAIL
DART
35E
345
PARKLAND
MARKET CENTER
VICTORY
WEST END
AKARD
Maple Ave
Lucas Dr
Bengal St
Sylvester St
Henry Hines Blvd
Wycliff Ave
Douglas Ave
Cedar Springs Rd
Knight St
Throckmorton St
Holland Ave
Gilbert Ave
Bowser Ave
Lemon Ave
Rawlins St
Oak Lawn Ave
Welborn St
Turtle Creek Blvd
Congress Ave
Turtle Creek
Market Center Blvd
Sylvan Ave
Irving Blvd
E. Levee St
Hi Line Dr
Inspiration Dr
Cole St
Howell St
Riverfront Blvd
Dragon St
Slocum St
Payne St
Wichita St
Fairmount St
Carlisle St
McKinnon St
Harry Hines Blvd
Houston St
Victory Ave
Olive St
Akard St
McKinney Ave
Ross Ave
Allen
Lucas
Lewisville
Plano
Flower Mound
Carrollton
Wylie
Coppell
Richardson
Sachse
Addison
Farmers Branch
Garland
Rowlett
Irving
University Park
Highland Park
DALLAS
Mesquite
Grand Prairie
Balch Springs
Seagoville
Duncanville
Hutchins
Cedar Hill
DeSoto
Lancaster
Wilmer
Combine
Midlothian
Ovilla
Red Oak

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 6 – Dallas Design District

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio(3):	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Dallas, TX 75207
Original Balance(1):	$45,350,000			General Property Type:	Various
Cut-off Date Balance(1):	$45,350,000			Detailed Property Type:	Various
% of Initial Pool Balance:	6.0%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	Various/Various
Borrower Sponsors:	HN Capital Partners, L.L.C. and			Size:	524,030 SF
	McCourt Partners Real Estate LLC			Cut-off Date Balance PSF(1):	$249
Guarantor:	Vipin Nambiar			Maturity Date Balance PSF(1):	$249
Mortgage Rate:	4.5770%			Property Manager:	Dunhill Property Management Services,
Note Date:	2/14/2022				Inc.(4)
First Payment Date:	4/11/2022
Maturity Date:	3/11/2032
Original Term to Maturity:	120 months			Underwriting and Financial Information(5)
Original Amortization Term:	0 months			UW NOI(5):	$9,971,800
IO Period:	120 months			UW NOI Debt Yield(1):	7.7%
Seasoning:	3 months			UW NOI Debt Yield at Maturity(1):	7.7%
Prepayment Provisions:	L(27),DorYM1(86),O(7)			UW NCF DSCR(1):	1.61x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI(6):	$9,180,888 (12/31/2021)
Additional Debt Type(1):	Pari Passu			2nd Most Recent NOI(6):	$8,338,599 (12/31/2020)
Additional Debt Balance(1):	$85,000,000			3rd Most Recent NOI(6):	$7,336,840 (12/31/2019)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	97.8% (1/12/2022)
Reserves(2)				2nd Most Recent Occupancy(7):	98.5% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(7):	98.0% (12/31/2019)
RE Taxes:	$307,411	$153,706	NAP	Appraised Value (as of)(8):	$200,000,000 (1/14/2022)
Insurance:	$0	Springing	NAP	Appraised Value PSF(8):	$382
Replacement Reserves:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	65.2%
Leasing Reserve:	$3,640,000	Springing	$3,640,000	Maturity Date LTV Ratio(1):	65.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$130,350,000	66.3%	Purchase Price(9):	$189,235,565	96.3%
Borrower Sponsor Equity:	$66,195,518	33.7%	Closing Costs(10):	$3,362,542	1.7%
			Reserves:	$3,947,411	2.0%
Total Sources:	$196,545,518	100.0%	Total Uses:	$196,545,518	100.0%

(1)	The Dallas Design District Mortgage Loan (as defined below) is part of the Dallas Design District Whole Loan (as defined below) with an original aggregate principal balance of $130,350,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Dallas Design District Whole Loan.

(2)	See “Escrows and Reserves” below.

(3)	The Dallas Design District Whole Loan is secured by four properties. All LTV, DSCR, Debt Yield and Loan PSF calculations are shown on an aggregate basis.

(4)	See “Description of the Mortgage Pool-Litigation and Other Considerations” in the prospectus.

(5)	The novel coronavirus pandemic is an evolving situation and could impact the Dallas Design District Mortgage Loan more severely than assumed in the underwriting of the Dallas Design District Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(6)	The increase in Net Operating Income from 3rd Most Recent NOI to 2nd Most Recent NOI, from 2nd Most Recent NOI to Most Recent NOI, and from Most Recent NOI to UW NOI is primarily driven by growth in the base rent from rent steps and increasing rents, as evidenced by an average 27% rental increase over prior leases signed for the same spaces since 2019.

(7)	Information obtained from a third party market research source and represents occupancy as of the fourth quarter of each year.

(8)	The Appraised Value represents a portfolio value, which includes an approximately 6.0% portfolio premium over the aggregate individual appraised values of $188,700,000. Based on the aggregate “as is” value of the Dallas Design District Properties (defined below), the Cut-off Date LTV Ratio and Maturity Date LTV Ratio would each be 69.1%.

(9)	The Purchase Price represents the allocated purchase price of the Dallas Design District Properties (defined below), which were part of a larger 21 property portfolio acquired for a total of $310,788,800.

(10)	The Closing Costs are calculated based on 60.9% of total closing costs allocated to the Dallas Design District Properties, representing the allocated purchase price percentage of the total portfolio purchase price.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #6	Cut-off Date Balance:	$45,350,000
Various	Dallas Design District	Cut-off Date LTV:	65.2%
Dallas, Texas 75207		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	7.7%

The Mortgage Loan. The sixth largest mortgage loan (the “Dallas Design District Mortgage Loan”) is part of a whole loan (the “Dallas Design District Whole Loan”) secured by first priority fee interests in three showroom properties and one single tenant restaurant building totaling 524,030 SF, located in Dallas, Texas (the “Dallas Design District Properties”). The Dallas Design District Whole Loan has an original aggregate principal balance of $130,350,000 and is comprised of three pari passu notes. The Dallas Design District Mortgage Loan, with an original principal balance of $45,350,000 is evidenced by the non-controlling Note A-3. The non-controlling Note A-1 and the controlling Note A-2, with an aggregate original principal balance of $85,000,000 (the “Dallas Design District Non-Serviced Pari Passu Companion Loans”) were securitized in BANK 2022-BNK41 and the Dallas Design District Whole Loan is serviced under the pooling and servicing agreement for the BANK 2022-BNK41 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus. The proceeds of the Dallas Design District Whole Loan were used to purchase the Dallas Design District Properties, fund upfront reserves, and pay closing costs.

Dallas Design District Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$10,000,000	$10,000,000	BANK 2022-BNK41	No
A-2	$75,000,000	$75,000,000	BANK 2022-BNK41	Yes
A-3	$45,350,000	$45,350,000	BANK 2022-BNK42	No
Total	$130,350,000	$130,350,000

The Borrower and the Borrower Sponsors. The borrower is DDD Property Holdings LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Dallas Design District Whole Loan. The borrower sponsors are McCourt Partners Real Estate LLC (“McCourt”) and HN Capital Partners, L.L.C. (“HN Capital”), and the non-recourse carveout guarantor is Vipin Nambiar, the managing member of HN Capital.

HN Capital is an opportunistic private investment manager founded by Vipin Nambiar and located in Dallas, Texas. The company is sponsored by Hunt Investment Group, which is part of the Hunt family companies. McCourt was founded in 1893 and is an investment firm which focuses on real estate, technology, sports and media, and finance.

The Property. The Dallas Design District Properties are comprised of four properties totaling 524,030 SF, primarily made up of design showroom space located within 1.7 miles of each other. The Dallas Design District Properties are part of a larger, 21-property portfolio within the Design District that was purchased by the borrower sponsors for a total purchase price of $310,788,800. Built between 1952 and 1982, the Dallas Design District Properties are 97.8% leased to 66 tenants, excluding the management office, as of January 12, 2022, with no tenant making up more than 5.8% of the NRA.

Property Summary
Property Name – Location	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	As-Is Appraised Value	Appraised Value PSF
Dallas Design Center 1025 North Stemmons Freeway and 1250 Slocum Street	96.8%	1982 / 2017	364,996	$110,100,000	$302
Dallas Decorative Center 1617 Hi Line Drive	100.0%	1955 / 2022	136,376	$64,650,000	$474
1401 Turtle Creek Boulevard	100.0%	1952 / 2022	10,898	$6,700,000	$615
1405 Turtle Creek Boulevard	100.0%	1952 / 2019	11,760	$7,250,000	$616
Total/Weighted Average	97.8%		524,030	$200,000,000(1)	$382

(1)	Represents the portfolio appraised value of the Dallas Design District Properties of $200,000,000, which includes an approximately 6.0% portfolio premium over the aggregate individual appraised values of $188,700,000.

Dallas Design Center

The Dallas Design Center Property comprises four buildings totaling 364,996 SF of one-story multi-tenant design showroom space. Built in 1982 and renovated most recently in 2017, the Dallas Design Center Property is situated on a 14.2-acre site and contains 603 parking spaces for a ratio of 1.65 spaces per 1,000 SF. As of January 12, 2022, the Dallas Design Center Property is 96.8% leased to 43 tenants.

Dallas Decorative Center

The Dallas Decorative Center Property comprises five buildings totaling 136,376 SF of one-story multi-tenant design showroom space. Built in 1955 and renovated most recently in 2022, the Dallas Decorative Center Property is situated on a 7.5-acre site and contains 232 parking spaces for a ratio of 1.70 spaces per 1,000 SF. As of January 12, 2022, the Dallas Decorative Center Property is 100.0% leased to 22 tenants.

1401 Turtle Creek Boulevard

The 1401 Turtle Creek Property is a 10,898 SF, one-story building that is 100.0% leased to a restaurant tenant, The Mexican, LLC. Built in 1952, the property was recently converted from a warehouse to restaurant space. The property is situated on a 0.85-acre site, and contains 11 parking spaces for a ratio of 1.01 spaces per 1,000 SF.

1405 Turtle Creek Boulevard

The 1405 Turtle Creek Property is an 11,760 SF, one-story building that is 100.0% leased to a furniture showroom tenant. Built in 1952, the property was converted from warehouse to its current use in 2019. The property is situated on a 0.43-acre site, and contains 23 parking spaces for a ratio of 1.96 spaces per 1,000 SF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #6	Cut-off Date Balance:	$45,350,000
Various	Dallas Design District	Cut-off Date LTV:	65.2%
Dallas, Texas 75207		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	7.7%

Major Tenants.

Walter Lee Culp Associates, Inc. (30,650 SF; 5.8% of portfolio NRA; 4.3% of portfolio underwritten base rent). Walter Lee Culp Associates, Inc. launched its Dallas showroom in 1972 featuring textile designers and expanding into other luxury textile brands and selected furniture collections. The firm has had a showroom in the Dallas Design Center Property since 1972. The tenant has a lease expiration date of October 31, 2028 and has two, five-year renewal options remaining.

Perennials and Sutherland (29,937 SF; 5.7% of portfolio NRA; 3.7% of portfolio underwritten base rent). Perennials and Sutherland is an international design company which collaborates with designers to produce luxury furniture, fabrics and accessories. The company opened its first showroom in Houston in 1978 and opened its second showroom at the Dallas Design Center Property which serves as its corporate headquarters today. The tenant has been located at the Dallas Design Center Property since 1997. The tenant has a lease expiration date of May 31, 2023 and has one, five-year renewal option remaining.

Interior Design (24,651 SF; 4.7% of portfolio NRA; 5.1% of portfolio underwritten base rent). Interior Design is a design company that carries lines including fabric, wall coverings, modern furniture, traditional furniture, lighting and accessories. It has two locations including its location at the Dallas Design Center Property and one in Houston. The tenant has been a tenant at the Dallas Design Center Property since 2002 and has a lease expiration date of June 30, 2026. Interior Design has two, five-year renewal options remaining.

The following table presents certain information relating to the tenancy at the Dallas Design District Properties:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approx. % of Portfolio SF	Annual UW Rent(1)	% of Portfolio Total Annual UW Rent	Annual UW Rent PSF(1)
							Lease Expiration	Termination Option (Y/N)	Renewal Options
Walter Lee Culp Associate, Inc.	NR/NR/NR	30,650	5.8%	$462,000	4.3%	$15.07	10/31/2028	N	2, 5 year
Perennials and Sutherland	NR/NR/NR	29,937	5.7%	$404,150	3.7%	$13.50	5/31/2023	N	1, 5 year
Interior Design	NR/NR/NR	24,651	4.7%	$552,000	5.1%	$22.39	6/30/2026	N	2, 5 year
E.C. Dicken	NR/NR/NR	23,083	4.4%	$357,786	3.3%	$15.50	5/31/2025	N	N/A
George Cameron Nash, Inc. (GCN Inc)	NR/NR/NR	21,305	4.1%	$477,019	4.4%	$22.39	1/31/2026	N	1, 10 year
Baker Knapp & Tubbs	NR/NR/NR	20,800	4.0%	$353,600	3.3%	$17.00	1/31/2026	N	N/A
Scott + Cooner	NR/NR/NR	20,079	3.8%	$431,698	4.0%	$21.50	8/31/2029	N	1, 5 year
Subtotal/Wtd. Avg.		170,505	32.5%	$3,038,253	28.1%	$17.82

Non-Major Tenants(2)		341,960	65.3%	$7,759,726	71.9%	$22.69
Occupied Collateral Total		512,465	97.8%	$10,797,980	100.0%	$21.23(3)
Vacant Space		11,565	2.2%
Total		524,030	100.0%

(1)	The Annual UW Rent and Annual UW Rent PSF include rent steps through January 2023 totaling $98,412.

(2)	Non-Major Tenants includes a 3,795 SF management office that does not contribute rent.

(3)	The Annual UW Rent PSF for the Occupied Collateral Total excludes the 3,795 SF of management office space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #6	Cut-off Date Balance:	$45,350,000
Various	Dallas Design District	Cut-off Date LTV:	65.2%
Dallas, Texas 75207		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	7.7%

The following table presents certain information relating to the lease rollover schedule at the Dallas Design District Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rent Rolling	% of Annual Rent Rolling	Cumulative % of Annual Rent Rolling
2022	4	14,896	$23.62	2.8%	2.8%	$351,774	3.3%	3.3%
2023	15	97,213	$17.45	18.6%	21.4%	$1,696,039	15.7%	19.0%
2024	8	40,961	$24.23	7.8%	29.2%	$992,442	9.2%	28.2%
2025	9	79,860	$17.92	15.2%	44.4%	$1,430,914	13.3%	41.4%
2026	11	94,261	$22.12	18.0%	62.4%	$2,085,406	19.3%	60.7%
2027	5	43,738	$19.87	8.3%	70.8%	$869,197	8.0%	68.8%
2028(4)	3	37,746	$14.57	7.2%	78.0%	$549,774	5.1%	73.9%
2029	3	37,039	$26.14	7.1%	85.1%	$968,306	9.0%	82.8%
2030	2	21,068	$20.01	4.0%	89.1%	$421,473	3.9%	86.7%
2031	5	32,525	$30.99	6.2%	95.3%	$1,008,088	9.3%	96.1%
2032	0	0	$0.00	0.0%	95.3%	$0	0.0%	96.1%
2033 & Beyond(5)	2	13,158	$32.27	2.5%	97.8%	$424,566	3.9%	100.0%
Vacant	0	11,565	$0.00	2.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	67	524,030	$21.23(6)	100.0%		$10,797,980	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

(4)	Includes a 3,795 SF management office that does not contribute rent.

(5)	2033 & Beyond includes one tenant representing 0.6% of the NRA which has no lease expiration date.

(6)	The Total/Wtd. Avg. UW Rent PSF Rolling excludes the 3,795 SF management office.

The Market. The Dallas Design District Properties are located approximately 2.5 miles west of downtown Dallas, Texas in an area known as the Design District. The area consists primarily of industrial buildings that have been repositioned into interior design and art showroom space. The area is a design industry hub with over 370 shops and art/design showrooms, as well as art galleries, antique shops, and restaurants. Recent development in the area includes multi-family projects and a Virgin Hotel. A one-mile urban trail called the Hi-Line Connector is currently under construction which will run through the Design District and connects with the Katy Trail and the Trinity Strand Trail. The Design District is centrally located with access to regional transportation routes, approximately 0.5 miles to I-35 and 0.7 miles to the Dallas North Tollway. Additionally, the Dallas Design Properties are approximately 4.3 miles from the Dallas Love Airfield and 0.9 miles from the Trinity River. According to the appraisal, the estimated 2021 population within a one-, three- and five-mile radius was approximately 13,292, 169,909 and 368,950, respectively, and the average household income within the same radii was $145,544, $118,523 and $117,985, respectively.

According to the appraisal, the Dallas Design District Properties are located within the Love Field/West Dallas retail submarket. As of the fourth quarter of 2021 the submarket reported total inventory of approximately 11.9 million SF with a 2.3% vacancy rate and average rent of $25.76 PSF. The appraisal concluded to market rents for the Dallas Design District Properties ranging from $12.39 PSF to $35.00 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Dallas Design District Properties:

Market Rent Summary
	Dallas Decorative Center	1401 Turtle Creek	1405 Turtle Creek	Dallas Design Center High Visibility	Dallas Design Center Low Visibility	Dallas Design Center >10K SF
Market Rent (PSF)	$35.00	$32.00	$35.00	$26.00-$33.00	$22.50-$23.00	$12.39-$22.50
Lease Term (Years)	10-11	10-15	10-15	10-11	10-11	10-11
Lease Type (Reimbursements)	Net	Net	Net	Net	Net	Net
Tenant Improvements	$40-$75/SF	$40-$75/SF	$40-$75/SF	$40-$75/SF	$40-$75/SF	$40-$75/SF

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #6	Cut-off Date Balance:	$45,350,000
Various	Dallas Design District	Cut-off Date LTV:	65.2%
Dallas, Texas 75207		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	7.7%

The table below presents certain information relating to comparable sales pertaining to the Dallas Decorative Center Property and the Dallas Design Center Property identified by the appraisal:

Comparable Sales Summary(1)
Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Sale Date	Sale Price (PSF)(2)
Dallas Design Center (Subject Property)	1250 Slocum Street and 1025 North Stemmons Freeway Dallas, TX	1982 / 2017	364,996	Feb. 2022(3)	$316.92
Dallas Decorative Center (Subject Property)	1617 Hi Line Drive Dallas, TX	1955 / 2022	136,376	Feb. 2022(3)	$426.15
Multi-Tenant Office Showroom	1700 Oak Lawn Avenue Dallas, TX	1957 / 2016	17,425	Feb. 2022	$480.34
Office-Showroom	1528 Slocum Street Dallas, TX	1954 / 2017	10,500	Sep. 2021	$428.57
Victory Park Retail	2401 Victory Park Lane Dallas, TX	2006 / 2016	227,544	May 2019	$566.09
Multi-Tenant Office Showroom	1201 Oak Lawn Avenue Dallas, TX	1963 / 2014	40,048	April 2017	$257.50
Mockingbird Station	5307 Mockingbird Lane Dallas, TX	1940 / 2001	560,468	Nov. 2015	$285.48

(1)	Information obtained from the appraisal.

(2)	Sale Price (PSF) is based on the borrower’s allocated purchase price.

(3)	Information obtained from the settlement statement.

The table below presents certain information relating to comparable sales pertaining to the 1401 Turtle Creek Property and the 1405 Turtle Creek Property identified by the appraisal:

Comparable Sales Summary(1)
Property Name	Location	Year Built / Renovated	Rentable Area (SF)	Sale Date	Sale Price (PSF)(2)
1401 Turtle Creek Boulevard (Subject Property)	1401 Turtle Creek Boulevard, Dallas, TX	1952 / 2022	10,898	Feb. 2022(3)	$676.54
1405 Turtle Creek Boulevard (Subject Property)	1405 Turtle Creek Boulevard Dallas, TX	1952/ 2019	11,760	Feb. 2022(3)	$686.22
Two Sisters Catering Restaurant	2633 Gaston Avenue Dallas, TX	1955 / 2012	4,850	Sep. 2021	$577.32
Office-Showroom	1528 Slocum Street Dallas, TX	1954 / 2017	10,500	Sep. 2021	$428.57
Multi-Tenant Retail	12050 Inwood Road Dallas, TX	2014 / NAP	5,600	April 2021	$857.14
Future Restaurant Building	1400 North Riverfront Boulevard Dallas, TX	1952 / 2021	5,060	Nov. 2020	$686.76

(1)	Information obtained from the appraisal

(2)	Sale Price (PSF) is based on the borrower’s allocated purchase price.

(3)	Information obtained from the settlement statement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #6	Cut-off Date Balance:	$45,350,000
Various	Dallas Design District	Cut-off Date LTV:	65.2%
Dallas, Texas 75207		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	7.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Dallas Design District Properties:

Cash Flow Analysis
	2019	2020	2021	UW	UW PSF
Base Rent	$8,466,922	$9,059,465	$9,894,027	$10,797,980(1)	$20.61
Grossed Up Vacant Space	$0	$0	$0	$325,005	$0.62
Gross Potential Rent	$8,466,922	$9,059,465	$9,894,027	$11,122,985	$21.23

Other Income	$59,444	$265,793	$0	$11,250	$0.02
Percentage Rent	$11,247	$6,550	$23,163	$0	$0.00
Total Recoveries	$2,130,250	$2,267,887	$2,270,642	$2,407,367	$4.59
Net Rental Income	$10,667,863	$11,599,695	$12,187,833	$13,541,602	$25.84
(Vacancy & Credit Loss)	$0	$0	$0	($325,005)(2)	($0.62)
Effective Gross Income	$10,667,863	$11,599,695	$12,187,833	$13,216,597	$25.22

Real Estate Taxes	$1,713,035	$1,741,418	$1,348,259	$1,798,244	$3.43
Insurance	$162,142	$233,133	$210,111	$177,740	$0.34
Management Fee	$497,582	$527,046	$503,468	$396,498	$0.76
Other Operating Expenses	$958,263	$759,499	$945,108	$872,314	$1.66
Total Operating Expenses	$3,331,023	$3,261,097	$3,006,945	$3,244,797	$6.19

Net Operating Income	$7,336,840(3)	$8,338,599(3)	$9,180,888(3)	$9,971,800(3)	$19.03
Replacement Reserves	$0	$0	$0	$104,806	$0.20
TI/LC	$0	$0	$0	$139,840	$0.27
Net Cash Flow	$7,336,840	$8,338,599	$9,180,888	$9,727,154	$18.56

Occupancy %	98.0%	98.5%	97.8%	97.1%(2)
NOI DSCR(4)	1.21x	1.38x	1.52x	1.65x
NCF DSCR(4)	1.21x	1.38x	1.52x	1.61x
NOI Debt Yield(4)	5.6%	6.4%	7.0%	7.7%
NCF Debt Yield(4)	5.6%	6.4%	7.0%	7.5%

(1)	The UW Base Rent includes rent steps through January 2023 totaling $98,412.
(2)	The underwritten economic vacancy is 2.9%. The Dallas Design District Properties were 97.8% occupied as of January 12, 2022.

(3)	The increase in Net Operating Income from 2019 to 2020, from 2020 to 2021, and from 2021 to UW is primarily driven by growth in the base rent from rent steps and increasing rents, evidenced by an average 27% rental increase over prior leases on the same spaces since 2019.

(4)	The debt service coverage ratios and debt yields are based on the Dallas Design District Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront deposit of $307,411 and ongoing monthly deposits of $153,706 for real estate taxes.

Insurance – The loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof, initially estimated at $14,812. Notwithstanding the above, the borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the lender is provided with paid receipts for the payment of the insurance premiums no later than ten business days prior to the expiration dates of said policies.

Replacement Reserve – During the continuance of a Cash Trap Event Period (defined below), the loan documents require ongoing monthly replacement reserve deposits of $8,734.

Leasing Reserve – The loan documents require an upfront deposit of $3,640,000 and springing monthly deposits of $43,669 for tenant improvements and leasing commissions, if the balance in the reserve is below $1,048,060. The reserve is capped at $3,640,000.

Lockbox and Cash Management. The Dallas Design District Whole Loan is structured with a hard lockbox with springing cash management. The borrower is required to deposit all rents within two business days of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Cash Trap Event Period is not in effect, all funds in the lockbox account are required to be distributed to the borrower. During a Cash Trap Event Period, all funds in the lockbox are required to be swept into a lender controlled cash management account, and, after the satisfaction of the payment priorities set forth in the Dallas Design District Whole Loan documents, all excess cash flow is required to be swept into an excess cash flow subaccount to be held as additional collateral for the Dallas Design District Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #6	Cut-off Date Balance:	$45,350,000
Various	Dallas Design District	Cut-off Date LTV:	65.2%
Dallas, Texas 75207		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	7.7%

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; and

(ii)	the net operating income debt yield falling below 6.0%, tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the net operating income debt yield is equal to or greater than 6.0% for one calendar quarter.

Additional Secured Indebtedness (not including trade debts). The Dallas Design District Properties also secure the Dallas Design District Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $85,000,000. The Dallas Design District Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Dallas Design District Mortgage Loan. The Dallas Design District Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Dallas Design District Non-Serviced Pari Passu Companion Loans. The holders of the Dallas Design District Mortgage Loan and the Dallas Design District Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Dallas Design District Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. None.

Release of Property. From and after the prepayment lockout date, the borrower may obtain the release of the 1401 Turtle Creek Property and/or the 1405 Turtle Creek Property, provided the following conditions, among others, are satisfied: (i) no event of default is continuing; (ii) the borrower prepays the Dallas Design District Whole Loan in an amount equal to 110% of the allocated loan amount for the released property, in addition to any required yield maintenance premium; and (iii) the debt yield following the release is no less than the greater of the debt yield at origination (7.4%) and the debt yield immediately prior to the release (provided that the borrower will be permitted to prepay the Dallas Design District Whole Loan in an amount sufficient to satisfy such debt yield condition). The allocated loan amounts for the respective properties are $5,095,000 for the 1401 Turtle Creek Property and $5,577,000 for the 1405 Turtle Creek Property.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Dallas Design District Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan # 7	Cut-off Date Balance:	$39,000,000
625 North Flagler Drive	625 North Flagler Drive	Cut-off Date LTV:	65.0%
West Palm Beach, FL 33401		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan # 7	Cut-off Date Balance:	$39,000,000
625 North Flagler Drive	625 North Flagler Drive	Cut-off Date LTV:	65.0%
West Palm Beach, FL 33401		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.8%

625 North Flagler Drive
625 North Flagler Drive
West Palm Beach, FL 33401
Riviera Beach
WEST PALM BEACH
Palm Beach
Palm Beach Shores
Singer Island
Atlantic Ocean
Ironhorse Country Club
West Palm Beach VA Medical Ctr.
PepsiCo Bottling Co.
Silver Beach Rd
Island Plaza Shopping Ctr.
Marriott's Oceana Palms
Dyer Blvd Park
Haverhill Business Park
Blue Heron Blvd
Riviera Beach Shopping Ctr.
Sailfish Marina Resort
MLK Jr Blvd
Coca-Cola Bottlers Florida
3D Medical Manufacturing
Old Dixie Hwy
Broadway Ave
Peanut Island Park
Jog Rd
Lone Pines GC
AMTRAK
Costco Distribution Center
Comcast Service Center
Sysco Southeast Florida
Manatee Lagoon
ACK Headquarters
North Village Square
JFK Medical Center
Sailfish Club of Florida
45th St
Village Shopping Center
MANGONIA PARK
St. Marys Medical Center
South Wind Plaza
Park Plaza
Spencer Lakes
45th Street Plaza
Northwood Pines
Florida's Turnpike
Haverhill Rd
Lake Mangonia
TRI-RAIL
Palm Beach Country Club
Paradise Place Shopping Ctr.
Roebuck Rd
Village Blvd
Bear Lakes Country Club
President Country Club
North Tamarind
Marketplace at the Outlets
Palm Beach Lakes Blvd
Good Samaritan Medical Center
Bear Island Country Club
Crosstown Plaza
Palm Beach Outlets
Roosevelt Estates
FLAGLER MEM BR.
Century Village
Emerald Dunes GC
Keiser University
Concourse Plaza
1st St
Flagler Museum
Breakers Ocean GC
The Breakers Palm Beach
Clear Lake
Turtle Bay Golf Club
Village Commons Shopping Ctr.
WEST PALM BCH
Kravis Center
City Place
ROYAL PARK BRIDGE
Westward
Pine Trail Shopping Center
Okeechobee Blvd
Cross Country Plaza
DOWNTOWN WEST PALM BEACH
Westgate Ave
Palm Beach Atlantic College
Palm Beach County Convention Ctr.
PALM BEACH COUNTY
N. Military Trail
Westgate
Congress Ave
Everglades Golf Course
Palm Beach Opera
Belvedere Rd
Belmart Plaza
The Palm Beach Post
Palm Beach International Airport
Parker Ave
S. Dixie Hwy
Lake Worth Lagoon
S. Ocean Blvd
Southern Blvd
Southdale Shopping Ctr.
Marshall & Vera Lea Rinker Athletic Campus
Summit Blvd
Esplanade
Southside
S. Congress Ave
Federal Hwy
Forest Hill Center
Forest Hill Blvd
Miami 67 miles
Lake Okeechobee
West Palm Beach
Boynton Beach
Delray Beach
Boca Raton
Pompano Beach
FORT LAUDERDALE
Hollywood
MIAMI
Miami Beach
Coral Gables
Homestead
THE EVERGLADES
Gulf of Mexico
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 7 – 625 North Flagler Drive

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	West Palm Beach, FL 33401
Original Balance:	$39,000,000			General Property Type:	Office
Cut-off Date Balance:	$39,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	5.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1984 / 2019
Borrower Sponsor:	FRI Investors			Size:	108,482 SF
Guarantor:	Michael P. McCloskey			Cut-off Date Balance PSF:	$360
Mortgage Rate:	4.9400%			Maturity Date Balance PSF:	$311
Note Date:	4/8/2022			Property Manager:	FRI Flagler Management, LLC
First Payment Date:	6/1/2022				(borrower-related)
Maturity Date:	5/1/2032
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	24 months			Underwriting and Financial Information(3)
Seasoning:	1 month			UW NOI(4):	$3,432,474
Prepayment Provisions:	L(25),D(90),O(5)			UW NOI Debt Yield:	8.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	10.2%
Additional Debt Type:	NAP			UW NCF DSCR:	1.30x
Additional Debt Balance:	NAP			Most Recent NOI(4):	$2,217,933 (12/31/2021)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(4):	$1,637,101 (12/31/2020)
Reserves(1)				3rd Most Recent NOI(4):	$1,413,035 (12/31/2019)
Type	Initial	Monthly	Cap	Most Recent Occupancy(4):	97.9% (3/8/2022)
RE Taxes:	$398,614	$49,827	NAP	2nd Most Recent Occupancy(4):	87.5% (12/31/2021)
Insurance:	$207,062	$25,848	NAP	3rd Most Recent Occupancy(4):	71.6% (12/31/2020)
Deferred Maintenance:	$34,325	$0	NAP	Appraised Value (as of):	$60,000,000 (3/9/2022)
Replacement Reserve:	$125,000	$2,983	$107,397	Appraised Value PSF:	$553
TI/LC Reserve:	$810,000	Springing	$813,600	Cut-off Date LTV Ratio:	65.0%
Other Reserves(2):	$900,719	$0	NAP	Maturity Date LTV Ratio:	56.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$39,000,000	100.0%	Loan Payoff:	$28,589,828	73.3%
			Return of Equity:	$7,211,354	18.5%
			Reserves:	$2,475,720	6.3%
			Closing Costs:	$723,098	1.9%
Total Sources:	$39,000,000	100.0%	Total Uses:	$39,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.

(2)	Other Reserves are comprised of landlord obligations reserve ($602,720), gap rent reserve ($178,968) and free rent reserve ($119,031).

(3)	The novel coronavirus pandemic is an evolving situation and could impact the 625 North Flagler Drive Mortgage Loan (as defined below) more severely than assumed in the underwriting of the 625 North Flagler Drive Mortgage Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(4)	The borrower sponsor acquired the 625 North Flagler Drive Property (as defined below) in 2016 for $23,000,000 when the 625 North Flagler Drive Property was approximately 65.3% occupied and subsequently invested $3.8 million in capital improvements and $5.6 million in tenant improvements. The borrower sponsor has been able to sign up 14 new and renewal leases (68.0% of NRA and 79.0% of underwritten rent) at the 625 North Flagler Drive Property since 2020.

The Mortgage Loan. The seventh largest mortgage loan (the “625 North Flagler Drive Mortgage Loan”) is evidenced by a single promissory note in the original principal balance of $39,000,000. The 625 North Flagler Drive Mortgage Loan is secured by a first priority fee mortgage encumbering a 108,482 SF office property located in West Palm Beach, Florida (the “625 North Flagler Drive Property”).

The Borrower and the Borrower Sponsor. The borrower is 625 Flagler Acquisition, LLC, a Delaware limited liability company structured to be bankruptcy-remote with one independent director. The borrower sponsor is FRI Investors and the non-recourse carveout guarantor is Michael P. McCloskey.

FRI Investors is a real estate organization with a dedicated emphasis on mid-sized markets in the Southeastern United States. Founded in 1995, FRI Investors has acquired more than 3 million SF of office space and industrial space with an aggregate value of $450 million since that time. FRI Investors currently operates 275,000 SF of office assets within Palm Beach County. FRI Investors employs a strategy that focuses on acquiring properties that are fundamentally sound yet under-performing and revitalizing them through entrepreneurial ownership, responsive management and a clear long-term vision.

Michael P. McCloskey is the Chairman and CEO of FRI Investors. Mr. McCloskey founded Florida Realty Investments in 1995, which began with the acquisition of a 32,000 SF office building in West Palm Beach, Florida. In recognition of its expansion, the company was renamed FRI Investors and has continued its activity in markets throughout the Southeastern United States.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan # 7	Cut-off Date Balance:	$39,000,000
625 North Flagler Drive	625 North Flagler Drive	Cut-off Date LTV:	65.0%
West Palm Beach, FL 33401		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.8%

Due to circumstances stemming from the great recession and global financial crisis, Mr. McCloskey had two investment properties foreclosed on in 2013. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

The Property. The 625 North Flagler Drive Property is an 11-story, 108,482 SF Class A office property, with an attached four-level, 300-space parking garage, located on a 1.27-acre site in the central business district of West Palm Beach, Florida with views across the Intercoastal Waterway. The borrower sponsor purchased the 625 North Flagler Drive Property in 2016, when the 625 North Flagler Drive Property was approximately 65.3% occupied. Between 2017 and 2019, the borrower sponsor completed $3.8 million of capital improvements and invested an additional $5.6 million in tenant improvements. Capital improvements consisted of a $1.6 million HVAC replacement, a $1 million lobby renovation, $489,000 in parking garage improvements, $166,000 in common area upgrades and an additional $561,000 in miscellaneous repairs including landscaping and fire safely controls. The borrower sponsor has a current cost basis of $34 million. As of March 8, 2022, the 625 North Flagler Drive Property was 97.9% leased by 20 tenants, including United States of America, General Services Administration (“GSA”) – IRS and Secret Service, F1 Bioventures, Becker & Poliakoff, Mount Sinai and Electriq Power.

Major Tenants.

GSA – IRS (19,902 SF, 18.3% of NRA, 27.0% of underwritten rent). GSA - IRS (Fitch/Moody’s/S&P: AAA/Aaa/AA+) has been a tenant at the 625 North Flagler Drive Property since 2020 and its current lease expires on January 31, 2030, with no renewal options. GSA – IRS’s lease is structured as full service gross (“FSG”) and the tenant currently pays a rent of $53.23 PSF, subject to 3% annual escalations. The rent includes $701,667 of amortized tenant improvements ($126,662 per year for the first 6.5 years of the lease (ending January 20, 2027)), which the tenant may repay in a lump sum or return to the landlord any unused portion in exchange for a decrease in rent according to the agreed-upon amortization rate. GSA - IRS may terminate its lease, in whole or in part, at any time effective after January 20, 2027, by providing not less than 90 days prior written notice. A notice of termination will trigger a cash sweep under the loan documents. See “Lockbox and Cash Management” below for further discussion.

GSA also occupies 9,972 SF for use by the Secret Service in two separate spaces (suite 1000 and 902) through September 8, 2038. In the aggregate, the GSA comprises 27.5% of NRA and 40.6% of the underwritten rent at the 625 North Flagler Drive Property. The three GSA leases are guaranteed by the United States of America.

F1 Bioventures (16,011 SF, 14.8% of NRA, 14.3% of underwritten rent). F1 Bioventures (formerly known as F1 Oncology) is a clinical-stage biotechnology company. It develops CAR-T therapies for the treatment of solid and liquid tumors. The tenant has been at the 625 North Flagler Drive Property since 2016 (6,762 SF) and recently expanded its space by 9,249 SF, to take over the entire 4th floor. F1 Bioventures is entitled to $370,000 ($40 PSF) as a tenant improvement allowance for the expansion space, which was fully reserved by the lender at loan closing. Upon the substantial completion of the expansion space (estimated by the tenant to be September 1, 2022), the lease for the combined 16,011 SF will commence for a term of 10 years at a rent of $36.00 PSF, subject to 3.0% annual escalations. The lender reserved $97,125 for any gap rent for F1 Bioventures. The tenant will have one, 5-year renewal option upon 6 to 9 months’ notice and has no termination options.

Becker & Poliakoff (13,080 SF, 12.1% of NRA, 6.3% of underwritten rent). Founded in 1973, Becker & Poliakoff is a law firm with offices in New York, New Jersey, Washington, D.C. and Florida. The tenant utilizes the office space for their core practices, including Business Litigation, Community Association Law, Construction Law & Litigation, Corporate, Elder Law, Trust & Estate Planning, Probate, Government Law & Lobbying, Public-Private Partnerships, and Real Estate. The tenant pays a fixed rent of $19.55 PSF for their lease term. The tenant has been at the 625 North Flagler Drive Property since 2015 and its lease expires on October 31, 2026. The tenant has one, 5-year renewal option upon 12 months’ notice and no termination options.

Mount Sinai (7,925 SF, 7.3% of NRA, 6.4% of underwritten rent). The Icahn School of Medicine at Mount Sinai (“Mount Sinai”) (Fitch/Moody’s/S&P: NR/A3/A-) is an international leader in medical and scientific training, biomedical research, and patient care. It is the medical school for the Mount Sinai Health System, which includes eight hospital campuses, and has more than 5,000 faculty and nearly 2,000 students, residents and fellows. The tenant currently pays a rent of $28.14 PSF, subject to 3% annual escalations. The tenant has been at the 625 North Flagler Drive Property since 2017 and its lease expires on August 31, 2032. The tenant has two, 5-year renewal options upon 6 months’ notice and no termination options.

Electriq Power (7,753 SF, 7.1% of NRA, 7.5% of underwritten rent). Founded in 2014 in San Leandro, CA, Electriq Power develops smart home battery systems. The tenant currently pays a rent of $39.00 PSF, subject to 3% annual escalations. The tenant is expected to take occupancy in September 2022, after completion of its space, and its lease expires on April 30, 2027. The tenant received $125,000 as a tenant improvement allowance, which was fully reserved by the lender at loan closing. The tenant has one, 5-year renewal option upon 6-9 months’ notice. The lender reserved $71,418.75 of gap rent plus $119,031.25 of free rent for Electriq Power.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan # 7	Cut-off Date Balance:	$39,000,000
625 North Flagler Drive	625 North Flagler Drive	Cut-off Date LTV:	65.0%
West Palm Beach, FL 33401		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.8%

The following table presents certain information relating to the major tenants at the 625 North Flagler Drive Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Termination Option	Renewal Options
GSA – IRS(4)	AAA/Aaa/AA+	19,902	18.3%	$1,090,848	27.0%	$54.81	1/31/2030	Y(5)	N/A
F1 Bioventures	NR/NR/NR	16,011	14.8%	$576,396	14.3%	$36.00	5/31/2032(6)	N	1, 5 year
Becker & Poliakoff	NR/NR/NR	13,080	12.1%	$255,714	6.3%	$19.55	10/31/2026	N	1, 5 year
Mount Sinai	NR/A3/A-	7,925	7.3%	$259,639	6.4%	$32.76	8/31/2032	N	2, 5 year
Electriq Power(7)	NR/NR/NR	7,753	7.1%	$302,367	7.5%	$39.00	4/30/2027	Y	1, 5 year
Subtotal/Wtd. Avg.		64,671	59.6%	$2,484,964	61.5%	$38.42

Remaining Tenants		41,495	38.3%	$1,553,969	38.5%	$37.45
Vacant Space		2,316	2.1%	$0	0.0%	$0.00
Total/Wtd. Avg.		108,482	100.0%	$4,038,933	100.0%	$38.04(8)

(1)	Information is based on the underwritten rent roll dated March 8, 2022.

(2)	Certain ratings are those of the parent company or government whether or not the parent company or government guarantees the leases.

(3)	Annual UW Rent reflects NNN leases, except for GSA – IRS, which pays rent based on a FSG lease.

(4)	GSA – IRS Annual UW Rent includes $701,667 of amortized tenant improvements ($126,662 per year for the first 6.5 years of the lease (ending January 20, 2027)), which the tenant may repay in a lump sum or return to the landlord any unused portion in exchange for a decrease in rent according to the agreed-upon amortization rate.

(5)	GSA - IRS may terminate the lease, in whole or in part, at any time effective after January 20, 2027, by providing not less than 90 days prior written notice.

(6)	Upon the substantial completion of the F1 Bioventures expansion space (9,249 SF) (estimated by the tenant to be September 1, 2022), the lease for the combined 16,011 SF will commence for a term of 10 years. The lender reserved $97,125 for any gap rent for F1 Bioventures.

(7)	Electriq Power is expected to take occupancy of its space in September 2022 after completion of its space. The lender reserved $71,419 of gap rent plus $119,031 of free rent for Electriq Power. The lender also reserved $125,000 as a tenant improvement allowance.

(8)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the 625 North Flagler Drive Property:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rent Rolling	% of Annual Rent Rolling	Cumulative % of Annual Rent Rolling
MTM/2022	2	1,935	$35.55	1.8%	1.8%	$68,787	1.7%	1.7%
2023	2	5,340	$29.16	4.9%	6.7%	$155,700	3.9%	5.6%
2024	3	4,406	$29.04	4.1%	10.8%	$127,962	3.2%	8.7%
2025	0	0	$0.00	0.0%	10.8%	$0	0.0%	8.7%
2026	2	14,783	$20.86	13.6%	24.4%	$308,337	7.6%	16.4%
2027	5	20,891	$34.96	19.3%	43.7%	$730,407	18.1%	34.4%
2028	0	0	$0.00	0.0%	43.7%	$0	0.0%	34.4%
2029	0	0	$0.00	0.0%	43.7%	$0	0.0%	34.4%
2030	1	19,902	$54.81	18.3%	62.0%	$1,090,848	27.0%	61.5%
2031	0	0	$0.00	0.0%	62.0%	$0	0.0%	61.5%
2032	3	28,937	$34.77	26.7%	88.7%	$1,006,069	24.9%	86.4%
2033 & Beyond	2	9,972	$55.24	9.2%	97.9%	$550,824	13.6%	100.0%
Vacant	0	2,316	$0.00	2.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	20	108,482	$38.04(3)	100.0%		$4,038,933	100.0%

(1)	Information is based on the underwritten rent roll dated March 8, 2022.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	Total/Wtd. Avg. UW Rent PSF Rolling vacant space.

The Market. The 625 North Flagler Drive Property is located in the Palm Beach County office market and the West Palm Beach CBD submarket. The neighborhood is bounded by North Quadrille Boulevard to the north, Lakeview Avenue to the south, US Highway 1 / Federal Highway to the west and the Intracoastal Waterway to the east. Primary access to the 625 North Flagler Drive Property is provided by Florida’s Turnpike and Interstate Highway 95, both of which are major north/south highways within Palm Beach County. Land uses within the 625 North Flagler Drive Property’s neighborhood consist of a mix of commercial and residential development. The 625 North Flagler Drive Property is situated a few blocks west of the Intracoastal Waterway. Nearby attractions include the Palm Beach County Convention Center, CityPlace Retail, the Kravis Center for the Performing Arts, and the Brightline rail.

According to the appraisal, the 625 North Flagler Drive Property is situated within a commercial district that is growing and transforming into a more desirable live-work environment. The 625 North Flagler Drive Property has proximity to residential planned unit developments, CBD commercial developments, the Palm Beach International Airport, employments centers and regional transportation links. The 2021 population within a 1-, 3- and 5-mile radius of the 625 North Flagler Drive Property was 14,713, 68,679 and 165,503, respectively. The 2021 average household income within the same radii was $102,634, $90,838 and $78,826, respectively. The major employers in the area include Palm Beach County School District, Tenet Coastal Division Palm Beach County, Palm Beach County Board of County Commissioners, Florida Crystals Corporation, Pratt & Whitney and U.S. Sugar.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan # 7	Cut-off Date Balance:	$39,000,000
625 North Flagler Drive	625 North Flagler Drive	Cut-off Date LTV:	65.0%
West Palm Beach, FL 33401		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.8%

According to the appraisal, the absorption in the fourth quarter of 2021 in the Palm Beach County office market reached 177,000 SF, bringing the year-to-date absorption to 536,000 SF. The average asking rent in the Palm Beach County office market was up 9.7% year-over-year to $28.90 PSF. As of the fourth quarter of 2021, the West Palm Beach CBD submarket had an inventory of 3,258,100 SF, a total vacancy of 20.7% and an average asking rent of $46.14 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 625 North Flagler Drive Property:

Market Rent Summary

Category	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection
Office Space (NNN)	$36.00	5.3	3.0% annual increase
Medical Office Space (NNN)	$31.00	10.6	3.0% annual increase
GSA Space (FSG)	$50.00	15.0	3.0% annual increase

The following table presents recent leasing data at comparable properties to the 625 North Flagler Drive Property:

Comparable Lease Summary

Property Name Location	Year Built / Renovated	Total NRA (SF)	Distance from Subject (miles)	Occ. %	Quoted Rental Rate (PSF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF
Esperante 222 Lakeview Avenue West Palm Beach, FL	1989 / 2010	255,984	1.2	94%	$45-$70	Glenmeade Trust PBF Energy Eaton Vance Quoted	Jul-19 / 5.0 May-19 / 5.0 May-19 / 5.3 N/A	5,762 4,294 1,472 N/A	$45.00 $45.00 $45.00 $45.00
Phillips Point 777 South Flagler Drive West Palm Beach, FL	1985 / NAP	443,498	1.5	97%	$70	Holland & Knight Quoted	Mar-20 / 5.3 N/A	17,467 N/A	$50.00 $70.00
echo 205 Datura Street West Palm Beach, FL	1925 / 2020	71,694	0.5	52%	$48-$55	Alta Rock Stone Point Capital Quoted	Sep-21 / 6.0 Sep-21 / 7.8 N/A	4,345 5,738 N/A	$40.00 $40.00 $48.00
One Clearlake Centre 250 South Australian Avenue West Palm Beach, FL	1986 / 2019	444,168	1.3	64%	$26	Ideal Nutrition CenterState Bank Coastal Wealth (Mass Mutual) BB&T Quoted	Jul-21 / 5.3 Jul-21 / 10.3 Mar-21 / 1.3 Jan-21 / 5.0 N/A	3,226 7,305 2,960 6,241 N/A	$25.75 $21.50 $17.57 $22.61 $26.00
The Harvey Building 224 Datura Street West Palm Beach, FL	1926 / NAP	79,423	0.5	80%	$25-$38	Visit Palm Beach Quoted	Dec-20 / 3.0 N/A	1,303 N/A	$22.00 $25.00
360 Rosemary 360 Rosemary Avenue West Palm Beach, FL	2021 / NAP	300,000	0.9	100%	$50-$80	Quoted	N/A	N/A	$50.00

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan # 7	Cut-off Date Balance:	$39,000,000
625 North Flagler Drive	625 North Flagler Drive	Cut-off Date LTV:	65.0%
West Palm Beach, FL 33401		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 625 North Flagler Drive Property:

Cash Flow Analysis(1)

	2019	2020	2021	UW	UW PSF
Gross Potential Rent(2)	$1,376,500	$1,941,379	$2,421,696	$4,128,492	$38.06
Reimbursements	$1,305,129	$1,317,109	$1,240,205	$1,522,163	$14.03
Other Income(3)	$560,653	$494,371	$490,401	$515,925	$4.76
(Vacancy & Concessions)	$0	($317,781)	($71,897)	($706,332)	($6.51)
Effective Gross Income	$3,242,282	$3,435,078	$4,080,405	$5,460,248	$50.33

Real Estate Taxes	$524,463	$520,805	$575,058	$586,428	$5.41
Insurance	$198,257	$260,911	$252,572	$264,194	$2.44
Other Operating Expenses	$1,106,527	$1,016,261	$1,034,842	$1,177,152	$10.85
Total Operating Expenses	$1,829,247	$1,797,977	$1,862,472	$2,027,774	$18.69

Net Operating Income	$1,413,035	$1,637,101	$2,217,933	$3,432,474	$31.64
Replacement Reserves	$0	$0	$0	$35,799	$0.33
TI/LC	$0	$0	$0	$163,249	$1.50
Net Cash Flow	$1,413,035	$1,637,101	$2,217,933	$3,233,426	$29.81

Occupancy %	53.1%	71.6%	87.5%	87.5%(4)
NOI DSCR	0.57x	0.66x	0.89x	1.38x
NCF DSCR	0.57x	0.66x	0.89x	1.30x
NOI Debt Yield	3.6%	4.2%	5.7%	8.8%
NCF Debt Yield	3.6%	4.2%	5.7%	8.3%

(1)	The borrower sponsor acquired the 625 North Flagler Drive Property (as defined below) in 2016 for $23,000,000, when the 625 North Flagler Drive Property was approximately 65.3% occupied, and subsequently invested $3.8 million in capital improvements and $5.6 million in tenant improvements. The borrower sponsor has been able to sign up 14 new and renewal leases (68.0% of NRA and 79.0% of underwritten rent) at the 625 North Flagler Drive Property since 2020.

(2)	UW Gross Potential Rent is based on the underwritten rent roll dated March 8, 2022 and includes rent steps occurring through April 2023 as well as the average rental rate until January 20, 2027 for GSA - IRS ($31,450), until September 8, 2036 for the GSA - Secret Service ($7,725) and through the entire lease term for Mount Sinai ($36,648).

(3)	UW Other Income includes $101,965 of parking income, which is based on historical income and leased parking spaces, $413,960 of antenna income as well as signage rent from Mount Sinai and Jupiter Medical.

(4)	Represents economic occupancy. The 625 North Flagler Drive Property was 97.9% occupied as of March 8, 2022.

Escrows and Reserves.

Real Estate Taxes – The 625 North Flagler Drive Mortgage Loan documents provide for an upfront reserve of approximately $398,614 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next twelve months for the 625 North Flagler Drive Property (initially approximately $49,827 per month).

Insurance – The 625 North Flagler Drive Mortgage Loan documents provide for an upfront reserve of approximately $207,062 for insurance premiums. In the event the 625 North Flagler Drive Property is no longer covered by a blanket insurance policy, the borrower is required to deposit 1/12th of the annual estimated insurance premiums monthly (initially approximately $25,848 per month).

Replacement Reserve – The 625 North Flagler Drive Mortgage Loan documents provide for an upfront reserve of approximately $125,000 for replacement reserves and ongoing monthly deposits of $2,983, subject to a cap of $107,397.

Deferred Maintenance - The 625 North Flagler Drive Mortgage Loan documents provide for an upfront reserve of approximately $34,325 for immediate repairs.

TI/LC Reserve – The 625 North Flagler Drive Mortgage Loan documents provide for an upfront reserve of approximately $810,000 for TI/LCs. Additionally, springing deposits in an amount of $13,560 are required on each payment date beginning after $405,000 has been disbursed from the reserve, subject to a cap of $813,600.

Landlord Obligation Reserve - The 625 North Flagler Drive Mortgage Loan documents provide for an upfront reserve of approximately $602,720 for outstanding tenant improvements for F1 Bioventures ($370,000), Electriq Power ($125,000) and Connect One Bank ($107,220).

Gap Rent Reserve - The 625 North Flagler Drive Mortgage Loan documents provide for an upfront reserve of approximately $178,968 for gap rent for F1 Bioventures ($97,125), Electriq Power ($71,418) and Connect One Bank ($10,424).

Free Rent Reserve - The 625 North Flagler Drive Mortgage Loan documents provide for an upfront reserve of approximately $119,031 (equivalent to five months of rent) for the Electriq Power’s rent abatement period.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan # 7	Cut-off Date Balance:	$39,000,000
625 North Flagler Drive	625 North Flagler Drive	Cut-off Date LTV:	65.0%
West Palm Beach, FL 33401		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.8%

Lockbox and Cash Management. The 625 North Flagler Drive Mortgage Loan is structured with a hard lockbox and springing cash management upon a Cash Sweep Period (as defined below). All rents from the 625 North Flagler Drive Property are required to be deposited directly to the lockbox account and, so long as a Cash Sweep Period is not continuing, funds in the lockbox account are required to be transferred to the borrower’s operating account. During a Cash Sweep Period, the borrower will not have access to the funds in the lockbox account and such funds are required to be transferred to the lender-controlled cash management account and disbursed according to the 625 North Flagler Drive Mortgage Loan documents. During a Cash Sweep Period, all excess cash is required to be held by the lender as additional security for the 625 North Flagler Drive Mortgage Loan; provided that excess cash will be disbursed at the direction of the borrower in the event of shortfalls in certain monthly expense items (including operating expenses consistent with the annual budget and operating expenses and extraordinary expenses approved by the lender).

A “Cash Sweep Period” will occur during (i) the period commencing at such time as the amortizing debt service coverage ratio falls below 1.15x on a trailing twelve-month basis (tested quarterly), and ending upon the amortizing debt service coverage ratio being at least 1.20x on a trailing twelve month basis (tested quarterly) for two consecutive quarters and/or (ii) the period commencing upon the occurrence of a GSA – IRS Trigger Event (as defined below) and ending upon the occurrence of a GSA – IRS Trigger Event Cure (as defined below).

A “GSA – IRS Trigger Event” will commence when the GSA – IRS tenant (i) “goes dark”, vacates or gives notice of its intent to vacate or terminate its lease, (ii) fails to exercise its option to extend its lease term on or before the date specified in its lease, or if no such date is specified, the date that is 12 months prior to expiration of its lease, or (iii) defaults in the payment of any rent or other expenses for which it is responsible (after the expiration of any notice and cure periods) under its lease.

A “GSA – IRS Trigger Event Cure” means (1) with respect to a GSA – IRS Trigger Event under clause (i) or (ii) above, either (a) the GSA – IRS space is leased to a replacement tenant acceptable to the lender for a period of time and on terms and conditions reasonably acceptable to the lender or (b) the amortizing debt service coverage ratio exceeds 1.25x on a trailing twelve month basis for two consecutive calendar quarters (for purposes of such calculation, excluding rent paid under the GSA – IRS lease), (2) with respect to a GSA – IRS Trigger Event under clause (ii) above, the GSA-IRS Trigger Event may also be cured by the GSA – IRS tenant having renewed its lease for at least five years and delivered an estoppel satisfactory to the lender, or (3) with respect to a GSA – IRS Trigger Event under clause (iii) above, the default is cured and the borrower provides evidence reasonably satisfactory to the lender that the GSA – IRS tenant is current in all of its monetary obligations under its lease.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the 625 North Flagler Drive Property together with 18 months of business income insurance plus a six-month extended period of indemnity. For so long as the Terrorism Risk Insurance Act of 2002, as amended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (or subsequent statute, extension, or reauthorization) is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #8	Cut-off Date Balance:	$37,800,000
1621-1679 East Monte Vista Avenue	Nut Tree Plaza	Cut-off Date LTV:	67.2%
Vacaville, CA 95688		UW NCF DSCR:	1.86x
		UW NOI Debt Yield:	9.8%

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #8	Cut-off Date Balance:	$37,800,000
1621-1679 East Monte Vista Avenue	Nut Tree Plaza	Cut-off Date LTV:	67.2%
Vacaville, CA 95688		UW NCF DSCR:	1.86x
		UW NOI Debt Yield:	9.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #8	Cut-off Date Balance:	$37,800,000
1621-1679 East Monte Vista Avenue	Nut Tree Plaza	Cut-off Date LTV:	67.2%
Vacaville, CA 95688		UW NCF DSCR:	1.86x
		UW NOI Debt Yield:	9.8%

Nut Tree Plaza
1621-1679 East Monte Vista Avenue
Vacaville, CA 95688
Sacramento
32 miles
San Francisco
46 miles
Allendale
Allendale Rd
Dixon
Dixon Ave
Hartley
Midway Rd
Meridian Rd
AMTRAK
Solano Comm. Coll.-Vacaville
Kaiser Permanente Vacaville Med. Ctr.
Browns Valley Rd
Bucktown
Gibson Canyon Rd
Nut Tree Airport
Centennial Park
Green Tree GC
Lewis Rd
Nugget Markets
Vacaville Premium Outlets
Vacaville Commons
Monte Vista Ave
Hawkins Rd
Elmira Rd
Alamo Plaza
Vacaville
Leisure Town Rd
Elmira
VACA MOUNTAINS
The Shops at Golden Hills
Alamo Dr
Creekside Center
CAPITOL CORRIDOR AMTRAK
Cypress Lake Golf Course
Peabody Rd
SOLANO COUNTY
Paradise Valley GC
Cement Hill Rd
FAIRFIELD/VACAVILLE AMTRAK
Fairfield
N. Gate Rd
Air Base Pkwy
Texas St
Oakmont Plaza
David Grant USAF Medical Center
Travis Air Force Base
Walters Rd
NorthBay Medical Center
Solano Town Center
Heritage Park Shopping Center
Suisun City
505
80
Geyserville
Healdsburg
Calistoga
Woodland
SACRAMENTO
Windsor
St. Helena
Winters
Davis
Santa Rosa
Kenwood
Elk Grove
Sebastopol
Yountville
Bodega Bay
Vacaville
Sonoma
Napa
Fairfield
Tomales
Petaluma
Rio Vista
Novato
Vallejo
Stockton
San Rafael
Richmond
Concord
Antioch
Mill Valley
Walnut Creek
Berkeley
Pacific Ocean
SAN FRANCISCO
OAKLAND
Danville
Lathrop
Alameda
San Ramon
Dublin
Tracy
Daly City
Livermore
Pleasanton
Pacifica
San Mateo
Hayward
Redwood City
Fremont

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 8 – Nut Tree Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Vacaville, CA 95688
Original Balance(1):	$37,800,000			General Property Type:	Retail
Cut-off Date Balance(1):	$37,800,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	5.0%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2006/2008
Borrower Sponsors:	Tower Investments, LLC and Nella Invest, LLC			Size:	369,932 SF
Guarantors:	Tower Investments, LLC and Nella Invest, LLC			Cut-off Date Balance PSF(1):	$227
Mortgage Rate:	4.7400%			Maturity Date Balance PSF(1):	$227
Note Date:	4/12/2022			Property Manager:	DPM Pacific, Inc.(4)
First Payment Date:	6/6/2022
Maturity Date:	5/6/2032
Original Term to Maturity:	120 months			Underwriting and Financial Information(3)
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	1 month			Underwriting and Financial Information(5)
Prepayment Provisions:	L(25),D(92),O(3)			UW NOI:	$8,235,138
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	9.8%
Additional Debt Type(1)(2):	Pari Passu			UW NOI Debt Yield at Maturity(1):	9.8%
Additional Debt Balance(1)(2):	$46,200,000			UW NCF DSCR(1):	1.86x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$8,838,051 (2/28/2022 TTM)
Reserves(3)				2nd Most Recent NOI(6):	$8,498,250 (12/31/2021)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(6):	$7,056,122 (12/31/2020)
RE Taxes:	$844,447	$140,741	NAP	Most Recent Occupancy:	95.5% (3/1/2022)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	95.1% (12/31/2021)
Replacement Reserve:	$1,166,541	$7,707	NAP	3rd Most Recent Occupancy:	88.7% (12/31/2020)
Leasing Reserve:	$0	$50,000	$1,800,000	Appraised Value (as of):	$125,000,000 (3/11/2022)
Deferred Maintenance:	$558,199	$0	NAP	Appraised Value PSF:	$338
Unfunded Obligation Reserve:	$191,569	$0	NAP	Cut-off Date LTV Ratio(1):	67.2%
Free Rent Reserve:	$36,494	$0	NAP	Maturity Date LTV Ratio(1):	67.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$84,000,000	64.9%	Purchase Price:	$124,500,000	96.3%
Borrower Sponsor Equity:	$43,600,533	33.7%	Reserves:	$2,797,249	2.2%
Other(7):	$1,739,486	1.3%	Closing Costs:	$2,042,770	1.6%
Total Sources:	$129,340,019	100.0%	Total Uses:	$129,340,019	100.0%

(1)	The Nut Tree Plaza Mortgage Loan (as defined below) is a part of the Nut Tree Plaza Whole Loan (as defined below) with an original aggregate principal balance of $84,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Nut Tree Plaza Whole Loan.

(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts).”

(3)	See “Escrows and Reserves” below.

(4)	See “Description of the Mortgage Pool—Litigation and Other Considerations” in the prospectus.

(5)	The novel coronavirus pandemic is an evolving situation and could impact the Nut Tree Plaza Whole Loan more severely than assumed in the underwriting of the Nut Tree Plaza Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(6)	The increase in Net Operating Income between 2020 and 2021 was due to occupancy increasing from 88.7% to 95.1%.

(7)	Represents a purchase price credit for outstanding obligations.

The Mortgage Loan. The eighth largest mortgage loan (the “Nut Tree Plaza Mortgage Loan”) is part of a whole loan (the “Nut Tree Plaza Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $84,000,000. The Nut Tree Plaza Whole Loan was co-originated on April 12, 2022, by Wells Fargo Bank, National Association (“WFB”) and Citi Real Estate Funding Inc. (“CREFI”). The Nut Tree Plaza Whole Loan is secured by a first priority fee mortgage encumbering an anchored retail center totaling 369,932 SF, located in Vacaville, CA (the “Nut Tree Plaza Property”). The Nut Tree Plaza Mortgage Loan is evidenced by the $37,800,000 non-controlling promissory Note A-2. The controlling Note A-1 totaling $46,200,000 (the “Nut Tree Plaza Non-Serviced Pari Passu Companion Loan”) was contributed to the Benchmark 2022-B35 securitization trust. The Nut Tree Plaza Whole Loan is serviced under the pooling and servicing agreement for the Benchmark 2022-B35 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #8	Cut-off Date Balance:	$37,800,000
1621-1679 East Monte Vista Avenue	Nut Tree Plaza	Cut-off Date LTV:	67.2%
Vacaville, CA 95688		UW NCF DSCR:	1.86x
		UW NOI Debt Yield:	9.8%

Note Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$46,200,000	$46,200,000	Benchmark 2022-B35	Yes
A-2	$37,800,000	$37,800,000	BANK 2022-BNK42	No
Total	$84,000,000	$84,000,000

The Borrowers and the Borrower Sponsors. The borrowers comprise three tenants in common, Nella NT, LLC, Tower NT, LLC, and Stephen and Anne NT, LLC, each a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsors and non-recourse carveout guarantors are Tower Investments, LLC and Nella Invest, LLC.

Formed in 1989, Tower Investments, LLC (“Tower”) is a family owned real estate investment development company headquartered in Woodland, California. Tower invests its own capital and self-manages a diverse portfolio of real estate and debt instruments secured by real estate throughout the United States. Tower’s national investment portfolio includes ownership of 100 active real estate projects across 17 states including approximately 768,000 SF of office space, 496,000 SF of retail and restaurant space, 54,000 SF of event space, and 2.2MM SF of industrial flex, manufacturing and distribution centers.

Nella Invest, LLC is a subsidiary of Nella Holdings, which is a third- and fourth-generation family business with diversified holdings across a broad spectrum of industries and asset classes.

The Property. The Nut Tree Plaza Property is a historic anchored retail center located in Vacaville, California totaling 369,932 SF. Built in 2006, the property includes 13 buildings situated on a 35.0-acre site and is anchored by Best Buy, Nordstrom Rack, PetSmart, Michaels, and HomeGoods. Additional national tenants include Old Navy/Gap, Cost Plus World Market, Beverages & More, Inc., ULTA, Five Below, and T-Mobile. The property’s history goes back to 1921 and still features an ornate working carousel and the original Nut Tree railroad train. According to a third party report, the property has approximately 31.6 million annual visitors. Since February 2020, there have been 32 new and renewal leases comprising 55.0% of NRA. The property contains 2,084 surface parking spaces, resulting in a parking ratio of 5.6 spaces per 1,000 SF of rentable area. As of March 1, 2022, the Nut Tree Plaza Property was 95.5% leased, and has averaged 93.9% occupancy since 2019.

Major Tenants.

Best Buy Store, L.P. (30,038 SF; 8.1% of NRA; 6.8% of underwritten base rent). Best Buy Store, L.P. (“Best Buy”) has been a tenant since 2006, has renewed twice, and has a lease expiring in January 2027 with one, five-year renewal option remaining. The tenant does not have any termination options and is not required to report sales.

Nordstrom Rack (27,804 SF; 7.5% of NRA; 5.7% of underwritten base rent). Nordstrom Rack has been a tenant since 2017, and has a lease expiring in October 2027 with four, five-year renewal options remaining. The tenant does not have any termination options and is not required to report sales.

PetSmart, Inc (20,112 SF; 5.4% of NRA; 4.9% of underwritten base rent). PetSmart Inc. (“PetSmart”) has been a tenant since 2006, has extended its lease twice, and currently has a lease expiring in August 2026 with one, five-year renewal option remaining. The tenant reported 2021 sales of $399 PSF, which is a 5.0% increase over 2020 sales. The tenant does not have any termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #8	Cut-off Date Balance:	$37,800,000
1621-1679 East Monte Vista Avenue	Nut Tree Plaza	Cut-off Date LTV:	67.2%
Vacaville, CA 95688		UW NCF DSCR:	1.86x
		UW NOI Debt Yield:	9.8%

The following table presents certain information relating to the tenancy at the Nut Tree Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)
							Lease Expiration	Termination Option (Y/N)	Renewal Options
Major Tenants
Best Buy Store, L.P.	A3/NR/BBB+	30,038	8.1%	$614,577	6.8%	$20.46	1/31/2027	N	1, 5-year
Nordstrom Rack	Ba1/BBB-/BB+	27,804	7.5%	$519,935	5.7%	$18.70	10/25/2027	N	4, 5 year
PetSmart, Inc	B2/NR/B	20,112	5.4%	$444,475	4.9%	$22.10	8/31/2026	N	1, 5-year
Michaels	B1/NR/B	22,170	6.0%	$430,098	4.8%	$19.40	2/29/2024	N	3, 5 year
HomeGoods, Inc.	A2/NR/A	25,376	6.9%	$393,328	4.3%	$15.50	9/30/2027	N	2, 5-year
Old Navy/GAP	Ba2/NR/BB	18,768	5.1%	$365,976	4.0%	$19.50	9/30/2026	N	N/A
Fentons Creamery	NR/NR/NR	7,417	2.0%	$363,433	4.0%	$49.00	12/31/2025	N	N/A
Cost Plus	B1/NR/B+	18,301	4.9%	$350,281	3.9%	$19.14	1/31/2024	N	2, 5-year
Beverages & More, Inc	NR/NR/NR	10,005	2.7%	$281,341	3.1%	$28.12	1/31/2024	N	2, 5-year
Amarillo College of Hairdressing	NR/NR/NR	18,107	4.9%	$264,000	2.9%	$14.58	1/31/2026	N	1, 5-year
Total/Wtd. Avg.		198,098	53.5%	$4,027,444	44.5%	$20.33

Non-Major Tenants		155,030	41.9%	$5,024,866	55.5%	$32.41
Occupied Collateral Total		353,128	95.5%	$9,052,310	100.0%	$25.63
Vacant Space		16,804	4.5%	$0	0.0%	$0.00
Total		369,932	100.0%	9,052,310	100.0%	$25.63

(1)	Information based on underwritten rent roll dated March 1, 2022.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent and Annual UW Rent PSF include contractual rent steps of $109,515 underwritten for various tenants through April 1, 2023.

The following table presents a summary of sales and occupancy costs for certain tenants at the Nut Tree Plaza Property:

Tenant Sales(1)(2)
	2019 Sales (PSF)	2020 Sales (PSF)	2021 Sales (PSF)	Occupancy Cost(3)
PetSmart	$569	$380	$399	7.8%
Michaels	$242	$132(4)	$207(4)	12.7%
HomeGoods	$320	$327	$327	7.1%
Old Navy/GAP	$290	$240	$302	8.8%
Fentons Creamery	$561	$297	$517	12.1%
Cost Plus	$156	$144	NAV	17.6%
Beverages & More, Inc.	$422	$474	$555	6.8%

(1)	Information obtained from the borrower.

(2)	Tenants shown on the Tenant Summary table above and not included on the Tenant Sales table are not required to report sales.

(3)	Occupancy Cost based on underwritten rent and reimbursements divided by most recent reported sales.

(4)	2020 Sales represent YTD 4/30/2020 annualized and 2021 Sales represent YTD 4/30/2021 annualized.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #8	Cut-off Date Balance:	$37,800,000
1621-1679 East Monte Vista Avenue	Nut Tree Plaza	Cut-off Date LTV:	67.2%
Vacaville, CA 95688		UW NCF DSCR:	1.86x
		UW NOI Debt Yield:	9.8%

The following table presents certain information relating to the lease rollover schedule at the Nut Tree Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)(4)	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rent Rolling(3)	% of Annual Rent Rolling	Cumulative % of Annual Rent Rolling
2022	7	9,689	$40.50	2.6%	2.6%	$392,403	4.3%	4.3%
2023	10	34,252	$30.36	9.3%	11.9%	$1,039,817	11.5%	15.8%
2024	13	70,359	$24.83	19.0%	30.9%	$1,746,671	19.3%	35.1%
2025	7	21,330	$43.04	5.8%	36.7%	$918,082	10.1%	45.3%
2026	10	78,519	$22.83	21.2%	57.9%	$1,792,553	19.8%	65.1%
2027	10	114,801	$22.11	31.0%	88.9%	$2,538,468	28.0%	93.1%
2028	1	4,144	$44.56	1.1%	90.0%	$184,648	2.0%	95.1%
2029	0	0	$0.00	0.0%	90.0%	$0	0.0%	95.1%
2030	0	0	$0.00	0.0%	90.0%	$0	0.0%	95.1%
2031	2	2,707	$32.08	0.7%	90.8%	$86,836	1.0%	96.1%
2032	3	17,327	$20.36	4.7%	95.5%	$352,831	3.9%	100.0%
2033 & Beyond	0	0	$0.00	0.0%	95.5%	$0	0.0%	100.0%
Vacant	0	16,804	$0.00	4.5%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	63	369,932	$25.63	100.0%		$9,052,310	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	UW Rent PSF Rolling and Annual UW Rent Rolling include contractual rent steps of $109,515 underwritten for various tenants through April 1, 2023.

(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. As of April 12, 2022, the Nut Tree Plaza Property was open and operating. As of February 2022, five tenants (5.6% NRA; 9.2% of underwritten base rent) had outstanding rent relief agreements totaling approximately $326,821, which is expected to be paid back or forgiven by the landlord by January 2023.

The Market. The Nut Tree Plaza Property is located at the junction of Interstates 80 and 505 between San Francisco (56 miles southwest) and Sacramento (32.5 miles northeast). The property is located within the Vallejo MSA and is approximately 39.1 miles from Napa Valley and 36.4 miles from Sonoma, CA. The surrounding neighborhood comprises a variety of uses with retail and commercial uses fronting the major roadways and single and multifamily dwellings predominantly on the secondary roadways. The top employers in the area include Kaiser Permanente, Genentech, Inc., Wal-Mart Stores, Inc., Amazon Services, LLC, and Blue Mountain Construction Services, Inc. According to the appraisal, the estimated 2021 population within a three- and five-mile radius was approximately 89,728 and 109,355, respectively, and the average household income within the same radii was $108,806 and $113,279, respectively.

According to a third party market research report, the Nut Tree Plaza Property is located within the Vacaville submarket of the North Bay/Santa Rosa retail market. As of April 2022, the submarket reported total inventory of approximately 7.5 million SF with a 2.2% vacancy rate and average asking rent of $21.89 PSF. The appraiser concluded to market rents for the Nut Tree Plaza Property ranging from $15.00 PSF for 2nd floor junior space to $45.00 PSF for restaurant space (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the Nut Tree Plaza Property:

Market Rent Summary
	Majors Over 20,000 SF	Inline	Restaurant	2nd Floor Junior 10,001 – 20,000 SF	2nd Floor Inline	Junior 10,001 – 20,000 SF
Market Rent (PSF)	$18.00	$35.00	$45.00	$15.00	$25.00	$22.00
Lease Term (Years)	10	5	10	5	5	10
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection	10.0% Midterm	3.0% per year	10.0% Midterm	3.0% per year	3.0% per year	10.0% Midterm

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #8	Cut-off Date Balance:	$37,800,000
1621-1679 East Monte Vista Avenue	Nut Tree Plaza	Cut-off Date LTV:	67.2%
Vacaville, CA 95688		UW NCF DSCR:	1.86x
		UW NOI Debt Yield:	9.8%

The table below presents certain information relating to comparable retail property sales pertaining to the Nut Tree Plaza Property:

Comparable Sales Summary
Property Name	Location	Rentable Area (SF)	Year Built/Renovated	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Nut Tree Plaza	1621-1679 East Monte Vista Avenue Vacaville, CA	369,932(1)	2006/2008	95.5%(1)	4/2022	$124,500,000	$336.55
Washington Square	207 South Mcdowell Boulevard Petaluma, CA	220,694	1971/1996	82.0%	12/2021	$56,208,000	$254.69
Bay Street Emeryville	5616 Bay Street Emeryville, CA	163,759	2002/NAP	100.0%	5/2021	$90,500,000	$552.64
Hacienda Shopping Center	751-799 East El Camino Real Sunnyvale, CA	172,613	1993/NAP	98.0%	9/2020	$58,075,500	$336.45
Antioch Crossings	3303 Deer Valley Road Antioch, CA	120,667	1991/NAP	98.0%	9/2019	$25,983,207	$215.33
Creekside Center	3001 Alamo Drive Vacaville, CA	112,677	1984/NAP	100.0%	9/2019	$20,000,000	$177.50

Source: Appraisal

(1)	Information obtained from the underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #8	Cut-off Date Balance:	$37,800,000
1621-1679 East Monte Vista Avenue	Nut Tree Plaza	Cut-off Date LTV:	67.2%
Vacaville, CA 95688		UW NCF DSCR:	1.86x
		UW NOI Debt Yield:	9.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Nut Tree Plaza Property:

Cash Flow Analysis

	2019	2020	2021	2/28/2022 TTM	UW	UW PSF
Base Rent	$9,188,048	$8,887,633	$9,216,907	$9,181,868	$8,942,795	$24.17
Contractual Rent Steps	$0	$0	$0	$0	$109,515(1)	$0.30
Grossed Up Vacant Space	$0	$0	$0	$0	$781,175	$2.11
Gross Potential Rent	$9,188,048	$8,887,633	$9,216,907	$9,181,868	$9,833,485	$26.58

Other Income(2)	$325,969	$84,386	$325,931	$403,470	$403,470	$1.09
Percentage Rent	$0	$0	$0	$0	$10,263	$0.03
Total Recoveries	$2,759,208	$2,795,803	$2,683,507	$2,846,136	$3,028,103	$8.19
Net Rental Income	$12,273,225	$11,767,822	$12,226,345	$12,431,474	$13,275,321	$35.89
(Vacancy & Credit Loss)	($20,399)	($1,006,060)	$289,642	$575,987	($781,175)(3)	($2.11)
Effective Gross Income	$12,252,825	$10,761,762	$12,515,987	$13,007,462	$12,494,146	$33.77

Real Estate Taxes	$1,552,438	$1,585,942	$1,588,039	$1,570,840	$1,644,218	$4.44
Insurance	$157,727	$162,264	$208,988	$212,699	$194,782	$0.53
Management Fee	$354,202	$305,674	$344,071	$358,917	$374,824	$1.01
NT Plaza & LED Contract(4)	$349,325	$202,556	$180,635	$252,834	$320,265	$0.87
Other Operating Expenses	$1,519,709	$1,449,204	$1,696,004	$1,774,121	$1,724,919	$4.66
Total Operating Expenses	$3,933,401	$3,705,640	$4,017,737	$4,169,411	$4,259,008	$11.51

Net Operating Income	$8,319,424(5)	$7,056,122(5)	$8,498,250(5)	$8,838,051	$8,235,138	$22.26
Replacement Reserves	$0	$0	$0	$0	92,483	$0.25
TI/LC	$0	$0	$0	$0	623,464	$1.69
Net Cash Flow	$8,319,424	$7,056,122	$8,498,250	$8,838,051	$7,519,190	$20.33

Occupancy %	96.2%	88.7%	95.1%	95.5%	93.9%(3)
NOI DSCR(6)	2.06x	1.75x	2.11x	2.19x	2.04x
NCF DSCR(6)	2.06x	1.75x	2.11x	2.19x	1.86x
NOI Debt Yield(6)	9.9%	8.4%	10.1%	10.5%	9.8%
NCF Debt Yield(6)	9.9%	8.4%	10.1%	10.5%	9.0%

(1)	Represents contractual rent steps of $109,515 for various tenants through April 1, 2023.

(2)	Other Income includes NT Plaza income and LED Contract signage income.

(3)	The underwritten economic vacancy is 6.1%. The Nut Tree Plaza Property was 95.5% occupied as of March 1, 2022.

(4)	NT Plaza and LED Contract includes expenses associated with the carousel, train, and plaza operations. The item also includes non-reimbursable general and administrative expenses.

(5)	The decrease in Net Operating Income between 2019 and 2020 was due to occupancy declining from 96.2% to 88.7%. The increase in Net Operating Income between 2020 and 2021 was due to occupancy increasing from 88.7% to 95.1%.

(6)	The debt service coverage ratios and debt yields are based on the Nut Tree Plaza Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront deposit of $844,447 and ongoing monthly deposits of $140,741 for real estate taxes.

Insurance – The loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof. Notwithstanding the above, the borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing and (ii) the insurance policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion.

Replacement Reserve – The loan documents require an upfront deposit of $1,166,541 and ongoing monthly deposits of $7,707 for replacement reserves.

Leasing Reserve – The loan documents require ongoing monthly reserves of $50,000 for tenant improvements and leasing commissions, subject to a cap of $1,800,000.

Deferred Maintenance Reserve – The loan documents require an upfront deposit for deferred maintenance of $558,199, which equates to 115% of the estimated cost for the immediate repairs at the property.

Unfunded Obligation Reserve – The loan documents require an upfront deposit of $191,569 for outstanding tenant improvements and leasing commissions related to Cali Blow Out Bar ($25,725), Remax ($14,244), Nick the Greek ($24,490), True Rest ($43,862), and 88 BaoBao ($83,247).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #8	Cut-off Date Balance:	$37,800,000
1621-1679 East Monte Vista Avenue	Nut Tree Plaza	Cut-off Date LTV:	67.2%
Vacaville, CA 95688		UW NCF DSCR:	1.86x
		UW NOI Debt Yield:	9.8%

Free Rent Reserve – The loan documents require an upfront deposit of $36,494 for certain future rent credits or abatements related to True Rest ($22,029) and 88 Bao Bao ($14,465).

Lockbox and Cash Management. The Nut Tree Plaza Mortgage Loan is structured with a hard lockbox with springing cash management. The borrower is required to immediately deposit all revenue received from property, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Cash Trap Event Period (as defined below) is not in effect, all funds in the lockbox account are required to be distributed to the borrower. During a Cash Trap Event Period, all excess funds in the lockbox account are required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;

(ii)	the net operating income debt yield (“NOI DY”) falling below 7.0%;

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or

●	with regard to clause (ii), the NOI DY being greater than or equal to 7.0% for one calendar quarter.

Additional Secured Indebtedness (not including trade debts). The Nut Tree Plaza Property also secures the Nut Tree Plaza Non-Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $46,200,000. The Nut Tree Plaza Non-Serviced Pari Passu Companion Loan accrues interest at the same rate as the Nut Tree Plaza Mortgage Loan. The Nut Tree Plaza Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Nut Tree Plaza Non-Serviced Pari Passu Companion Loan. The holders of the Nut Tree Plaza Mortgage Loan and the Nut Tree Plaza Non-Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Nut Tree Plaza Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. None.

Release of Property. From and after the prepayment lockout date, the borrower may obtain the release of one or more of the eligible individual properties, which together comprise approximately 41.8% of the Nut Tree Plaza Whole Loan, from the lien of the Nut Tree Plaza Whole Loan, provided the following conditions, among others, are satisfied: (i) no event of default is continuing; (ii) partial defeasance or partial prepayment of the Nut Tree Plaza Whole Loan in an amount equal to the greater of (a) 120% of the allocated loan amount and (b) 90% of the net sales proceeds; (iii) the debt yield following the release is no less than the greater of 8.8% and the debt yield immediately prior to the release; (iv) the debt service coverage ratio (“DSCR”) following the release is no less than the greater of 2.00x and the DSCR immediately prior to the release; (v) the LTV following the release is no greater than the lesser of the 67.5% and the LTV immediately prior to the release; (vi) if required by lender, a rating agency confirmation; and (vii) an opinion of counsel that the partial release complies with REMIC requirements.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Nut Tree Plaza Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
3301 East Main Street	Pacific View	Cut-off Date LTV:	42.7%
Ventura, CA 93003		UW NCF DSCR:	2.28x
		UW NOI Debt Yield:	16.1%

Charlotte Russe

Foot Locker

TRADER JOE'S

Q

ROSS

CHAMPS
SPORTS
CHAMPS

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
3301 East Main Street	Pacific View	Cut-off Date LTV:	42.7%
Ventura, CA 93003		UW NCF DSCR:	2.28x
		UW NOI Debt Yield:	16.1%

OLD NAVY
EXPRESS
HOLLISTER
SEPHORA
macy's
jcpenney
LEVEL 1

TORRID
PACSUN
VANS
Lids
macy's
jcpenney
LEVEL 2

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
3301 East Main Street	Pacific View	Cut-off Date LTV:	42.7%
Ventura, CA 93003		UW NCF DSCR:	2.28x
		UW NOI Debt Yield:	16.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
3301 East Main Street	Pacific View	Cut-off Date LTV:	42.7%
Ventura, CA 93003		UW NCF DSCR:	2.28x
		UW NOI Debt Yield:	16.1%

VENTURA HILLS
Pacific View
3301 East Main Street
Ventura, CA 93003
Studio 1317 Art Gallery
Arroyo Verden Park
Santa Barbara 28 miles
Hobson Heights
DOWNTOWN VENTURA
Main St
Ventura County Med. Ctr.
Ventura College
SCE Ventura Service Ctr.
Saticoy
Ventura
Santa Paula Fwy
Central Shopping Ctr.
Ventura County Fairgrounds
Telephone Rd
Ventura County Government Center
San Buenaventura State Beach
Telephone Rd Plaza
Bristol Rd
Santa Clara R.
EAST VENTURA
Pierpont Bay
Olivias Park Dr
Olivias Park Golf Course
Ventura Harbor Village
Buenaventura Golf Course
The Collection at Riverpark
Esplanade Shopping Center
Martinez Shopping Ctr.
River Ridge Golf Club
Los Angeles 58 miles
McGrath State Beach
Gonzales Rd
Shopping at the Rose
VENTURA COUNTY
St. John's Regional Medical Ctr.
Oxnard
METROLINK VENTURA COUNTY LINE
Pacific Ocean
Harbor Blvd
Oxnard Airport
5th St
OXNARD
Woodley Rd
Victoria Ave
Mandalay Village Marketplace
Ventura Rd
Centerpoint Mall
Santa Monica 46 miles
Oxnard State Beach
Naval CBC Port Hueneme
Port Hueneme
Oxnard College
33
1
101
126
LOS PADRES NATIONAL FOREST
ANGELES NATIONAL FOREST
LOS ANGELES COUNTY
Castaic
Ojai
Santa Clarita
Mira Monte
Fillmore
Piru
Valencia
Newhall
Santa Paula
SANTA SUSANA MTS.
San Fernando
Moorpark
Somis
Camarillo
Simi Valley
Thousand Oaks
Agoura Hills
Calabasas
Westlake Village
SANTA MONICA MTS.
Malibu
Beverly Hills
LOS ANGELES
Santa Monica
Santa Monica Bay
El Segundo
Manhattan Beach
Torrance
Rancho Palos Verdes
Port Hueneme
VENTURA COUNTY

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 9 – Pacific View

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Ventura, CA 93003
Original Balance(1):	$30,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$30,000,000			Detailed Property Type:	Regional Mall
% of Initial Pool Balance:	3.9%			Title Vesting:	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	1964/2000
Borrower Sponsor:	The Macerich Company			Size(4):	577,762 SF
Guarantor:	The Macerich Partnership, L.P.			Cut-off Date Balance PSF(1):	$125
Mortgage Rate:	5.2900%			Maturity Date Balance PSF(1):	$109
Note Date:	4/29/2022			Property Manager:	Macerich Property Management
First Payment Date:	6/6/2022				Company, LLC (borrower-related)
Maturity Date:	5/6/2032
Original Term to Maturity:	120 months			Underwriting and Financial Information(5)
Original Amortization Term:	360 months			UW NOI:	$11,604,906
IO Period:	24 months			UW NOI Debt Yield(1):	16.1%
Seasoning:	1 month			UW NOI Debt Yield at Maturity(1):	18.5%
Prepayment Provisions(2):	L(25),DorYM1(90),O(5)			UW NCF DSCR(1):	2.28x (P&I) 2.83x (IO)
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$10,276,362 (3/31/2022 TTM)
Additional Debt Type(1):	Pari Passu			2nd Most Recent NOI:	$9,709,978 (12/31/2021)
Additional Debt Balance(1):	$42,000,000			3rd Most Recent NOI:	$8,622,415 (12/31/2020)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	87.6% (4/12/2022)
Reserves(3)				2nd Most Recent Occupancy:	82.4% (12/31/2021)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	82.1% (12/31/2020)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of)(6):	$168,700,000 (3/21/2022)
Insurance:	$0	Springing	NAP	Appraised Value PSF:	$292
Replacement Reserve:	$0	Springing	$397,778	Cut-off Date LTV Ratio(1):	42.7%
TI/LC Reserve:	$0	$33,148	$1,193,334	Maturity Date LTV Ratio(1):	37.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$72,000,000	64.5%	Loan Payoff:	$110,648,828	99.1%
Borrower Sponsor Equity:	$39,631,693	35.5%	Closing Costs:	$982,865	0.9%
Total Sources:	$111,631,693	100.0%	Total Uses:	$111,631,693	100.0%

(1)	The Pacific View Mortgage Loan (as defined below) is part of the Pacific View Whole Loan (as defined below), with an aggregate original principal amount of $72,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Pacific View Whole Loan.

(2)	Defeasance of the Pacific View Whole Loan is permitted at any time after the end of the two-year period commencing on the closing date of the securitization of the last portion of the Pacific View Whole Loan to be securitized. Prepayment of the Pacific View Whole Loan (with a prepayment fee equal to the greater of 1% of the amount prepaid and a yield maintenance premium, if prior to the open period) is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Pacific View Whole Loan to be securitized and (b) the monthly payment date in June 2025. The assumed lockout period of 25 payments is based on the closing date of this transaction in June 2022.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Size does not include 483,130 SF of space associated with non-collateral anchor tenants and anchor pads.

(5)	The novel coronavirus pandemic is an evolving situation and could impact the Pacific View Whole Loan more severely than assumed in the underwriting of the Pacific View Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(6)	Per the appraisal, the land value of the Pacific View Property is $79,260,000.

The Mortgage Loan. The ninth largest mortgage loan (the “Pacific View Mortgage Loan”) is part of a whole loan (the “Pacific View Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal amount of $72,000,000. The Pacific View Whole Loan is secured by a first priority fee and leashold mortgage encumbering a 577,762 SF retail property located in Ventura, California (the “Pacific View Property”). The Pacific View Whole Loan was co-originated by Column Financial, Inc. (“Column”) and Morgan Stanley Bank, N.A. on April 29, 2022. The Pacific View Mortgage Loan is evidenced by the non-controlling Note A-2 with an original principal balance of $30,000,000. The controlling Note A-1 in the original principal amount of $42,000,000 (the “Pacific View Pari Passu Companion Loan”) is held by Column or an affiliate and anticipated to be contributed to a future securitization trust. The Pacific View Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the BANK 2022-BNK42 securitization trust until the securitization of the controlling Note A-1, at which point it will be serviced pursuant to the pooling and servicing agreement for the securitization to which the controlling Note A-1 is contributed. See “Description of the Mortgage Pool-The Whole Loans-The Serviced Pari Passu Whole Loans, “—The Non-Serviced Pari Passu Whole Loans,” “Pooling and Servicing Agreement” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
3301 East Main Street	Pacific View	Cut-off Date LTV:	42.7%
Ventura, CA 93003		UW NCF DSCR:	2.28x
		UW NOI Debt Yield:	16.1%

Pacific View Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$42,000,000	$42,000,000	Column	Yes
A-2	$30,000,000	$30,000,000	BANK 2022-BNK42	No
Total	$72,000,000	$72,000,000

The Borrower and the Borrower Sponsor. The borrower is Macerich Buenaventura Limited Partnership, a single-purpose, Delaware limited partnership with one independent director in its organizational structure. The non-recourse carveout guarantor is The Macerich Partnership, L.P. The borrower sponsor is The Macerich Company, which is the general partner of the non-recourse carveout guarantor. The Macerich Company is a fully integrated, self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional town centers throughout the United States. The Macerich Company currently owns 48 million square feet of real estate consisting primarily of interests in 44 regional town centers. The Macerich Company specializes in retail properties in many of the country’s densely populated markets, with significant presence on the West Coast, in Arizona and the metropolitan New York to Washington, DC corridor.

The Property. The Pacific View Property is a 577,762 SF regional mall and grocery anchored strip center, which is part of the larger 1,060,892 SF Pacific View Mall located in Ventura, California. The Pacific View Property was built in 1964 on a 52-acre site. Since 2011, the borrower sponsor has invested $16.6 million in capital expenditures and $14.6 million in leasing costs and is planning to invest an additional $748,474 throughout 2022 focused on rooftop and skylight upgrades, parking lot upgrades and building improvements. Such additional investment is not required or reserved for under the Pacific View Whole Loan documents. The Pacific View Property offers 4,700 parking spaces, resulting in a parking ratio of 8.1 spaces per 1,000 SF of net rentable area. The Pacific View Property is 87.6% leased to over 100 tenants as of April 12, 2022. The Pacific View Property features a diverse mix of fitness, furniture, apparel and accessories, and food and beverage tenants and is anchored by national retailers including Macy’s, 24 Hour Fitness, Ross Dress for Less, Trader Joe’s and BevMo!. The remaining tenancy at the property is granular, with no other tenant accounting for more than 3.0% of NRA or 4.6% of underwritten rent.

The non-collateral portion of the Pacific View Mall is comprised of a 180,000 SF Target store, a 124,565 SF JC Penney Store, and a 164,265 SF unit (previously occupied by a Sears store and currently vacant) and a vacant 14,300 SF unit, both owned by Seritage SRC Finance, LLC. No operating covenants are in place with regard to the non-collateral portions of the Pacific View Mall.

A portion of the Pacific View Property comprising less than half an acre of the 52 total acres is ground leased by the borrower from the City of San Buenaventura. The ground lease parcel is then subleased by the borrower back to the City of San Buenaventura under a sublease pursuant to which the City of San Buenaventura pays the borrower (as rent) a percentage of the sales tax revenue generated by the Pacific View Mall (up to a maximum rent of $7,106,000). The borrower has calculated that the City of San Buenaventura should make the final rent payment to achieve the $7,106,000 cap in May 2022 at which time both the sublease and ground lease expire simultaneously; provided that regardless of whether the rent cap amount is received, the ground lease and sublease will expire not later than May 24, 2022. The value of, and any income from, the leasehold parcels has been excluded from the appraised value and underwriting of the Pacific View Whole Loan. Further, the leasehold parcels have been excluded from the zoning analysis. See “Ground Lease” below.

Major Tenants.

Macy’s (179,984 square feet, 31.2% of net rentable area, 1.0% of underwritten base rent). Macy’s is an American chain of department stores founded in 1858 and headquartered in New York City. Macy’s operates 725 stores throughout the United States and has approximately 90,000 employees. Macy’s has anchored the Pacific View Property since 1964, has a lease expiration date of January 31, 2038, and has one, twenty-two-year extension option remaining.

24 Hour Fitness (39,704 square feet, 6.9% of net rentable area, 11.4% of underwritten base rent). 24 Hour Fitness is a privately owned and operated fitness center chain founded in 1983 and headquartered in Carlsbad, California. 24 Hour Fitness operates approximately 300 clubs in 11 states nationwide. 24 Hour Fitness has anchored the Pacific View Property since 2018, has a lease expiration date of April 30, 2034, and has three, five-year extension options remaining.

Ross Dress for Less (21,100 square feet, 3.7% of net rentable area, 3.7% of underwritten base rent). Ross Dress for Less is a chain of off-price department stores that offers a selection of women’s and men’s apparel, accessories, footwear and furniture. Ross Dress for Less has more than 100,000 employees and 1,585 stores in 40 states, District of Columbia and Guam. Ross Dress for Less has anchored the Pacific View Property since 2020, has a lease expiration date of January 31, 2031 and has four, five-year extension options remaining.

Rainbow (17,354 square feet, 3.0% of net rentable area, 3.0% of underwritten total rent). Rainbow is a privately held American retail apparel chain comprised of several lifestyle brands primarily targeting teens and young women, with approximately 1,000 stores across the United States as well as the Virgin Islands and Puerto Rico. Rainbow has anchored the Pacific View Property since 2010 and has recently executed a new lease. For the first year of the lease, Rainbow is required to pay 12.0% of sales based on the first year sales, in lieu of minimum rent. Starting in the second year, Rainbow is expected to pay 80.0% of the first year’s rent, increased annually by 2%. The underwriting assumes Rainbow pays $306,000 of percentage rent in the first year of its lease. The current lease expiration date is December 31, 2027 and there are no extension options. Rainbow may terminate its lease at any time following the first anniversary of the rent commencement date, upon 90 days’ prior written notice to landlord, provided in no event may the effective date of such termination occur prior to April 30, 2023.

Old Navy (17,002 square feet, 2.9% of net rentable area, 4.6% of underwritten base rent). Old Navy is an American clothing and accessories related company founded in 1994 and headquartered in San Francisco, California. Old Navy offers apparel and accessories for babies, toddlers, women, and men, with over 201 sizes including petite, plus and tall. Owned by multinational corporation Gap, Inc. since inception, Old Navy operates over 1,100 locations globally, with flagship stores in New York City, Chicago, San Francisco, Manila, and Mexico City. Old Navy has occupied the Pacific View Property since 2001, has a lease expiration date of March 31, 2023 and has no extension options remaining.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
3301 East Main Street	Pacific View	Cut-off Date LTV:	42.7%
Ventura, CA 93003		UW NCF DSCR:	2.28x
		UW NOI Debt Yield:	16.1%

The following table presents a summary regarding the major tenants at the Pacific View Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent	Annual UW Base Rent PSF(3)	Approx. % of Total Annual UW Base Rent	Most Recent Sales
							$(4)	PSF(4)	Occ. Cost %	Lease Expiration	Term. Option	Renewal Options
Macy’s	BB+/Ba1/B+	179,984	31.2%	$99,999	$0.56	1.0%	$25,416,663	$141	1.1%	1/31/2038	Y(5)	1 x 22 year
24 Hour Fitness	NR/NR/NR	39,704	6.9%	$1,131,564	$28.50	11.4%	NAV	NAV	NAV	4/30/2034	N	3 x 5 year
Ross Dress for Less	NR/A2/BBB+	21,100	3.7%	$373,470	$17.70	3.7%	NAV	NAV	NAV	1/31/2031	N	4 x 5 year
Rainbow(6)	NR/NR/NR	17,354	3.0%	$0	$0.00	0.0%	NAV	NAV	NAV	12/31/2027	Y	N/A
Old Navy	NR/Ba2/BB	17,002	2.9%	$460,088	$27.06	4.6%	$4,355,564	$256	10.8%	3/31/2023	N	N/A
Subtotal/Wtd. Avg.		275,144	47.6%	$2,065,121	$7.51	20.7%

Other Tenants		231,035	40.0%	$7,901,476	$34.20	79.3%
Vacant Space		71,583	12.4%	$0	$0.00	0.0%
Total/Wtd. Avg.		577,762	100.0%	$9,966,597	$19.69	100.0%

(1)	Information is based on the underwritten rent roll as of April 12, 2022.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Most Recent Sales are as of February 2022.

(5)	Macy’s has the right to terminate its lease upon 180 days‘ notice if the tenant determines that the leased premises are unsuitable for its store operations. The notice must contain an offer by the tenant to purchase its premises at a price equal to the greater of their appraised value and the landlord’s unamortized investment (each as determined pursuant to the lease). In the event the landlord rejects such offer, the lease will terminate upon expiration of the 180 days.

(6)	Rainbow has recently executed a new lease. For the first year of the lease, Rainbow is required to pay 12.0% of sales based on the first year sales, in lieu of minimum rent. Starting in the second year, Rainbow is expected to pay 80.0% of the first year’s rent, increased annually by 2%. Rainbow’s underwritten rent assumes Rainbow pays $306,000 of percentage rent in the first year of its lease. Rainbow may terminate its lease at any time following the first anniversary of the rent commencement date, upon 90 days’ prior written notice to landlord, provided in no event may the effective date of such termination occur prior to April 30, 2023.

The following table presents certain information relating to the lease rollover at the Pacific View Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Base Rent Rolling	% of Annual Base Rent Rolling	Cumulative % of Total Base Rent Rolling
2022	43	51,700	$26.36	8.9%	8.9%	$1,362,728	13.7%	13.7%
2023	39	93,610	$25.57	16.2%	25.2%	$2,393,591	24.0%	37.7%
2024	12	26,303	$44.09	4.6%	29.7%	$1,159,617	11.6%	49.3%
2025	9	11,213	$61.24	1.9%	31.6%	$686,648	6.9%	56.2%
2026	6	36,302	$34.02	6.3%	37.9%	$1,234,952	12.4%	68.6%
2027	5	26,389	$20.49	4.6%	42.5%	$540,818	5.4%	74.0%
2028	4	8,071	$66.47	1.4%	43.9%	$536,499	5.4%	79.4%
2029	1	7,892	$35.26	1.4%	45.3%	$278,300	2.8%	82.2%
2030	1	687	$245.14	0.1%	45.4%	$168,411	1.7%	83.9%
2031	1	21,100	$17.70	3.7%	49.0%	$373,470	3.7%	87.6%
2032	0	0	$0.00	0.0%	49.0%	$0	0.0%	87.6%
2033 & Beyond	3	222,912	$5.52	38.6%	87.6%	$1,231,563	12.4%	100.0%
Vacant	0	71,583	$0.00	12.4%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	124	577,762	$19.69	100.0%		$9,966,597	100.0%

(1)	Information is based on the underwritten rent roll as of April 12, 2022.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Pacific View Property is located in Ventura, California, a waterfront city in Southern California. The Pacific View Property is bounded by Main Street, South Mills Road, and Telegraph Road and is just off of the junction of the Ventura Freeway and the Santa Paula Freeway. The Pacific View Property is located within the Ventura submarket of the Los Angeles market. Ventura’s economy is diverse, including agriculture, tourism, healthcare, technology, distribution, manufacturing, and defense. Large food-producing companies in the metropolitan area include Del Monte Foods, J.M. Smucker Co., Mission Foods, Siminis, Marz Farms, Limoneira, and Sysco. These companies are particularly drawn to the area given the proximity to the Port of Hueneme, the only deepwater commercial port between Los Angeles and San Francisco. Furthermore, the U.S. Navy at the Port of Hueneme and Point Mugu is a large employer in the area and also attracts major employers in defense industries, such as Lockheed Martin, General Dynamics, Teledyne, Aerovironment, and Haas Automation. Additional major employers in the area include Ventura Naval Base, Amgen Inc, Bank of America, WellPoint Health Networks Inc. and Community Memorial Hospital of San Buenaventura. According to the appraisal, as of the fourth quarter of 2021, the vacancy rate in the Ventura submarket was approximately 4.1%, with average asking rents of $22.29 PSF and inventory of approximately 7.2 million square feet. According to the appraisal, as of the fourth quarter of 2021, the vacancy rate in the Los Angeles market was approximately 5.2%, with average asking rents of $32.93 PSF and inventory of approximately 486.8 million square feet. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the Pacific View Property was 13,391, 60,070 and 136,013, respectively. The 2021 average household income within the same one-, three- and five- mile radius was $101,644, $103,053 and $102,758, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
3301 East Main Street	Pacific View	Cut-off Date LTV:	42.7%
Ventura, CA 93003		UW NCF DSCR:	2.28x
		UW NOI Debt Yield:	16.1%

The appraisal identified two shopping centers in the Pacific View Property’s primary competitive set, as outlined below:

Competitive Set Summary
Name	Pacific View Property (subject)	Collection at RiverPark	The Oaks(1)
Address	3301 East Main Street	2751 Park View Court	350 West Hillcrest Drive
City, State	Ventura, CA	Oxnard, CA	Thousand Oaks, CA
Rentable Area (SF)	577,762(2)	650,000	1,191,000
Year Built	1964 (2000)	2012	1978
Number of Floors	2	2	2

Source: Appraisal.

(1)	Owned by the borrower sponsor.

(2)	Information is based on the underwritten rent roll.

The following table presents information relating to the appraisal’s market rent conclusion for the Pacific View Property:

	Market Rent Summary
Category	Market Rent	Escalations	Term (Months)	Reimbursements
0-1,500 SF	$100.00	3.00%/year	60	Gross
1,501-2,500 SF	$80.00	3.00%/year	60	Gross
2,501-4,000 SF	$60.00	3.00%/year	60	Gross
4,001-6,500 SF	$55.00	3.00%/year	60	Gross
6,501-10,000 SF	$30.00	3.00%/year	120	Gross
Jewelry Space	$105.00	3.00%/year	60	Gross
Restaurant Space	$55.00	3.00%/year	60	Gross
Food Court Space	$210.00	3.00%/year	60	Gross
Kiosk Space	$400.00	3.00%/year	60	Gross
10,001 and Over Space	$26.00	3.00%/year	120	Gross
Anchor-owned Space	$0.00	10.00% Midterm	120	Gross

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
3301 East Main Street	Pacific View	Cut-off Date LTV:	42.7%
Ventura, CA 93003		UW NCF DSCR:	2.28x
		UW NOI Debt Yield:	16.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Pacific View Property:

Cash Flow Analysis
	2018	2019	2020	2021	3/31/2022 TTM	UW	UW PSF
Gross Potential Rent(1)(2)	$12,866,221	$12,528,269	$9,561,495	$9,797,052	$10,657,391	$12,179,946	$21.08
Vacancy Gross Up	$0	$0	$0	$0	$0	$3,947,412	$6.83
Reimbursements	$5,269,890	$4,675,649	$4,340,466	$3,962,912	$3,937,591	$3,889,211	$6.73
Other Income	$621,697	$650,059	$360,749	$514,701	$476,170	$553,291	$0.96
Less Vacancy & Credit Loss	($150,790)	($308,842)	($1,279,267)	$374,463	$411,763	($3,947,412)	($6.83)
Effective Gross Income	$18,607,018	$17,545,135	$12,983,443	$14,649,128	$15,482,915	$16,622,448	$28.77

Real Estate Taxes	$1,044,123	$1,103,115	$1,095,109	$1,094,240	$1,238,724	$1,119,965	$1.94
Insurance	$351,962	$403,178	$550,906	$650,512	$663,002	$701,184	$1.21
Other Operating Expenses	$3,323,677	$3,153,415	$2,715,013	$3,194,398	$3,304,827	$3,196,393	$5.53
Total Operating Expenses	$4,719,762	$4,659,708	$4,361,028	$4,939,150	$5,206,553	$5,017,542	$8.68

Net Operating Income	$13,887,256	$12,885,427	$8,622,415	$9,709,978	$10,276,362	$11,604,906	$20.09
Replacement Reserves	$0	$0	$0	$0	$0	$115,552	$0.20
TI/LC	$0	$0	$0	$0	$0	$577,762	$1.00
Net Cash Flow	$13,887,256	$12,885,427	$8,622,415	$9,709,978	$10,276,362	$10,911,592	$18.89

Occupancy %	91.3%	85.2%	82.1%	82.4%	87.6%	80.8%
NOI DSCR (IO)(3)	3.60x	3.34x	2.23x	2.51x	2.66x	3.01x
NOI DSCR (P&I)(3)	2.90x	2.69x	1.80x	2.03x	2.14x	2.42x
NCF DSCR(IO)(3)	3.60x	3.34x	2.23x	2.51x	2.66x	2.83x
NCF DSCR(P&I)(3)	2.90x	2.69x	1.80x	2.03x	2.14x	2.28x
NOI Debt Yield(3)	19.3%	17.9%	12.0%	13.5%	14.3%	16.1%
NCF Debt Yield(3)	19.3%	17.9%	12.0%	13.5%	14.3%	15.2%

(1)	Gross Potential Rent based on the underwritten rent roll as of April 12, 2022 and includes (i) rent increases totaling $41,707 through May 1, 2023, (ii) percentage rent totaling $368,554 and (iii) overage rent totaling $668,727.

(2)	The Gross Potential Rent increase between 3/31/2022 TTM and UW is primarily due to the inclusion of rent increases ($41,707), an increase in percentage rent, overage rent and specialty leasing rent ($1,871,641), and the inclusion of rent associated with a letter of intent signed by Raising Cane ($300,000). There is no assurance that a lease will be entered into by Raising Cane.

(3)	The debt service coverage ratios and debt yields are based on the Pacific View Whole Loan.

Escrows and Reserves.

Real Estate Taxes – During (i) the continuance of a Trigger Period (as defined below) or (ii) if the borrower fails to deliver reasonably satisfactory evidence to the lender that all taxes have been paid prior to delinquency and such failure continues for ten business days after notice, the borrower is required to make ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Pacific View Property.

Insurance – During (i) the continuance of a Trigger Period or (ii) if the borrower fails to deliver reasonably satisfactory evidence to the lender that all insurance premiums have been timely paid and such failure continues for ten business days after notice, the borrower is required to make ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. Notwithstanding the foregoing, the borrower is not required to reserve for insurance premiums, provided that an acceptable blanket policy is in effect (which was the case as of the origination date).

Replacement Reserve – During the continuance of a Trigger Period, the borrower is required to make ongoing monthly deposits into a reserve for capital expenditures in an amount equal to 1/12 of the product of (x) $0.25 and (y) the gross leasable area of the Pacific View Property (excluding the Macy’s premises), provided that the borrower will not be required to make such monthly deposits at any time that the balance in such reserve is at least equal to 48 times the required monthly deposit.

Rollover and Free Rent Reserve – On each monthly payment date, the borrower is required to make ongoing monthly deposits into a reserve for leasing expenses and free rent credits, in an amount equal to 1/12 of the product of (x) $1.00 and (y) the gross leasable area of the Pacific View Property (excluding the Macy’s premises), provided that the borrower will not be required to make such monthly deposits at any time that the balance in such reserve is at least equal to 36 times the required monthly deposit.

Lockbox and Cash Management. The Pacific View Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be deposited into a lender-controlled lockbox account. The Pacific View Whole Loan requires that the borrower deliver tenant direction letters to the tenants directing tenants to pay all rents into the lockbox account, and if the borrower or property manager receives rents from the Pacific View Property despite such direction, to deposit such rents into the lockbox account within three business days of receipt. If no Trigger Period exists, the borrower will have access to the funds in the lockbox account and is permitted to use the lockbox account as its operating account. During the continuance of a Trigger Period, the borrower is not permitted to have access to the lockbox account and is required to establish a lender-controlled cash management account, and all funds in the lockbox account are required to be swept on a weekly basis, and on the second business day preceding each monthly payment date,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
3301 East Main Street	Pacific View	Cut-off Date LTV:	42.7%
Ventura, CA 93003		UW NCF DSCR:	2.28x
		UW NOI Debt Yield:	16.1%

to the cash management account. During the continuance of a Trigger Period, provided no event of default is continuing, funds in the cash management account are required to be applied, (i) to make the monthly deposits (if any) into the tax and insurance reserve funds, as described above under “Escrows and Reserves,” (ii) to pay monthly operating expenses in the amount set forth in the annual budget (which is required to be reasonably approved by the lender during the continuance of a Trigger Period), (iii) to pay debt service on the Pacific View Whole Loan, (iv) to make the monthly deposits (if any) into the replacement and rollover and free rent reserve funds, as described above under “Escrows and Reserves,” (v) to pay lender-approved extraordinary expenses, and (vi) to deposit any funds remaining in the cash management account after the application described above, (x) if a Trigger Period is continuing (subject to the last sentence below), into an excess cash flow reserve to be held as additional collateral for the Pacific View Whole Loan during the continuance of such Trigger Period and (y) otherwise, to the borrower. If a shortfall in revenues exists, no event of default is then in effect under the Pacific View Whole Loan, and provided that the debt yield is greater than 9.5% at the time of application of excess cash flow funds, to the extent there are available excess cash flow funds, excess cash flow funds may be used to fund the payments required under clauses (i) through (v) above.

A “Trigger Period” will commence upon: (i) the occurrence of an event of default, (ii) as of any Calculation Date (as defined below), the debt yield on the Pacific View Whole Loan is less than 11.0%, or (iii) if a property manager affiliated with the borrower or non-recourse carveout guarantor becomes a debtor in any bankruptcy or insolvency proceeding that is not discharged or dismissed within 90 days of filing. “Calculation Date” means the 45th day following the end of each calendar quarter during the term of the Pacific View Whole Loan.

A Trigger Period will end: with regard to clause (i) above, upon the cure of such event of default; with regard to clause (ii) above, when the debt yield on the Pacific View Whole Loan is at least 11.0% for two consecutive calendar quarters; and with regard to clause (iii) above, when the property manager is replaced with a replacement manager, and under a replacement management agreement, meeting criteria specified in the Pacific View Whole Loan documents or otherwise reasonably acceptable to the lender.

The borrower has the right to avoid or terminate a Trigger Period caused by a decline in debt yield by either (i) prepaying the outstanding principal balance of the Pacific View Whole Loan (without payment of any prepayment fee or yield maintenance premium but with the payment of interest shortfalls if not made on a payment date) or (ii) delivering to the lender a letter of credit, in each case, in an amount that would cause the Pacific View Whole Loan to achieve a debt yield of not less than 11.0%.

Additional Secured Indebtedness (not including trade debts). In addition to the Pacific View Mortgage Loan, the Pacific View Property also secures the Pacific View Pari Passu Companion Loan, which has a Cut-off Date principal balance of $42,000,000. The Pacific View Pari Passu Companion Loan bears interest at the same rate as the Pacific View Mortgage Loan. The Pacific View Mortgage Loan and the Pacific View Pari Passu Companion Loan are pari passu in right of payment. The holders of the Pacific View Mortgage Loan and the Pacific View Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Pacific View Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. None.

Release of Property. The borrower has the right to request, and the lender may consent to, the release and transfer of all or a portion of any Outparcel (as defined below) (the parcel to be released, the “Release Parcel”), provided that the consent of the lender may not be unreasonably withheld, conditioned or delayed upon satisfaction of the following conditions, among others: (i) the Release Parcel is not transferred to a borrower affiliate, and the borrower prepays the net proceeds received by it (if any) from the transfer of the Release Parcel together with, if prior to the open prepayment date, payment of the greater of 1% of the amount prepaid and a yield maintenance premium, and with the payment of interest shortfalls if not made on a payment date, (ii) the remaining portion of the Pacific View Property (the “Remaining Property”) must be legally subdivided and a separate tax lot (or the borrower has filed the required information with the taxing authority to initiate a separate tax lot) from the Release Parcel, (iii) the Remaining Property will not, strictly as a result of such release and transfer, be in violation of any zoning, parking, use, building code or other legal requirements or any reciprocal easement agreement, (iv) if determined to be necessary in the borrower or lender’s commercially reasonable business judgement, appropriate reciprocal easement agreements will be entered into between the Release Parcel and Remaining Property for the use of common facilities, including but not limited to roadways, parking areas, utilities and community facilities, in form and substance reasonably acceptable to the lender, (v) the Remaining Property and the Release Parcel will be in compliance with all major leases and all leases with the City of San Buenaventura then in effect, and (vi) compliance with REMIC related conditions.

“Outparcel” means real property (i) which is non-income producing and unimproved, except for improvements related solely to surface parking, landscaping or similar non-structural improvements, and (ii) which, if released from the collateral, would not reasonably be expected to have a material adverse effect on the business operations or financial condition of the borrower or the ability of the borrower to repay the Pacific View Whole Loan.

In addition, the ground leased portion of the Pacific View Property may be released as described below under “Ground Lease.”

Letter of Credit. None. However, the borrower has the right to provide a letter of credit to avoid or terminate a Trigger Period caused by a decline in debt yield as described above under “Lockbox and Cash Management.”

Right of First Offer/Right of First Refusal. None.

Ground Lease. A portion of the Pacific View Property comprising less than half an acre of the 52 total acres is ground leased by the borrower from the City of San Buenaventura. The ground lease parcel is then subleased by the borrower back to the City of San Buenaventura under a sublease pursuant to which the City of San Buenaventura pays the borrower (as rent) a percentage of the sales tax revenue generated by the Pacific View Mall (up to a maximum rent of $7,106,000). The borrower has calculated that the City of San Buenaventura should make the final rent payment to achieve the $7,106,000 cap in May 2022 at which time both the sublease and ground lease expire simultaneously; provided that regardless of whether the rent cap amount is received, the ground lease and sublease will expire not later than May 24, 2022. The value of, and any income from, the leasehold parcels has been excluded from the appraised value and underwriting of the Pacific View Whole Loan. Further, the leasehold parcels have been excluded from the zoning analysis. The Pacific View Whole Loan permits the free release of the ground leased parcels, provided that if the Pacific View Whole Loan is then included in a REMIC, certain REMIC related conditions must be satisfied in connection with such release.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
3301 East Main Street	Pacific View	Cut-off Date LTV:	42.7%
Ventura, CA 93003		UW NCF DSCR:	2.28x
		UW NOI Debt Yield:	16.1%

Terrorism Insurance. The borrower is required to maintain insurance for acts of terror or similar acts of sabotage (“Terrorism Coverage”) in an amount equal to the full replacement cost of the Pacific View Property, as well as 24 months of rental loss and/or business interruption coverage. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 (as the same has been and may be further modified, amended or extended, “TRIPRA”), is in effect, the provisions of TRIPRA will determine what is included within the above definition of Terrorism Coverage, but only in the event that TRIPRA continues to cover both domestic and foreign acts of terrorism. Notwithstanding the foregoing, if TRIPRA is no longer in effect, the borrower will not be required to pay terrorism insurance premiums in excess of an amount equal to 200% of the amount of the insurance premium that would then be payable in respect of the property and business interruption/rental loss insurance required under the Pacific View Whole Loan documents under a stand-alone policy. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$25,000,000
2920 Seward Highway	Midtown Shopping Center	Cut-off Date LTV:	63.3%
Anchorage, AK 99503		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	11.6%

NORDSTROM rack

Guitar Center
INSTRUMENTS
LESSONS
REPAIRS

CARRS
PHARMACY

planet fitness

CARRS
OAKEN KEG

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$25,000,000
2920 Seward Highway	Midtown Shopping Center	Cut-off Date LTV:	63.3%
Anchorage, AK 99503		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	11.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$25,000,000
2920 Seward Highway	Midtown Shopping Center	Cut-off Date LTV:	63.3%
Anchorage, AK 99503		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	11.6%

Midtown Shopping Center
2920 Seward Highway
Anchorage, AK 99503
ANCHORAGE
Downtown
Government Hill
Knik Arm
Elmendorf Air Force Base
381st Intelligence Squadron
Merrill Field
Ted Stevens Anchorage Intl. Airport
Campbell Airstrip Airport
Northeast Anchorage
Spenard
Sand Lake
Abbott Loop
Earthquake Park
Russian Jack Springs Park
Campbell Park
Far North Bicentennial Park
Conner's Lake Park
Eagleglen Golf Course
University of Alaska-Anchorage
Alaska Pacific University
Providence Alaska Med. Ctr.
Alaska Native Med. Ctr.
Alaska Regional Hospital
Alaska Airlines Center
Sullivan Arena
ZJ Loussac Public Library
University Center
Dimond Center
Bayshore Mall
Glenn Square
Northway Mall
Alaska Center for the Performing Arts
Anchorage Convention Ctr.
Captain Cook Monument
ConocoPhillips Alaska
Anchorage Museum & Imaginarium Discovery Ctr.
Dena'ina Civic and Convention Center
Anchorage 5th Ave Mall
Glenn Hwy
Palmer 38 miles
Seward 118 miles
Seward Hwy
Old Seward Hwy
Minnesota Drive
Alaska Railroad
Arctic Warrior Dr
Davis Hwy
Vanderberg Ave
Commercial Dr
Reeve Blvd
3rd Ave
5th Ave
15th Ave
Debarr Rd
Bragaw St
Boniface Pkwy
Fireweed Ln
Northern Lights Blvd
W. Benson Blvd
34th Ave
36th Ave
Walter J. Hickel Pkwy
C St
Lake Otis Pkwy
Baxter Rd
Tudor Rd
W. Intl. Airport Rd
Intl. Airport Rd
Dowling Rd
Raspberry Rd
68th Ave
Strawberry Rd
Sand Lake Rd
Jewel Lake Rd
Northwood St
Dimond Blvd
Abbott Rd
Elmore Rd
Arctic Ocean
Barrow
Prudhoe Bay
Chukchi Sea
NUNAVUT
RUSSIA
Kotzebue
BROOKS RANGE
Gates of the Arctic Natl. Park
Arctic Natl. Wildlife Refuge
NORTHWEST TERRITORIES
CANADA
ALASKA
Fairbanks
Nome
YUKON TERRITORY
Yukon-Charley Rivers Natl. Preserve
Denali National Park
ALASKA RANGE
Bering Sea
Whitehorse
ANCHORAGE
Bethel
Valdez
Seward
Homer
BRITISH COLUMBIA
Juneau
Sitka
Ketchikan
Kodiak
Kodiak Island
Gulf of Alaska
Bristol Bay
Aleutian Range
Pacific Ocean
Unalaska

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 10 – Midtown Shopping Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Anchorage, AK 99503
Original Balance:	$25,000,000			General Property Type:	Retail
Cut-off Date Balance:	$25,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.3%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1966 / 2019
Borrower Sponsor:	Francis J. Greenburger			Size:	150,872 SF
Guarantor:	Francis J. Greenburger			Cut-off Date Balance PSF:	$166
Mortgage Rate:	4.4450%			Maturity Date Balance PSF:	$166
Note Date:	4/5/2022			Property Manager:	Colliers International REMS Inc.
First Payment Date:	6/1/2022
Maturity Date:	5/1/2032
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information(3)
IO Period:	120 months			UW NOI:	$2,911,546
Seasoning:	1 month			UW NOI Debt Yield:	11.6%
Prepayment Provisions:	L(25),D(91),O(4)			UW NOI Debt Yield at Maturity:	11.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.42x
Additional Debt Type:	NAP			Most Recent NOI:	$2,696,348 (12/31/2021)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$2,784,444 (12/31/2020)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$1,111,769 (12/31/2019)
Reserves(1)				Most Recent Occupancy:	88.8% (3/1/2022)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	92.8% (12/31/2020)
RE Taxes:	$403,000	$40,300	NAP	3rd Most Recent Occupancy:	85.5% (12/31/2019)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$39,500,000 (2/24/2022)
Replacement Reserve:	$0	$2,515	$81,893	Appraised Value PSF:	$262
TI/LC Reserve:	$0	$15,087	$750,000	Cut-off Date LTV Ratio:	63.3%
Ground Lease Termination Reserve:	Springing(2)	$0	NAP	Maturity Date LTV Ratio:	63.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,000,000	59.5%	Purchase Price:	$39,000,000	92.8%
Borrower Sponsor Equity:	$17,019,688	40.5%	Closing Costs:	$2,616,688	6.2%
			Reserves:	$403,000	1.0%
Total Sources:	$42,019,688	100.0%	Total Uses:	$42,019,688	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	See “Property Release” below.
(3)	The novel coronavirus pandemic is an evolving situation and could impact the Midtown Shopping Center Mortgage Loan more severely than assumed in the underwriting of the Midtown Shopping Center Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

The Mortgage Loan. The tenth largest mortgage loan (the “Midtown Shopping Center Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $25,000,000 and secured by the fee interest in an anchored retail property located in Anchorage, Alaska (the “Midtown Shopping Center Property”).

The Borrowers and the Borrower Sponsors. The borrowers are eight entities that hold the property as tenants-in-common, Midtown Mall TEI Equities LLC, Midtown Mall Investor 1 LLC, Midtown Mall Investor 2 LLC, Midtown Mall Investor 3 LLC, Midtown Mall Investor 5 LLC, Midtown Mall Investor 6 LLC, Midtown Mall Investor 7 LLC and Midtown Mall Investor 8 LLC, each an Alaska limited liability company and single purpose entity with two independent directors. The borrower sponsor and non-recourse carveout guarantor is Francis J. Greenburger.

Francis J. Greenburger is the owner, chairman and current CEO of Time Equities, Inc. (“TEI”). Founded in 1966, TEI is in the real estate investment, development, and asset and property management business and holds in its own portfolio approximately 38.9 million SF of residential, industrial, office and retail property, including approximately 5,500 multi-family apartment units, approximately 2.2 million SF in pending acquisitions, and 1.4 million SF of various property types in stages of pre-development and development. Francis J. Greenburger was a sponsor on a mortgage loan that resulted in a maturity default and subsequent foreclosure in 2020. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$25,000,000
2920 Seward Highway	Midtown Shopping Center	Cut-off Date LTV:	63.3%
Anchorage, AK 99503		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	11.6%

The Property. The Midtown Shopping Center Property is an anchored retail center with 150,872 SF of net leasable area, located in Anchorage, Alaska. The improvements were originally constructed in 1966 and anchored by a two-level Sears and a grocery store, Carrs Albertsons/Safeway Seattle division (“Carrs”). Beginning in mid-2018, after Sears fully closed at this location, the previous owner undertook an approximately $20 million repositioning and modernization effort, demising the Sears space and replacing all building systems. As a result of this repositioning, new national tenants took occupancy. Nordstrom, Inc. (d/b/a Nordstrom Rack) (34,741 SF, 23.0% NRA) moved in September 2015, as Sears was downsizing. Planet Fitness (14,834 SF, 9.8% NRA) opened in October 2018 and Guitar Center Stores (16,791 SF, 11.1% NRA) opened in March 2019. In November 2019, Carrs, which was occupying the western-end anchor box under a long-term ground lease, moved to a 62,697 SF new suite in the former Sears space.

The borrower sponsor’s acquisition of the Midtown Shopping Center Property includes the fee simple interest in the eastern side of the building and the leased fee interest in the in-line space and western anchor box of the building (of which the building is non-collateral). The leased fee portion is ground-leased through 2081 to Carrs has prepaid all ground rent and, therefore, such leasable area has not been included in the lender’s underwriting. Both the fee simple section of the center and the leased fee of the center serve as collateral for the Midtown Shopping Center Mortgage Loan. Carrs has a right to purchase the fee interest under the ground lease on or before July 2, 2022. See “Property Release” below.

As of March 1, 2022, the Midtown Shopping Center Property, excluding the leased fee space, was 88.8% occupied by seven tenants. The vacant space consists of an un-marketed 16,900 SF mezzanine area, which was left from the former Sears space.

Major Tenants.

Carrs Albertsons/Safeway Seattle division (62,697 SF, 41.6% of NRA, 40.9% of underwritten base rent). Carrs Grocery was purchased by Safeway (Moody’s/S&P: Ba2/BB) in 1999 and is now the dominant grocer in Anchorage, with 11 locations throughout the Anchorage Metropolitan Statistical Area (“MSA”). Safeway operates as a banner of Albertsons Companies, one of the largest food and drug retailers in the United States. With both a strong local presence and national scale, the company operates stores across 35 states and the District of Columbia under 20 well-known banners. Carrs occupies 62,697 SF at the Midtown Shopping Center Property under a lease expiring on March 31, 2039, with four, five-year extension options. Carrs currently pays a rent of $20.00 PSF, which increases to $22.00 PSF on April 1, 2029. Carrs is not required to report sales and does not have any termination options at the Midtown Shopping Center Property.

Carrs previously occupied the western anchor box of the Midtown Shopping Center Property under a long-term ground lease, prior to moving to its current 62,697 SF space. The ground lease remains in effect with an expiration date in 2081. Carrs has subleased the ground leased space to a tenant operating as REI in the anchor box, and to a number of inline tenants, and has prepaid all ground rent, therefore no income for the leased fee portion is accounted for in the lender’s underwriting. Carrs has a right to purchase the fee interest under the ground lease on or before July 2, 2022. See “Property Release” below.

Nordstrom, Inc. (34,741 SF, 23.0% of NRA, 28.1% of underwritten base rent). Nordstrom, Inc. (“Nordstrom”) (Fitch/Moody’s/S&P: BBB-/Ba1/BB+) was founded in 1901 and is headquartered in Seattle, Washington. Nordstrom is one of the nation’s largest upscale apparel and shoe retailers. It sells apparel, shoes, beauty, accessories and home goods through approximately 115 Nordstrom full-line stores and more than 240 off-price outlet stores (Nordstrom Rack) in about 40 states and online. Nordstrom occupies 34,741 SF at the Midtown Shopping Center Property as a Nordstrom Rack store, under a lease expiring on September 30, 2025, with four, five-year extension options upon 12 months’ notice. Nordstrom pays a fixed rent of $24.75 PSF. Nordstrom is not required to report sales and does not have any termination options at the Midtown Shopping Center Property.

Guitar Center Stores (16,791 SF, 11.1% of NRA, 14.7% of underwritten base rent). Guitar Center Stores (“Guitar Center”) (Moody’s/S&P: B2/B) was founded in 1959 and is the world’s largest musical instruments retailer, selling guitars, basses, amplifiers, keyboards, workstations, drums, percussion, and pro-audio equipment. Guitar Center operates over 260 stores in the United States. Guitar Center filed for Chapter-11 bankruptcy protection in November 2020, during the COVID-19 pandemic, and re-emerged in December 2020 with stronger sales growth figures. Guitar Center occupies 16,791 SF at the Midtown Shopping Center Property under a lease expiring on August 31, 2029, with three, five-year extension options upon 270 days’ notice. Guitar Center received COVID-related relief in the form of reduced rent from January 2021 through December 2022 ($21.40 PSF). Guitar Center’s rent will reset to the original contractual rent of $26.75 PSF in January 2023. Guitar Center is not required to report sales and does not have any termination options at the Midtown Shopping Center Property.

Planet Fitness (14,834 SF, 9.8% of NRA, 10.2% of underwritten base rent). Founded in 1992 in Dover, New Hampshire, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. As of December 31, 2021, Planet Fitness had 15.2 million members and 2,254 stores in 50 states, the District of Columbia, Puerto Rico, Canada, Panama, Mexico and Australia. Planet Fitness occupies 14,834 SF at the Midtown Shopping Center Property under a lease expiring on February 28, 2029, with two, five-year extension options upon 12 months’ notice. Planet Fitness currently pays a base rent of $21.00 PSF, which increases to $22.00 PSF as of March 1, 2026. Planet Fitness is not required to report sales and does not have any termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$25,000,000
2920 Seward Highway	Midtown Shopping Center	Cut-off Date LTV:	63.3%
Anchorage, AK 99503		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	11.6%

The following table presents certain information relating to the tenancy at the Midtown Shopping Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P) (2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Termination Option	Renewal Options
Carrs	NR/Ba2/BB	62,697	41.6%	$1,253,940	40.9%	$20.00	3/31/2039	N	4, 5 year
Nordstrom	BBB-/Ba1/BB+	34,741	23.0%	$859,840	28.1%	$24.75	9/30/2025	N	4, 5 year
Guitar Center	NR/B2/B	16,791	11.1%	$449,159	14.7%	$26.75	8/31/2029	N	3, 5 year
Planet Fitness	NR/NR/NR	14,834	9.8%	$311,514	10.2%	$21.00	2/28/2029	N	2, 5 year
Subtotal/Wtd. Avg.		129,063	85.5%	$2,874,453	93.9%	$22.27

In-Line Tenants		4,909	3.3%	$188,004	6.1%	$38.30
Vacant Space(3)		16,900	11.2%	$0	0.0%	$0.00
Total/Wtd. Avg.		150,872	100.0%	$3,062,457	100.0%	$22.86(4)

(1)	Information is based on the underwritten rent roll dated March 1, 2022.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Vacant Space represents mezzanine space left over after the conversion of the former Sears box.
(4)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the Midtown Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rent Rolling	% of Annual Rent Rolling	Cumulative % of Annual Rent Rolling
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	1	1,569	$40.86	1.0%	1.0%	$64,109	2.1%	2.1%
2025	1	34,741	$24.75	23.0%	24.1%	$859,840	28.1%	30.2%
2026	1	1,000	$37.97	0.7%	24.7%	$37,970	1.2%	31.4%
2027	0	0	$0.00	0.0%	24.7%	$0	0.0%	31.4%
2028	0	0	$0.00	0.0%	24.7%	$0	0.0%	31.4%
2029	2	31,625	$24.05	21.0%	45.7%	$760,673	24.8%	56.2%
2030	0	0	$0.00	0.0%	45.7%	$0	0.0%	56.2%
2031	1	2,340	$36.72	1.6%	47.2%	$85,925	2.8%	59.1%
2032	0	0	$0.00	0.0%	47.2%	$0	0.0%	59.1%
2033 & Beyond	1	62,697	$20.00	41.6%	88.8%	$1,253,940	40.9%	100.0%
Vacant	0	16,900	$0.00	11.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	7	150,872	$22.86(3)	100.0%		$3,062,457	100.0%

(1)	Information is based on the underwritten rent roll dated March 1, 2022.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. The Midtown Shopping Center Property is open and operating. Only one tenant, Guitar Center, received COVID-related rent relief (equal to reduced rent from January 2021 through December 2022). Guitar Center’s rent is scheduled to return to contract levels in January 2023. Guitar Center’s rent has been underwritten at its unabated rent.

The Market. The Midtown Shopping Center Property is located in the Anchorage Municipality submarket within the Anchorage MSA. The Midtown neighborhood is suburban-to-urban, with mid-rise buildings mixing with retailers and hotels. Land uses immediately surrounding the Midtown Shopping Center Property are predominantly commercial, including big-box retail such as a Walmart Supercenter (west) and Fred Meyer (east). Multiple nearby hotels have been delivered in the past few years, including Staybridge Suites, Hyatt Place, and a Courtyard by Marriot, which join existing establishments such as Embassy Suites by Hilton. Midtown also includes mid-rise office towers such as the eight-story Fireweed Tower, Midtown’s newest addition, which is occupied by Stantec and CIRI, an Alaska Native regional corporation. BP’s Alaska headquarters tower is located at the corner of Benson Boulevard and Seward Highway, and 188 Northern Lights, the tallest mixed-use commercial building in the state, is located two blocks west. Primary highway access to the area is via the Seward Highway, which links Midtown to Downtown to the north, and the Dimond and Potter Marsh areas to the south. Midtown is also proximate to the Minnesota Drive freeway and Ted Stevens International Airport.

As of the fourth quarter of 2021, the Anchorage MSA contained approximately 22.0 million SF of retail space, of which approximately 18.3 million SF is located in the Anchorage Municipality submarket, or 83.1% of the retail space in the MSA. The retail vacancy rate is 3.5% in the Anchorage MSA and 3.4% in the Anchorage Municipality submarket. The average asking lease rate for all retail space is $27.81 PSF in the Anchorage MSA and $27.65 PSF in the Anchorage Municipality submarket. The estimated 2021 population within a 1-, 3- and 5-mile radius of the Midtown Shopping Center Property was 11,903, 97,748 and 198,173, respectively. The estimated 2021 average household income within the same radii was $78,115, $87,697 and $93,190, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$25,000,000
2920 Seward Highway	Midtown Shopping Center	Cut-off Date LTV:	63.3%
Anchorage, AK 99503		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	11.6%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Midtown Shopping Center Property:

Market Rent Summary
Category	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection
Grocery Anchor Space:	$21.00	10	10% increase in year 6
Anchor Space:	$21.00	10	10% increase in year 6
Shop Space:	$36.00	5	3.0% per year
Mezzanine Level Space:	$18.00	5	3.0% per year

The following table presents recent leasing data for comparable properties with respect to the Midtown Shopping Center Property:

Anchor Rent Comparable Summary
Property Address	Rentable Area (SF)	Year Built/ Renovated	Tenant Name	Lease Date	Size (NRA)	Term (Years)	Initial Rent PSF	Rent Steps	TI Allowance / SF
Midtown Shopping Center 2920 Seward Highway Anchorage, AK	150,872(1)	1966 / 2019	Carrs	Mar-19(1)	62,697(1)	20(1)	$20.00(1)	10% / year 10(1)	$0.00
Midtown Mall(2) 600 East Northern Lights Boulevard Anchorage, AK	131,276	1966 / NAP	REI	Mar-19	50,270	15	$22.38	10% / year 10	$29.84
Sams Center 8931 Old Seward Highway Anchorage, AK	58,218	1994 / 2017	Goodwill Duluth Trading Company	Dec-17 Jun-17	34,000 25,000	12 10	$13.40 $22.00	12.0% Scheduled	$0.00 $30.00
Shopping Center N/A Anchorage, AK	NAV	NAV	National Tenant	Feb-18	29,500	5	$17.77	Flat	$0.00

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated as of March 1, 2022.
(2)	Midtown Mall is built on the leased fee collateral for the Midtown Shopping Center Mortgage Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$25,000,000
2920 Seward Highway	Midtown Shopping Center	Cut-off Date LTV:	63.3%
Anchorage, AK 99503		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	11.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Midtown Shopping Center Property:

Cash Flow Analysis(1)
	2019	2020	2021	UW	UW PSF
Gross Potential Rent	$1,381,870	$2,910,817	$2,877,918	$3,366,287	$22.31
Expense Reimbursement	$460,441	$802,821	$787,085	$947,182	$6.28
(Vacancy & Credit Loss)	$0	$0	$0	($304,200)	($2.02)
Effective Gross Income	$1,842,311	$3,713,638	$3,665,003	$4,009,269	$26.57

Real Estate Taxes	$336,471	$492,791	$479,776	$479,766	$3.18
Insurance	$19,954	$35,182	$45,197	$119,746(2)	$0.79
Other Operating Expenses	$374,117	$401,221	$443,682	$498,211	$3.30
Total Operating Expenses	$730,542	$929,194	$968,655	$1,097,723	$7.28

Net Operating Income	$1,111,769	$2,784,444	$2,696,348	$2,911,546	$19.30
Replacement Reserves	$0	$0	$0	$30,174	$0.20
TI/LC	$0	$0	$0	$151,370	$1.00
Net Cash Flow	$1,111,769	$2,784,444	$2,696,348	$2,730,002	$18.09

Occupancy %	85.5%	92.8%	92.8%	91.0%
NOI DSCR	0.99x	2.47x	2.39x	2.58x
NCF DSCR	0.99x	2.47x	2.39x	2.42x
NOI Debt Yield	4.4%	11.1%	10.8%	11.6%
NCF Debt Yield	4.4%	11.1%	10.8%	10.9%

(1)	The Midtown Shopping Center Property was built in 1966 and underwent a major repurposing and renovation in 2018 and 2019.
(2)	UW Insurance represents actual insurance premiums after the borrowers’ acquisition of the Midtown Shopping Center Property.

Escrows and Reserves.

Real Estate Taxes – The Midtown Shopping Center Mortgage Loan documents provide for an upfront reserve of approximately $403,000 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next twelve months for the Midtown Shopping Center Property (initially approximately $40,300 per month).

Insurance – In the event the Midtown Shopping Center Property is no longer covered by a blanket insurance policy, the borrower is required to deposit 1/12th of the annual estimated insurance premiums monthly.

Replacement Reserve – The Midtown Shopping Center Mortgage Loan documents provide for ongoing monthly deposits of approximately $2,515 into a reserve for approved capital expenditures, subject to a cap of $81,893.

TI/LC Reserve – The Midtown Shopping Center Mortgage Loan documents provide for ongoing monthly deposits of approximately $15,087 into a reserve for tenant improvement and leasing commission costs incurred by the borrower, subject to a cap of $750,000.

Ground Lease Termination Reserve – If Carrs exercises its purchase option (as described in the “Property Release” section below), such portion of the property will be released from the collateral and $750,000 is required to be deposited with the lender to the ground lease termination reserve. Such amount is required to be used to fund the replacements required to detach the improvements from the remaining collateral portion of the Midtown Shopping Center Property.

Lockbox and Cash Management. The Midtown Shopping Center Mortgage Loan is structured with a hard lockbox and springing cash management upon a Cash Sweep Period (as defined below). All rents from the Midtown Shopping Center Property are required to be deposited directly to the lockbox account and, so long as a Cash Sweep Period is not continuing, funds in the lockbox account are required to be transferred to the borrower’s operating account. During a Cash Sweep Period, the borrower will not have access to the funds in the lockbox account and such funds are required to be transferred to the lender-controlled cash management account and disbursed according to the Midtown Shopping Center Mortgage Loan documents. During a Cash Sweep Period all excess cash is required to be held by the lender as additional security for the Midtown Shopping Center Mortgage Loan; provided that excess cash will be disbursed at the direction of the borrower in the event of shortfalls in certain monthly expense items (including operating expenses consistent with the annual budget and operating expenses and extraordinary expenses approved by the lender).

A “Cash Sweep Period” will occur during (i) an event of default, and ending upon the cure of such event of default, (ii) the period commencing at such time as the debt service coverage ratio falls below 1.85x on a trailing twelve-month basis (tested quarterly), and ending upon the debt service coverage ratio being at least 1.85x on a trailing twelve month basis (tested quarterly) for two consecutive quarters (provided that the borrower can avoid such period by providing the lender with cash or a letter of credit in an amount sufficient to satisfy the 1.85x debt service coverage ratio threshold, which amounts will be held in the excess cash reserve account), and (iii) the period commencing upon the occurrence of a Carrs Trigger Event (as defined below) and ending upon the occurrence of a Carrs Trigger Event Cure (as defined below), (provided that the borrower has the option to avoid any Cash Sweep Period caused by a Carrs Trigger Event by depositing $750,000 into the general leasing reserve and to the extent the borrower relets a portion of the Carrs space, a proportionate amount of the reserve will be automatically released to the borrower.)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$25,000,000
2920 Seward Highway	Midtown Shopping Center	Cut-off Date LTV:	63.3%
Anchorage, AK 99503		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	11.6%

A “Carrs Trigger Event” will occur when the Carrs tenant (i) “goes dark”, vacates or gives notice of its intent to vacate or terminate its lease, (ii) fails to exercise its option to extend its lease term on or before the date specified in its lease, or if no such date is specified, the date that is 12 months prior to expiration of its lease, (iii) defaults in the payment of rent or any other expenses for which it is responsible (after the expiration of any notice and cure periods) under its lease, or (iv) is the subject of a bankruptcy proceeding.

A “Carrs Trigger Event Cure” means the occurrence of (1) with respect to a Carrs Trigger Event under clause (i) and (ii) above, the Carrs space is leased to a replacement tenant acceptable to the lender for a term of at least 5 years and on terms and conditions reasonably acceptable to the lender, (2) with respect to a Carrs Trigger Event under clause (iii) above, the default is cured or (3) with respect to a Carrs Trigger Event under clause (iv) above, Carrs’ lease is assumed without alteration of any material terms (as ordered by the related bankruptcy court) or Carrs’ assets are no longer subject to the jurisdiction of the related bankruptcy court and its obligations under its lease remain unaltered.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Property Release. The collateral for the Midtown Shopping Center Mortgage Loan includes the leased fee interest in the inline space and western anchor box, which is ground leased to Carrs through an initial expiration date in 2081. Carrs has prepaid all rent through the initial expiration and therefore no income has been underwritten by the lender with respect to the leased fee premises. Carrs has the one-time right to purchase the fee interest related to the ground lease following notice to be given on or before July 2, 2022, for a price to be determined at the fair market value, which the Midtown Shopping Center Mortgage Loan documents require to be between $3,500,000 and $6,500,000. If Carrs exercises its purchase option, such portion of the property will be released from the collateral and $750,000 is required to be deposited with the lender to the ground lease termination reserve. Such amount is required to be used to fund the replacements required to detach the improvements from the remaining collateral portion of the Midtown Shopping Center Property.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Midtown Shopping Center Property together with 12 months of business income insurance plus a six-month extended period of indemnity. For so long as the Terrorism Risk Insurance Act of 2002, as amended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or subsequent statute, extension, or reauthorization) is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 11 – Yuba City Marketplace

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Yuba City, CA 95993
Original Balance:	$20,000,000			General Property Type:	Retail
Cut-off Date Balance:	$20,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2004/2010
Borrower Sponsors:	Gary C. Gallup and Roger W. Whalen			Size(3):	142,808 SF
Guarantors:	Gary C. Gallup and Roger W. Whalen			Cut-off Date Balance PSF:	$140
Mortgage Rate:	4.7650%			Maturity Date Balance PSF:	$129
Note Date:	4/26/2022			Property Manager:	Clover Property Management, Inc.
First Payment Date:	6/1/2022				(borrower-related)
Maturity Date:	5/1/2032
Original Term to Maturity:	120 months			Underwriting and Financial Information(4)
Original Amortization Term:	360 months			UW NOI:	$1,903,615
IO Period:	60 months			UW NOI Debt Yield:	9.5%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	10.3%
Prepayment Provisions:	L(25),D(91),O(4)			UW NCF DSCR:	1.37x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$1,597,140 (2/28/2022 TTM)
Additional Debt Type:	NAP			2nd Most Recent NOI:	$1,786,942 (12/31/2021)
Additional Debt Balance:	NAP			3rd Most Recent NOI:	$2,083,836 (12/31/2020)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	97.4% (4/1/2022)
Reserves				2nd Most Recent Occupancy:	93.3% (12/31/2021)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2020)
RE Taxes:	$0	$37,626	NAP	Appraised Value (as of):	$31,500,000 (3/11/2022)
Insurance(1):	$0	Springing	NAP	Appraised Value PSF:	$221
Replacement Reserve:	$0	$2,235	$26,819	Cut-off Date LTV Ratio:	63.5%
TI/LC Reserve(2):	$0	$11,901	$428,424	Maturity Date LTV Ratio:	58.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,000,000	77.8%	Loan Payoff:	$25,289,390	98.4%
Borrower Sponsor Equity:	$5,695,000	22.2%	Closing Costs:	$405,610	1.6%
Total Sources:	$25,695,000	100.0%	Total Uses:	$25,695,000	100.0%

(1)	The Yuba City Marketplace Mortgage Loan (as defined below) documents do not require ongoing monthly escrows for insurance premiums so long as (i) no event of default has occurred and is continuing, (ii) the liability and casualty policies maintained by the borrower are part of a blanket policy approved by the lender in its reasonable discretion, (iii) the borrower provides the lender with written evidence of renewal of the policies and with paid receipts for the payment of the insurance premiums at least 10 days prior to the expiration of the policy.

(2)	The TI/LC Reserve Monthly deposit increases by $60,000 (the “Lease Extension Rollover Monthly Deposit Increase”) to $71,901 per month, on the date that is nine months prior to the expiration of a Lease Sweep Lease (as defined below) if not renewed, unless the borrower delivers to the lender a letter of credit in the amount of $540,000. The TI/LC Reserve is subject to a cap of $428,424, however, any Lease Extension Rollover Monthly Deposit Increase amounts collected are not subject to the cap. A “Lease Sweep Lease” means the Marshalls lease, the Michael’s lease, and replacement leases for such leases.

(3)	Excludes 353,776 SF of non-collateral space.

(4)	The novel coronavirus pandemic is an evolving situation and could impact the Yuba City Marketplace Mortgage Loan more severely than assumed in the underwriting of the Yuba City Marketplace Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

The Mortgage Loan. The eleventh largest mortgage loan (the “Yuba City Marketplace Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $20,000,000 and secured by a first priority fee mortgage encumbering a 142,808 SF anchored retail shopping center located in Yuba City, California (the “Yuba City Marketplace Property”).

The Borrowers and the Borrower Sponsor. The borrowers for the Yuba City Marketplace Mortgage Loan are Dorinda, LLC and Miravista, LLC, each a Delaware limited liability company and single purpose entity with no independent directors, that together hold the property as tenants-in common. Dorinda, LLC and Miravista, LLC own an undivided 32.8% and 67.2% interest in the Yuba City Marketplace Property, respectively. The non-recourse carveout guarantors and borrower sponsors are Gary C. Gallup and Roger W. Whalen, who have been business partners since 1975, and currently own two shopping centers and one office building in California.

The Property. The Yuba City Marketplace Property is an anchored retail center totaling 142,808 SF on an approximately 11.4 acre site in Yuba City, California, approximately 40 miles north of Sacramento. The Yuba City Marketplace Property is part of a larger shopping center known as Yuba City Marketplace comprising approximately 496,584 SF. The remaining portions of the Yuba City Marketplace are not collateral for the Yuba City Marketplace Mortgage Loan. The Yuba City Marketplace Property is comprised of four buildings with 1,944 parking spaces (13.6 spaces per 1,000 SF). Built in 2004, and renovated in 2010, the Yuba City Marketplace Property is anchored by Marshalls (21.0% of NRA), and shadow anchored by a non-collateral Walmart Supercenter and Home Depot. No operating covenants are in place with respect to the non-collateral shadow anchors. As of April 1, 2022, the Yuba City Marketplace Property was 97.4% leased to 14 tenants.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #11	Cut-off Date Balance:	$20,000,000
1110 Harter Parkway at Highway 20	Yuba City Marketplace	Cut-off Date LTV:	63.5%
Yuba City, CA 95993		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	9.5%

Major Tenants.

Marshalls (30,000 SF, 21.0% of NRA, 18.2% of underwritten rent). Marshalls is a retail chain of off-price department stores, and is owned by TJX Companies, Inc. (NYSE: TJX). Together with T.J. Maxx, Marshalls is part of Marmaxx, a large off-price retailer of apparel and home fashions in the United States. TJX Companies, Inc. operates in more than 4,500 stores in nine countries, four e-commerce sites, with approximately 320,000 employees. TJX Companies, Inc. also operates as HomeGoods, Sierra, and Homesense. Marshalls has been a tenant at the Yuba City Marketplace Property since 2006, has a lease expiration date of January 31, 2027, and has two 5-year renewal options remaining.

Sportsman’s Warehouse (23,000 SF, 16.1% of NRA, 12.8% of underwritten rent). Sportsman’s Warehouse is an American outdoor sporting goods retailer, specializing in hunting, fishing, camping, backpacking, and shooting gear. Founded in 1986, Sportsman’s Warehouse operates 126 stores across 29 states. Sportsman’s Warehouse opened its store at the Yuba City Marketplace Property on April 1, 2022, has a lease expiration date of March 31, 2032, and has four 5-year renewal options remaining.

Michaels (21,300 SF, 14.9% of NRA, 14.8% of underwritten rent). Michaels is a large retail specialty provider of arts, crafts, framing, floral, wall décor, and seasonal merchandise. Michaels operates in 1,200 stores in 49 states, with over 10,000 employees. Michaels has been a tenant at the Yuba City Marketplace Property since 2003, has a lease expiration date of March 31, 2026, and has three 5-year renewal options remaining.

ULTA (19,000 SF, 13.3% of NRA, 12.0% of underwritten rent). Ulta Beauty, Inc. (“ULTA”) is the largest beauty retailer in the United States, providing cosmetics, fragrance, skin care products, hair care products, and salon services. Founded in 1990, ULTA offers over 25,000 products from more than 600 brands, operating a salon in every store. ULTA operates in 1,308 stores across all 50 states, with 37,000 employees. ULTA has been a tenant at the Yuba City Marketplace Property since 2017, has a lease expiration date of August 31, 2027, and has three 5-year renewal options remaining.

Petco (14,400 SF, 10.1% of NRA, 11.4% of underwritten rent). Petco is an American pet retailer that sells pet food, products, and services, as well as certain types of live small animals. Founded in 1965, Petco operates in more than 1,500 locations across the United States, Mexico, and Puerto Rico, including more than 100 in-store veterinary hospitals. Petco has been a tenant at the Yuba City Marketplace Property since 2004, has a lease expiration date of January 31, 2026, and has two 5-year renewal options remaining.

The following table presents a summary regarding the major tenants at the Yuba City Marketplace Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent		Lease Expiration/
						Annual UW Rent PSF(3)		Term. Option	Renewal Options
Marshalls	NR/A2/A	30,000	21.0%	$375,000	18.2%	$12.50	1/31/2027	N	2, 5 year
Sportsman’s Warehouse	NR/NR/NR	23,000	16.1%	$264,500	12.8%	$11.50	3/31/2032	N	4, 5 year
Michaels	NR/NR/NR	21,300	14.9%	$305,655	14.8%	$14.35	3/31/2026	N	3, 5 year
ULTA	NR/NR/NR	19,000	13.3%	$247,000	12.0%	$13.00	8/31/2027	N	3, 5 year
Petco	NR/NR/B-	14,400	10.1%	$234,000	11.4%	$16.25	1/31/2026	N	2, 5 year
Subtotal/Wtd. Avg.		107,700	75.4%	$1,426,155	69.3%	$13.24

Other Tenants		31,403	22.0%	$632,213	30.7%	$20.13
Vacant Space		3,705	2.6%	$0	0.0%	$0.00
Total/Wtd. Avg.		142,808	100.0%	$2,058,368	100.0%	$14.80

(1)	Information is based on the underwritten rent roll as of April 1, 2022.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #11	Cut-off Date Balance:	$20,000,000
1110 Harter Parkway at Highway 20	Yuba City Marketplace	Cut-off Date LTV:	63.5%
Yuba City, CA 95993		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	9.5%

The following table presents certain information relating to the lease rollover at the Yuba City Marketplace Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rent Rolling	% of Annual Rent Rolling	Cumulative % of Annual Rent Rolling
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	3	6,083	$27.46	4.3%	4.3%	$167,031	8.1%	8.1%
2025	2	3,500	$24.96	2.5%	6.7%	$87,371	4.2%	12.4%
2026	4	46,750	$16.48	32.7%	39.4%	$770,369	37.4%	49.8%
2027	2	49,000	$12.69	34.3%	73.8%	$622,000	30.2%	80.0%
2028	1	1,170	$23.16	0.8%	74.6%	$27,097	1.3%	81.3%
2029	0	0	$0.00	0.0%	74.6%	$0	0.0%	81.3%
2030	0	0	$0.00	0.0%	74.6%	$0	0.0%	81.3%
2031	1	9,600	$12.50	6.7%	81.3%	$120,000	5.8%	87.2%
2032	1	23,000	$11.50	16.1%	97.4%	$264,500	12.8%	100.0%
2033 & Beyond	0	0	$0.00	0.0%	97.4%	$0	0.0%	100.0%
Vacant	0	3,705	$0.00	2.6%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	14	142,808	$14.80	100.0%		$2,058,368	100.0%

(1)	Information is based on the underwritten rent roll as of April 1, 2022.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Yuba City Marketplace Property is located in Yuba City, California in the Outer Sutter County submarket within the Sacramento retail market. Primary access to the Yuba City Marketplace Property is provided by Interstate 5, approximately 34.2 miles west of the Yuba City Marketplace Property, with the east-west thoroughfares State Route 20 and Butte House Road approximately 0.5 miles and 0.9 miles away, respectively. Major employers in Yuba City include Sunsweet Growers Inc., Sierra Gold Nurseries, Sutter North Medical Foundation, Walmart, Inc., Home Depot, and Sysco Food Services. According to the appraisal, as of the first quarter of 2022, the Sacramento retail market had approximately 117.4 million SF of retail space inventory, overall vacancy in the market was 5.7% and asking rent was $17.84 PSF. According to the appraisal, as of the first quarter of 2022, the Outer Sutter County submarket had approximately 4.7 million SF of retail space inventory, overall vacancy in the submarket was 3.5% and asking rent was $17.62 PSF. According to the appraisal, the 2021 estimated population within a one-, three- and five-mile radius of the Yuba City Marketplace Property was 7,647, 66,210 and 97,244, respectively. The 2021 estimated average household income within a one-, three-, and five-mile radius of the Yuba City Marketplace Property was $82,069, $78,728 and $77,464, respectively.

The following table presents recent leasing data for junior anchor retail tenants at comparable retail properties with respect to the Yuba City Marketplace Property:

Comparable Junior Anchor Retail Lease Summary
Subject/Location	Tenant Name	Property Size (SF)	Lease Size (SF)	Lease Date	Rent PSF	Lease Term (Mos.)
Yuba City Marketplace Property(1) Yuba City, CA	Marshalls	142,808	30,000	Feb. 2022	$12.50	60
Eastwood Shopping Center Antioch, CA	Cielo Supermarket	59,647	17,880	Feb. 2020	$11.88	120
Roseville Square Roseville, CA	Planet Fitness	213,015	19,602	Oct. 2021	$12.00	120
Foothill Farm Sacramento, CA	Goodwill of Nor Cal	55,168	34,903	Aug. 2020	$10.44	144
McCarthy Ranch Shopping Center Milpitas, CA	Ross Dress for Less	408,964	27,000	Feb. 2020	$16.56	60

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of April 1, 2022.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #11	Cut-off Date Balance:	$20,000,000
1110 Harter Parkway at Highway 20	Yuba City Marketplace	Cut-off Date LTV:	63.5%
Yuba City, CA 95993		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	9.5%

The following table presents recent leasing data for large in line retail tenants at comparable retail properties with respect to the Yuba City Marketplace Property:

Comparable Large In Line Retail Lease Summary
Subject/Location	Tenant Name	Property Size (SF)	Lease Size (SF)	Lease Date	Rent PSF	Lease Term (Mos.)
Yuba City Marketplace Property(1) Yuba City, CA	Petco	142,808	14,400	Feb. 2021	$16.25	60
Willows Shopping Center Concord, CA	Five Below	200,243	10,892	Feb. 2022	$22.50	120
San Lorenzo Shopping Center San Lorenzo, CA	Grocery Outlet	50,762	18,000	Sep. 2020	$20.75	180
Alamo Peabody Shopping Center Vacaville, CA	Strength Experience	92,400	5,191	Oct. 2021	$13.20	60
Hamilton Plaza Campbell, CA	Road Runner Sports	167,123	6,770	Aug. 2020	$19.50	120

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of April 1, 2022.

The following table presents recent leasing data for small in line retail tenants at comparable retail properties with respect to the Yuba City Marketplace Property:

Comparable Small In Line Retail Lease Summary
Subject/Location	Tenant Name	Property Size (SF)	Lease Size (SF)	Lease Date	Rent PSF	Lease Term (Mos.)
Yuba City Marketplace Property(1) Yuba City, CA	Comcast	142,808	3,000	Jan. 2019	$30.00	84
Laguna Gateway Elk Grove, CA	Kung Fu Tea	114,487	2,000	Oct. 2021	$34.20	124
Vista Crossings Vacaville, CA	Bag O’ Crab	73,964	1,140	Jun. 2020	$24.00	60
The Brickyard Roseville, CA	Sizzle Fresh	115,837	2,450	Sep. 2019	$20.64	64
Raley’s Shopping Center Yuba City, CA	Round Table Pizza	136,924	4,800	Feb. 2019	$27.60	120

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of April 1, 2022.

The following table presents information relating to the appraisal’s market rent conclusion for the Yuba City Marketplace Property:

Market Rent Summary
	Junior Anchor	Large Inline	Small Inline
Market Rent (PSF)	$13.50	$19.00	$28.00
Lease Term (Years)	10	5	5
Lease Type	NNN	NNN	NNN
Rent Increases Projection	10% per midterm	3.0% per annum	3.0% per annum
Tenant Improvements (New/Renewal)	$15.00 / $2.00	$20.00 / $5.00	$20.00 / $5.00
Leasing Commissions (New/Renewal)	5.0% / 2.5%	6.0% / 3.0%	6.0% / 3.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #11	Cut-off Date Balance:	$20,000,000
1110 Harter Parkway at Highway 20	Yuba City Marketplace	Cut-off Date LTV:	63.5%
Yuba City, CA 95993		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	9.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Yuba City Marketplace Property:

Cash Flow Analysis
	2019	2020(1)	2021(2)	2/28/2022 TTM(3)	UW(4)	UW PSF
Gross Potential Rent	$2,262,371	$2,181,201	$1,971,951	$1,901,561	$2,162,108	$15.14
Reimbursements	$768,584	$738,597	$649,702	$531,679	$764,000	$5.35
Other Income	$0	$0	$0	$0	$0	$0.00
Discounts Concessions	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($146,305)	($1.02)
Effective Gross Income	$3,030,955	$2,919,799	$2,621,652	$2,433,240	$2,779,803	$19.47

Real Estate Taxes	$417,250	$421,004	$428,473	$431,214	$438,365	$3.07
Insurance	$40,120	$49,770	$52,525	$52,525	$56,000	$0.39
Other Expenses	$383,229	$365,190	$353,712	$352,360	$381,822	$2.67
Total Expenses	$840,599	$835,963	$834,710	$836,100	$876,188	$6.14

Net Operating Income	$2,190,356	$2,083,836	$1,786,942	$1,597,140	$1,903,615	$13.33
Capital Expenditures	$0	$0	$0	$0	$26,819	$0.19
TI/LC	$0	$0	$0	$0	$152,805	$1.07
Net Cash Flow	$2,190,356	$2,083,836	$1,786,942	$1,597,140	$1,723,992	$12.07

Occupancy %	100.0%	100.0%	93.3%	97.4%(5)	95.0%
NOI DSCR	1.75x	1.66x	1.42x	1.27x	1.52x
NCF DSCR	1.75x	1.66x	1.42x	1.27x	1.37x
NOI Debt Yield	11.0%	10.4%	8.9%	8.0%	9.5%
NCF Debt Yield	11.0%	10.4%	8.9%	8.0%	8.6%

(1)	Decreases in Gross Potential Rent and Net Operating Income from 2019 to 2020 are primarily due to the loss of Pier One at lease expiration on September 22, 2020 and due to pandemic related rent forgiveness.

(2)	Decreases in Gross Potential Rent and Net Operating Income from 2020 to 2021 are primarily due to the loss of Mattress Firm, when its lease expired on July 31, 2021, the downtime between when Pier 1 vacated and when the replacement tenant, Dollar Tree’s lease commenced on May 20, 2021, and Petco negotiating a rent reduction from $17.00 PSF to $16.25 PSF, effective February 1, 2021 when its exercised its renewal option extending the term until January 31, 2026.

(3)	Decreases in Gross Potential Rent and Net Operating Income from 2021 to 2/28/2022 TTM are primarily due to the loss of Bed Bath & Beyond, when its lease expired on January 31, 2022 and the violation of the co-tenancy clause in the ULTA lease caused by Bed Bath & Beyond vacating, resulting in ULTA paying a reduced rent equal to 50% of its base rent and reimbursements until the violation was cured by Sportsman’s Warehouse leasing the Bed Bath & Beyond space. Bed Bath & Beyond vacated in February 2021, prior to its lease expiration.

(4)	Increases in Gross Potential Rent and Net Operating Income from 2/28/2022 TTM to UW are primarily due to the re-leasing of the former Bed Bath & Beyond space to Sportsman’s Warehouse, which commenced paying rent on April 1, 2021 and ULTA resuming full rent payments since the cure of the co-tenancy violation.

(5)	2/28/2022 TTM Occupancy % is based off the April 1, 2022 underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 12 – Rivercrest Retail Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Various
Original Balance:	$17,500,000			General Property Type:	Retail
Cut-off Date Balance:	$17,500,000			Detailed Property Type:	Shadow Anchored
% of Initial Pool Balance:	2.3%			Title Vesting:	Fee
Loan Purpose:	Refinance/Acquisition			Year Built/Renovated:	Various / Various
Sponsors:	Stanley Werb and Jonathan Gaines			Size:	123,385 SF
Guarantors:	Stanley Werb and Jonathan Gaines			Cut-off Date Balance PSF:	$142
Mortgage Rate:	5.1920%			Maturity Balance PSF:	$126
Note Date:	4/14/2022			Property Manager:	Rivercrest Realty Associates, LLC
First Payment Date:	6/11/2022
Maturity Date:	5/11/2032
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(3)
IO Period:	36 months			UW NOI:	$1,729,490
Seasoning:	1 month			UW NOI Debt Yield:	9.9%
Prepayment Provisions:	L(25),D(90),O(5)			UW NOI Debt Yield at Maturity:	11.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.40x
Additional Debt Type:	NAP			Most Recent NOI(4):	$1,623,342 (2/28/2022 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI(4):	$1,438,907 (12/31/2020)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(4):	$1,452,168 (12/31/2019)
Reserves				Most Recent Occupancy:	92.6% (4/1/2022)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	84.2% (12/31/2020)
RE Taxes:	$117,073	$22,185	NAP	3rd Most Recent Occupancy:	97.2% (12/31/2019)
Insurance(1):	$0	Springing	NAP	Appraised Value (as of):	$23,550,000 (Various)
Replacement Reserve:	$0	$2,623	NAP	Appraised Value PSF:	$191
TI/LC Reserve:	$0	$8,403	$300,000	Cut-off Date LTV Ratio:	74.3%
TitleMax Reserve(2):	$76,124	$0	NAP	Maturity Date LTV Ratio:	66.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$17,500,000	100.0%	Loan Payoff(5):	$8,474,527	48.4%
			Purchase Price(6):	$6,565,952	37.5%
			Reserves:	$193,197	1.1%
			Closing Costs:	$319,612	1.8%
			Return of Equity:	$1,946,712	11.1%
Total Sources:	$17,500,000	100.0%	Total Uses:	$17,500,000	100.0%

(1)	The Rivercrest Retail Portfolio Mortgage Loan (defined below) documents do not require monthly insurance deposits provided that no event of default is continuing, the borrower maintains insurance coverage for the Rivercrest Retail Portfolio Properties (defined below) as part of blanket or umbrella coverage reasonably approved by the lender and provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 30 business days prior to the expiration dates of the policies.

(2)	The TitleMax Reserve will be released to the borrower on the date the lender receives evidence that the tenant known as TitleMax has exercised its renewal option under the existing lease pursuant to the terms thereof.

(3)	The novel coronavirus pandemic is an evolving situation and could impact the Rivercrest Retail Portfolio Mortgage Loan more severely than assumed in the underwriting of the Rivercrest Retail Portfolio Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(4)	The increase between the 2nd Most Recent and Most Recent NOI is primarily due to four new leases signed in 2021 representing 9.6% of NRA.

(5)	Loan Payoff includes a $3.9 million cost to defease the existing loan on the Parkway Pointe Property (defined below) and the Garrett Crossing Property (defined below). The loan is repaying a CMBS loan on each the Parkway Pointe Property (WFCM 2015-C31) and the Garrett Crossing Property (GSMS 2013-GC14).

(6)	The Purchase Price represents the acquisition price of the Billings Crossing Plaza Property (defined below), net of associated fees and closing costs.

The Mortgage Loan. The twelfth largest mortgage loan (the “Rivercrest Retail Portfolio Mortgage Loan”) is evidenced by a single promissory note secured by the fee interest in three shadow anchored retail properties located in Springfield, Illinois, Mebane, North Carolina, and Columbus, Georgia. The proceeds of the Rivercrest Retail Portfolio Mortgage Loan were used to refinance the Springfield and Mebane properties and facilitate the acquisition of the Columbus property.

The Borrowers and the Borrower Sponsors. The borrowers are IL-Springfield Parkway-VRX, LLC, NC-Mebane Garrett-VRX, LLC and GA-Columbus Billings-VRX, LLC each a Delaware limited liability company. The non-recourse carveout guarantors are Stanley Werb and Jonathan Gaines.

The borrower sponsors are Stanley Werb and Jonathan Gaines, principals of Rivercrest Realty Investors. Founded in 1969 and based in Raleigh, North Carolina, the company is a privately owned commercial real estate company specializing in the acquisition, long-term ownership and management of

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Shadow Anchored	Loan #12	Cut-off Date Balance:	$17,500,000
Various	Rivercrest Retail Portfolio	Cut-off Date LTV:	74.3%
Various, Various		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	9.9%

shopping centers, office buildings, and apartments throughout the eastern United States. Rivercrest Realty Investors has a current portfolio of 95 assets, 85 of which are retail properties.

The Properties. The Rivercrest Retail Portfolio Properties comprise three geographically diverse shadow anchored retail properties built between 1993 and 2009. As of April 2022, the Rivercrest Retail Portfolio Properties were 92.6% occupied by 39 tenants, across 44 leases, with individual property occupancy rates ranging from 86.2% to 96.0%. The Rivercrest Retail Portfolio Properties comprise 123,385 SF of rentable area.

Parkway Pointe

The Parkway Pointe Property is a 38,512 SF shadow-anchored retail property located in Springfield, Illinois. The Parkway Pointe Property is shadow-anchored by an Aldi, Target and Walmart, which are not part of the collateral. Constructed in 1993 and renovated in 2013, the property is situated on a 1.36-acre site and the largest tenant is Shoe Carnival. There are 336 parking spaces representing a parking ratio of 8.72 per 1,000 SF. The borrower purchased the Parkway Pointe Property in January 2020 for $5,600,000, when the asset was 73.1% occupied. As of April 1, 2022, the Parkway Pointe Property is 86.2% leased to 21 tenants.

Land Condominium. The Parkway Pointe Property is comprised of 2 units (Units 1 and 3) within a 3-unit land condominium (an alternative to land subdivision). Each unit owner is solely responsible for maintenance of its respective building. The owners’ association has responsibility for maintaining project common areas, including roadways, parking areas, sidewalks and landscaping, among other things. The borrower has 61.12% of the voting rights in the owners’ association, representing the ability to control day-to-day affairs of the owners’ association and the ability to block any actions requiring a supermajority.

Garrett Crossing

The Garrett Crossing Property is a 45,315 SF shadow-anchored retail property located in Mebane, North Carolina, approximately 20.3 miles northwest of Chapel Hill, North Carolina. The Garrett Crossing Property is shadow-anchored by a non-collateral Walmart. Constructed in 2005, the property comprises 2 buildings, situated on an 8.79-acre site and the largest tenant is Dollar Tree. There are 265 parking spaces representing a parking ratio of 5.85 per 1,000 SF. As of April 1, 2022, the Garrett Crossing Property is 96.0% leased to nine tenants.

Billings Crossing Plaza

The Billings Crossing Plaza Property is a 39,558 SF shadow-anchored retail property located in Columbus, Georgia. The Billings Crossing Plaza Property is shadow-anchored by a non-collateral Walmart. Constructed in 2009, the property is situated on an 11.5-acre site and the largest tenant is Dollar Tree. There are 277 parking spaces representing a parking ratio of 7.00 per 1,000 SF. The borrower purchased the Billings Crossing Plaza Property at loan closing for a purchase price of $6,700,000. As of April 1, 2022, the Billings Crossing Plaza Property is 94.8% leased to 14 tenants.

The following table presents certain information relating to the Rivercrest Retail Portfolio Properties:

Rivercrest Retail Portfolio Properties Summary
Property Name – Location	Year Built/Renovated	Total NRA (SF)	Occupancy	Appraised Value	U/W NCF	% Total U/W NCF
Parkway Pointe – Springfield, IL	1993 / 2013	38,512	86.2%	$7,950,000	$486,626	30.1%
Garrett Crossing – Mebane, NC	2005 / NAP	45,315	96.0%	$8,900,000	$604,787	37.4%
Billings Crossing Plaza – Columbus, GA	2009 / NAP	39,558	94.8%	$6,700,000	$525,417	32.5%
Total/Weighted Average		123,385	92.6%	$23,550,000	$1,616,829	100.0%

Major Tenants.

Dollar Tree (NR/Baa2/BBB: F/M/S&P; 18,680 SF; 15.1% of NRA; 11.7% of underwritten base rent; May 31, 2025 and April 30, 2024 lease expirations): Dollar Tree is a Fortune 200 company and operator of discount variety stores in North America. The company operates more than 15,500 stores and employs more than 193,000 people.

Dollar Tree is the largest tenant at the Garrett Crossing Property comprising 18.7% of the NRA. The tenant has been located at the Garrett Crossing Property since 2008, has a lease expiration of April 30, 2024 and one, five-year renewal option remaining. Additionally, Dollar Tree is the largest tenant at the Billings Crossing Plaza Property, comprising 25.8% of the NRA. The tenant has been located at the Billings Crossing Plaza Property since 2010, has a lease expiration of May 31, 2025, and has one, five-year renewal option remaining.

Shoe Carnival (10,186 SF; 8.3% of NRA; 8.8% of underwritten base rent; January 31, 2028 lease expiration): Shoe Carnival is one of the nation’s largest family footwear retailers. The company has 393 stores located in 35 states and Puerto Rico, as well as an online platform. Shoe Carnival is a publicly traded company and reported net sales of $1.33 billion in 2021, the highest annual sales in the company’s history. Additionally, comparable store sales increased 35.3% year over year.

Shoe Carnival is the largest tenant (26.4% NRA) at the Parkway Pointe Property and has been located at the center since 1994. The tenant has two, five-year renewal options remaining.

CATO (8,000 SF; 6.5% of NRA; 5.3% of underwritten base rent; January 31, 2024 and January 31, 2023 lease expirations): CATO is a family owned business department store that was established in 1946. The company provides clothing and accessories at affordable prices. CATO has over 1,000 stores in 30 states.

CATO is a tenant at the Garrett Crossing Property comprising 8.8% of the NRA with a lease expiration of January 31, 2023. CATO has been a tenant at the Garrett Crossing Property since 2006 and has one, four-year renewal option. CATO is also located at the Billings Crossing Plaza Property comprising 10.1% of the NRA. The tenant has been located at the Billings Crossing Plaza Property since 2009, has a January 31, 2024 lease expiration, and no remaining renewal options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Shadow Anchored	Loan #12	Cut-off Date Balance:	$17,500,000
Various	Rivercrest Retail Portfolio	Cut-off Date LTV:	74.3%
Various, Various		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	9.9%

The following table presents certain information relating to the tenancy at the Rivercrest Retail Portfolio Properties:

Tenant Summary
Major Tenants	Credit Rating (Fitch/ Moody’s/S&P)	Tenant SF	Approx. % of SF	Annual UW Rent(1)	% of Total Annual UW Rent	Annual UW Rent PSF(1)	Lease Expiration	Termination Option (Y/N)	Renewal Options
Dollar Tree	NR/Baa2/BBB	18,680	15.1%	$207,200	11.7%	$11.09	Various(2)	N	1, 5 year
Shoe Carnival	NR/NR/NR	10,186	8.3%	$155,337	8.8%	$15.25	1/31/2028	Y(3)	2, 5 year
CATO	NR/NR/NR	8,000	6.5%	$94,000	5.3%	$11.75	Various(4)	N	Various
T-Mobile	BBB-/NR/BB+	5,340	4.3%	$94,290	5.3%	$17.66	Various(5)	N	Various
Affordable Dentures & Implants	NR/NR/NR	5,073	4.1%	$72,290	4.1%	$14.25	9/30/2026	N	2, 5 year
Comcast	A-/A3/A-	4,275	3.5%	$74,813	4.2%	$17.50	12/31/2024	N	2, 5 year
TitleMax	NR/NR/NR	4,200	3.4%	$72,600	4.1%	$17.29	9/30/2022	Y(6)	1, 5 year
Subtotal/Wtd. Avg.		55,754	45.2%	$770,530	43.4%	$13.82

Non-Major Tenants		58,473	47.4%	$1,004,288	56.6%	$17.18
Occupied Collateral		114,227	92.6%	$1,774,817	100.0%	$15.54

Vacant Space		9,158	7.4%
Total/Wtd. Avg.		123,385	100.0%

(1)	The Annual UW Rent PSF and Annual UW Rent shown above represents rent steps through May 2023 totaling $5,099. It also reflects the reduction of (i) the rent for Comcast from $111,065 to $74,813 and (ii) the rent for Dotty’s from $38,670 to $32,250.

(2)	The Dollar Tree located at the Billings Crossing Plaza Property, representing 10,200 SF has a lease expiration of May 31, 2025. The Dollar Tree located at the Garrett Crossing Property representing 8,480 SF has a lease expiration of April 30, 2024.

(3)	Tenant has a one-time right to terminate the lease in the event of a violation of the tenant’s exclusive use rights (lease to a direct competitor that engages in sale of footwear occupying at least 5,000 SF) that continues for a period of 24 months.

(4)	The CATO located at the Billings Crossing Plaza Property, representing 4,000 SF has a lease expiration of January 31, 2024. The CATO located at the Garrett Crossing Property representing 4,000 SF has a lease expiration of January 31, 2023.

(5)	The T-Mobile located at the Parkway Pointe Property, representing 2,560 SF has a lease expiration of May 31, 2024. The T-Mobile located at the Garrett Crossing Property representing 2,780 SF has a lease expiration of July 31, 2024.

(6)	In the event any laws, legislative acts, ordinances, or any other governmental restrictions are enacted and have a material negative impact on the tenant’s ability to conduct its operations, the tenant has the right to terminate the lease with 120 days’ prior written notice.

The following table presents certain information relating to the lease rollover schedule at the Rivercrest Retail Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rent Rolling	% of Annual Rent Rolling	Cumulative % of Annual Rent Rolling
2022	7	11,458	$16.30	9.3%	9.3%	$186,794	10.5%	10.5%
2023	5	12,010	$14.17	9.7%	19.0%	$170,195	9.6%	20.1%
2024	13	35,917	$15.07	29.1%	48.1%	$541,239	30.5%	50.6%
2025	4	14,787	$13.30	12.0%	60.1%	$196,629	11.1%	61.7%
2026	9	18,908	$18.16	15.3%	75.4%	$343,328	19.3%	81.0%
2027	1	2,400	$18.99	1.9%	77.4%	$45,576	2.6%	83.6%
2028	2	11,786	$15.15	9.6%	86.9%	$178,537	10.1%	93.7%
2029	2	3,111	$18.84	2.5%	89.5%	$58,620	3.3%	97.0%
2030	1	3,850	$14.00	3.1%	92.6%	$53,900	3.0%	100.0%
2031	0	0	$0.00	0.0%	92.6%	$0	0.0%	100.0%
2032	0	0	$0.00	0.0%	92.6%	$0	0.0%	100.0%
2033 & Beyond	0	0	$0.00	0.0%	92.6%	$0	0.0%	100.0%
Vacant	0	9,158	$0.00	7.4%	100.0%	$0.00	0.0%	100.0%
Total/Wtd. Avg.	44	123,385	$15.54(2)	100.0%		$1,774,817	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Total Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Markets.

The Parkway Pointe Property is located in Springfield, IL, approximately 4.9 miles to downtown. The Parkway Pointe Property is located within a dense retail corridor with other major retailers including Sam’s Club, TJ Maxx, Hobby Lobby, Lowe’s, Kohl’s, Meijer and AMC Theaters. The Parkway Pointe Property is located within the Springfield – IL retail submarket, which as of the fourth quarter of 2021 had an inventory of approximately 13.1 million square feet, a vacancy rate of 4.1% and average asking rent of $13.10 PSF.

The Garrett Crossing Property is located in the city of Mebane, NC, approximately 0.4 miles to Interstate 40. The major draw to the neighborhood is the Tanger Outlets, located approximately 1.4 miles from the Garrett Crossing Property, which contains over 70 specialty stores with a total of 318,000 SF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Shadow Anchored	Loan #12	Cut-off Date Balance:	$17,500,000
Various	Rivercrest Retail Portfolio	Cut-off Date LTV:	74.3%
Various, Various		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	9.9%

The Garrett Crossing Property is located within the Southeast Alamance County retail submarket, which as of the first quarter of 2022 had an inventory of 1.3 million SF, a vacancy rate of 1.1% and an average market rent of $15.76 PSF.

The Billings Crossing Plaza Property is located approximately 9.8 miles northeast of downtown Columbus, GA, in an established residential area with both single-family subdivisions and apartment uses. The property is located along Manchester Expressway and approximately 0.8 miles to the Manchester Expressway and US 80 interchange. The Billings Crossing Plaza Property is located within the Greater Columbus retail submarket, which as of the fourth quarter of 2021 had an inventory of 13.4 million SF, a vacancy rate of 5.9% and an average asking rent of $15.94 PSF.

The following table presents certain local demographic data related to the Rivercrest Retail Portfolio Properties:

Property Name – Location	2021 Population (within 1-mi. / 3-mi. / 5-mi. Radius)	2021 Average Household Income (within 1-mi. / 3-mi. / 5-mi. Radius)
Parkway Pointe – Springfield, IL	3,558 / 36,236 / 96,701	$76,827 / $96,415 / $81,150

Garrett Crossing – Mebane, NC	3,535 / 20,318 / 35,525	$72,202 / $76,874 / $79,081

Billings Crossing Plaza – Columbus, GA	8,399 / 32,939 / 84,752	$87,949 / $80,535 / $76,979

The following table presents certain information relating to the appraisal’s market rent conclusions for the Rivercrest Retail Portfolio Properties:

Market Rent Summary
Property Name – Location	Market Rent (PSF)	Lease Term (Years)	Concessions (New/Renewal)	Lease Type	Rent Increase Projection	Tenant Improvements (New/Renewal) (PSF)	Leasing Commissions (New/Renewal)
Parkway Pointe – Springfield, IL	$15.00-$21.50	5-10	0 mos. / 0 mos.	NNN	3.0% per annum / 10% in Yr 6	$10.00-15.00 / $5.00	6.0% / 3.0%
Garrett Crossing – Mebane, NC	$10.00-$18.00	5-10	0 mos. / 0 mos	NNN	Flat / 2.0% per annum	$8.00 / $1.00	6.0% / 3.0%
Billings Crossing Plaza – Columbus, GA	$12.00-$17.00	5	0 mos. / 0 mos.	NNN	None	$5.00 / $1.00	6.0% / 3.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Rivercrest Retail Portfolio Properties:

Cash Flow Analysis
	2019	2020	2021	2/28/2022 TTM	UW	UW PSF
Gross Potential Base Rent	$1,597,465	$1,577,634	$1,675,537	$1,671,917	$1,774,817(1)	$14.38
Gross up of vacant space	$0	$0	$0	$0	$158,788	$1.29
Total Recoveries	$391,822	$387,676	$467,947	$494,921	$516,564	$4.19
Other Income	$28,240	$29,350	$34,627	$38,480	$31,100	$0.25
Less Vacancy & Credit Loss	$0	$0	$0	$0	($157,809)	($1.28)
Effective Gross Income	$2,017,527	$1,994,660	$2,178,111	$2,205,319	$2,323,460	$18.83

Real Estate Taxes	$227,842	$243,298	$262,762	$262,761	$273,990	$2.22
Insurance	$42,198	$34,675	$39,876	$30,648	$29,392	$0.24
Other Operating Expenses	$295,319	$277,780	$279,058	$288,567	$290,588	$2.36
Total Expenses	$565,359	$555,753	$581,696	$581,976	$593,970	$4.81

Net Operating Income	$1,452,168	$1,438,907	$1,596,415	$1,623,342	$1,729,490	$14.02
CapEx	$0	$0	$0	$0	$31,474	$0.26
TI/LC	$0	$0	$0	$0	$81,187	$0.66
Net Cash Flow	$1,452,168	$1,438,907	$1,596,415	$1,623,342	$1,616,829	$13.10

Occupancy %(2)	100.0%	100.0%	100.0%	100.0%	91.8%
NOI DSCR	1.26x	1.25x	1.39x	1.41x	1.50x
NCF DSCR	1.26x	1.25x	1.39x	1.41x	1.40x
NOI Debt Yield	8.3%	8.2%	9.1%	9.3%	9.9%
NCF Debt Yield	8.3%	8.2%	9.1%	9.3%	9.2%

(1)	The Gross Potential Base Rent shown above represents rent steps through May 2023 totaling $5,099. It also reflects the reduction of (i) the rent for Comcast from $111,065 to $74,813 and (ii) the rent for Dotty’s from $38,670 to $32,250.

(2)	The Rivercrest Retail Portfolio Properties are 92.6% leased as of April 1, 2022, and are underwritten to 91.8%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 13 – Secure Self Storage - Norwalk

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	BANA	Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR	Location:	Norwalk, CT 06854
Original Balance:	$16,725,000	General Property Type:	Self Storage
Cut-off Date Balance:	$16,725,000	Detailed Property Type:	Self Storage
% of Initial Pool Balance:	2.2%	Title Vesting:	Fee
Loan Purpose:	Refinance	Year Built/Renovated:	2016 / NAP
Borrower Sponsors:	Stephen A. Hardy, Stephen Schwartz and Stephen L. Clark	Size:	71,100 SF
Guarantors:	Stephen A. Hardy, Stephen Schwartz and Stephen L. Clark	Cut-off Date Balance PSF:	$235
Mortgage Rate:	4.8450%	Maturity Date Balance PSF:	$235
Note Date:	4/22/2022	Property Manager:	Storrow Management, LLC
First Payment Date:	6/1/2022	(borrower-related)
Maturity Date:	5/1/2032
Original Term to Maturity:	120 months	Underwriting and Financial Information(2)
Original Amortization Term:	0 months	UW NOI:	$1,562,098
IO Period:	120 months	UW NOI Debt Yield:	9.3%
Seasoning:	1 month	UW NOI Debt Yield at Maturity:	9.3%
Prepayment Provisions:	L(25),D(90),O(5)	UW NCF DSCR:	1.89x
Lockbox/Cash Mgmt Status:	Springing/Springing	Most Recent NOI:	$1,454,109 (2/28/2022 TTM)
Additional Debt Type:	NAP	2nd Most Recent NOI:	$1,405,108 (12/31/2021)
Additional Debt Balance:	NAP	3rd Most Recent NOI:	$936,781 (12/31/2020)
Future Debt Permitted (Type):	No (NAP)	Most Recent Occupancy:	89.8% (1/31/2022)
2nd Most Recent Occupancy:	93.5% (12/31/2021)
Reserves	3rd Most Recent Occupancy:	80.3% (12/31/2020)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$32,000,000 (2/17/2022)
RE Taxes:	$101,343	$16,891	NAP	Appraised Value PSF:	$450
Insurance:	$0	Springing(1)	NAP	Cut-off Date LTV Ratio:	52.3%
Replacement Reserve:	$6,000	$875	$31,489	Maturity Date LTV Ratio:	52.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,725,000	99.9%	Loan Payoff:	$16,511,542	98.6%
Borrower Sponsor Equity:	$22,430	0.1%	Closing Costs:	$128,544	0.8%
			Reserves:	$107,343	0.6%
Total Sources:	$16,747,430	100.0%	Total Uses:	$16,747,430	100.0%

(1)	The Secure Self Storage - Norwalk Mortgage Loan (as defined below) documents do not require ongoing monthly escrows for insurance premiums as long as the Secure Self Storage - Norwalk Property (as defined below) is covered under a blanket policy acceptable to the lender.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the Secure Self Storage - Norwalk Mortgage Loan more severely than assumed in the underwriting of the Secure Self Storage - Norwalk Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Secure Self Storage - Norwalk Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $16,725,000. The Secure Self Storage - Norwalk Mortgage Loan is secured by a first priority fee mortgage encumbering a self storage property totaling 71,100 SF located in Norwalk, Connecticut (the “Secure Self Storage – Norwalk Property”).

The Borrower and the Borrower Sponsors. The borrower is 587 Connecticut Storage, LLC, a Delaware limited liability company and single purpose entity. The non-recourse carveout guarantors and borrower sponsors of the Secure Self Storage - Norwalk Mortgage Loan are Stephen A. Hardy, Stephen Schwartz and Stephen L. Clark.

Stephen A. Hardy and Stephen Schwartz are the Managing Partners of TVG Partners (“TVG”). TVG is a New York City based real estate investment company specializing in self storage, industrial, multifamily and mixed-use projects. TVG is focused on acquiring infill properties and development sites to create value through ground-up development and the repurposing or repositioning of existing assets where higher and better uses are appropriate. TVG acquires large redevelopment sites for mixed use revitalization and creates joint ventures with existing owners looking to realize untapped value in their real estate holdings. TVG has developed or acquired self-storage projects totaling over $500 million since 2002.

Stephen L. Clark is the Chairman & CEO of Clark Investment Group. Clark Investment Group is a private real estate development and investment company based in Wichita, Kansas. The Clark Investment Group portfolio includes over 12 million SF of commercial real estate. With particular expertise in self storage, Clark Investment Group has developed more than 100 self storage facilities with over 67,000 rental units and claims to be the nation’s largest source of private equity for self storage development.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage – Self Storage	Loan #13	Cut-off Date Balance:	$16,725,000
587 Connecticut Avenue	Secure Self Storage - Norwalk	Cut-off Date LTV:	52.3%
Norwalk, CT 06854		UW NCF DSCR:	1.89x
		UW NOI Debt Yield:	9.3%

The Property. The Secure Self Storage – Norwalk Property is a four-story, Class-A, self storage facility located on 1.38-acres in Norwalk, Connecticut. The borrower sponsors acquired the site as vacant land in December 2014 for $4.05 million. The improvements were constructed in 2016 and include 771 interior climate-controlled units (141 units on the ground floor, 145 units on the lower level and 485 units on the upper level, with drive up indoor elevator access), four uncovered RV parking spaces available for rent and a leasing office. Amenities at the Secure Self Storage – Norwalk Property include exterior lighting, keypad entry, on-site manager, parking, video cameras and an electronic gate. There are large drive-in loading doors that lead to an interior lobby and the elevators, allowing tenants to bring their vehicles directly to the elevator to load and unload their belongings. As of January 31, 2022, the Secure Self Storage – Norwalk Property was 89.8% occupied.

The Self Storage - Norwalk Property is a part of a condominium comprised of two units: the Secure Self Storage – Norwalk Property and the adjacent site, which was developed in 2016 as an apartment building. Each unit represents 50.0% of the condominium voting interests and is responsible for 50.0% of common expense liabilities.

The following table presents certain information relating to the unit mix of the Secure Self Storage – Norwalk Property:

Unit Mix(1)
Unit Type	Net Rentable Area (SF)	% NRA	# of Units	Current Occupancy	% Gross Potential Rent	Actual Rent/Unit(2)	Market Rent/Unit(2)
Climate Controlled Storage Units	69,900	98.3%	771	89.6%	99.6%	$259	$262
Parking Spaces	1,200	1.7%	4	100.0%	0.4%	$163	$200
Total/Weighted Average	71,100	100.0%	775	89.8%	100.0%	$259	$262

(1)	Based on the borrower rent roll dated January 31, 2022.

(2)	Based on the appraisal.

The Market. The Secure Self Storage – Norwalk Property is located in Norwalk, Connecticut, within the Fairfield County market and the Southwest Fairfield submarket. Norwalk is bordered by Wilton to the north, Westport to the east, Long Island Sound to the south and Darien to the west. Primary highways in Norwalk include Interstate 95 and U.S. Routes 1 and 7. Development in the immediate area consists of office, retail and industrial uses along major arterials that are interspersed with multi-family complexes and single-family residential development removed from arterials. The major employers in the area include Sikorsky Aircraft Corporation, Ceci Brother, Inc., Boehringer Ingelheim Corporation, Trefz Corporation, Stamford Health, Resonating Wellness, LLC, Norwalk Hospital Association, Women’s Health CT Obstetrics & Gynecology Associates, IQVIA and Norwalk Hospital.

According to the appraisal, the total self storage inventory within a 3-mile radius of the Secure Self Storage – Norwalk Property is 509,254 SF (5,264 units), with an overall vacancy rate of 7.9%. Based on the current inventory, the supply ratio within a 3-mile radius of the Secure Self Storage – Norwalk Property is 6.28 SF per person. The newest competitive self storage facility is Hollow Tree Storage - 131, which brought 1,036 units to the market in 2018, within two years of the Secure Self Storage – Norwalk Property coming online. There is only one new self storage facility proposed in the market area, which is expected to be 99,000 SF, and located approximately 1.5 miles from the Secure Self Storage – Norwalk Property. For any future development beyond projects currently proposed, in July 2021, the Norwalk Zoning Commission placed a temporary moratorium on self storage and distribution facility development.

The Secure Self Storage – Norwalk Property is located in the Southwest Fairfield submarket, which had an average vacancy of 14.7% and an average asking rent of $224.73 as of 2021. The 2021 estimated population within a 1-, 3- and 5-mile radius of the Secure Self Storage – Norwalk Property was 11,064, 81,122 and 170,231, respectively. The 2021 estimated average household income within the same radii was $134,124, $140,151 and $152,467, respectively.

The following table presents certain information relating to certain self storage comparables provided in the appraisal for the Secure Self Storage - Norwalk Property:

Comparable Properties Summary
Year Built	Distance from Subject	Year Built	NRA (SF)	# of Units	% Climate Controlled(1)	Occupancy
Secure Self Storage – Norwalk 587 Connecticut Avenue Norwalk, CT	-	2016	71,100(2)	775(2)	100.0%(2)	89.8%(2)
Westy Storage – 50 50 Keeler Avenue Norwalk, CT	0.1 miles	1997	139,400	1,250	100.0%	92.0%
CubeSmart – 162 162 Bouton Street Norwalk, CT	1.1 miles	1990	78,355	941	100.0%	92.0%
CubeSmart – 82 82 Fair Street Norwalk, CT	2.3 miles	2009	30,160	348	100.0%	91.0%
Norwalk Storage – 25 25 New Canaan Avenue Norwalk, CT	2.3 miles	1999	110,194	1,211	100.0%	91.0%
Hollow Tree Storage – 131 131 Hollow Tree Ridge Road Darien, CT	3.4 miles	2018	77,038	1,036	100.0%	85.0%

Source: Appraisal

(1)	Excludes parking spaces.

(2)	Based on the borrower rent roll dated January 31, 2022.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage – Self Storage	Loan #13	Cut-off Date Balance:	$16,725,000
587 Connecticut Avenue	Secure Self Storage - Norwalk	Cut-off Date LTV:	52.3%
Norwalk, CT 06854		UW NCF DSCR:	1.89x
		UW NOI Debt Yield:	9.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Secure Self Storage - Norwalk Property:

Cash Flow Analysis
	2019	2020	2021	2/28/2022 TTM	UW	UW PSF
Gross Potential Rent	$1,349,581	$1,590,910	$2,052,573	$2,093,538	$2,317,982(1)	$32.60
(Concessions)	($44,733)	($64,042)	($52,069)	($43,050)	($20,638)	($0.29)
Other Income(2)	$37,781	$32,960	$62,600	$63,191	$56,013	$0.79
(Vacancy)	$0	$0	$0	$0	($191,907)	($2.70)
Effective Gross Income	$1,342,629	$1,559,828	$2,063,104	$2,113,679	$2,161,450	$30.40

Real Estate Taxes	$129,594	$192,027	$194,822	$194,758	$194,891	$2.74
Insurance	$18,376	$18,913	$18,655	$18,399	$17,885	$0.25
Other Operating Expenses	$408,247	$412,107	$444,519	$446,413	$386,576	$5.44
Total Operating Expenses	$556,217	$623,047	$657,996	$659,570	$599,352	$8.43

Net Operating Income	$786,412	$936,781	$1,405,108	$1,454,109	$1,562,098	$21.97
Replacement Reserves	$10,496	$10,496	$10,496	$10,496	$10,496	$0.15
Net Cash Flow	$775,916	$926,285	$1,394,612	$1,443,613	$1,551,602	$21.82

Occupancy %	69.5%	80.3%	93.5%	93.3%	91.6%(3)
NOI DSCR	0.96x	1.14x	1.71x	1.77x	1.90x
NCF DSCR	0.94x	1.13x	1.70x	1.76x	1.89x
NOI Debt Yield	4.7%	5.6%	8.4%	8.7%	9.3%
NCF Debt Yield	4.6%	5.5%	8.3%	8.6%	9.3%

(1)	Underwritten Gross Potential Rent is based on the rent roll dated January 31, 2022, with vacant units grossed up to market rents.

(2)	Other Income includes tenant insurance, late fees, administrative fees, truck rentals, merchandise income and miscellaneous income.

(3)	Based on the economic vacancy. The Secure Self Storage – Norwalk Property was 89.8% occupied as of January 31, 2022.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 14 – Central Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Lubbock, TX 79414
Original Balance:	$16,100,000			General Property Type:	Retail
Cut-off Date Balance:	$16,100,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1979/NAP
Borrower Sponsor:	Kobalt Investment Company LLC			Size:	155,209 SF
Guarantor:	Anderson Crosland			Cut-off Date Balance PSF:	$104
Mortgage Rate:	4.5000%			Maturity Date Balance PSF:	$86
Note Date:	3/24/2022			Property Manager:	Kobalt Management Services, LLC
First Payment Date:	5/1/2022				(borrower-related)
Maturity Date:	4/1/2032
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(3)
IO Period:	12 months			UW NOI:	$1,861,175
Seasoning:	2 months			UW NOI Debt Yield:	11.6%
Prepayment Provisions:	L(23),YM1(92),O(5)			UW NOI Debt Yield at Maturity:	13.9%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR:	1.75x
Additional Debt Type:	NAP			Most Recent NOI:	$1,811,856 (12/31/2021)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$1,428,118 (12/31/2020)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$1,565,780 (12/31/2019)
Reserves				Most Recent Occupancy:	97.7% (3/4/2022)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.7% (12/31/2021)
RE Taxes(1):	$65,140	$16,285	NAP	3rd Most Recent Occupancy:	93.9% (12/31/2020)
Insurance(2):	$0	Springing	NAP	Appraised Value (as of):	$23,500,000 (2/28/2022)
Deferred Maintenance:	$14,875	$0	NAP	Appraised Value PSF:	$151
Replacement Reserve:	$0	$2,457	NAP	Cut-off Date LTV Ratio:	68.5%
TI/LC Reserve:	$350,000	$12,934	$500,000	Maturity Date LTV Ratio:	57.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,100,000	100.0%	Loan Payoff:	$11,125,353	69.1%
			Return of Equity	$361,062	2.2%
			Reserves:	$430,015	2.7%
			Closing Costs(4):	$4,183,570	26.0%
Total Sources:	$16,100,000	100.0%	Total Uses:	$16,100,000	100.0%

(1)	The RE Taxes reserve is suspended as to tenants that pay their taxes annually, for so long as (i) such tenants are paying taxes to the borrower as required by their leases, and (ii) the borrower has provided the lender with satisfactory written evidence, prior to the due date of such taxes, that such taxes have been paid.

(2)	The Central Plaza Mortgage Loan (as defined below) documents do not require ongoing monthly escrows for insurance premiums so long as (i) no event of default has occurred and is continuing, (ii) the borrower provides the lender with written evidence that all required insurance coverages are being maintained in full force and effect through one or more blanket policies, and (iii) the borrower provides the lender with paid receipts for the payment of the insurance premiums at least 20 days prior to the expiration of the policy.

(3)	The novel coronavirus pandemic is an evolving situation and could impact the Central Plaza Mortgage Loan more severely than assumed in the underwriting of the Central Plaza Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(4)	Include $3,694,239 payoff of partnership loans.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Central Plaza Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $16,100,000 and secured by a first priority fee mortgage encumbering a 155,209 SF anchored retail shopping center located in Lubbock, Texas (the “Central Plaza Property”).

The Borrower and the Borrower Sponsor. The borrower for the Central Plaza Mortgage Loan is Central Plaza Dunhill LLC, a Delaware limited liability company and single purpose entity with no independent director, which is owned 100.0% by Central Plaza Dunhill Investors LLC, which is 100.0% owned by 37 Class A members, none of which own more than 5.4% except Rowe Park, LLC, which owns 32.6%, and is ultimately indirectly owned by three individuals who are citizens of Mexico. The borrower sponsor is Kobalt Investment Company LLC, an investment firm the principals of which have more than 75 years of combined real estate experience. Kobalt Investment Company LLC provides commercial real estate investment opportunities for institutional partners as well as high net worth clients, family offices and individuals, owning both multi-tenant retail centers and single tenant portfolios. The non-recourse carveout guarantor is Anderson Crosland, a partner and Chief Executive Officer of Kobalt Investment Company LLC. Anderson Crosland has been involved in commercial real estate for more than 20 years, with experience in acquisitions, development, dispositions, and leasing in major markets throughout the United States. Mr. Crosland is the President of the borrower and owns approximately 0.543% of the borrower.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #14	Cut-off Date Balance:	$16,100,000
6429 Slide Road	Central Plaza	Cut-off Date LTV:	68.5%
Lubbock, TX 79414		UW NCF DSCR:	1.75x
		UW NOI Debt Yield:	11.6%

The Property. The Central Plaza Property is an anchored retail center totaling 155,209 SF on an approximately 12.2 acre site in Lubbock, Texas, with 740 parking spaces (4.8 spaces per 1,000 SF). The Central Plaza Property is comprised of four buildings and was built in 1979. The Central Plaza Property is anchored by Old Navy (28.7% of NRA) and junior anchored by Ross Dress for Less (19.1% of NRA) and Crunch Fitness (17.4% of NRA). As of March 4, 2022, the Central Plaza Property was 97.7% leased to 12 tenants.

Major Tenants.

Old Navy (44,497 SF, 28.7% of NRA, 13.5% of underwritten rent). Old Navy is a subsidiary of Gap Inc. (NYSE: GPS). Founded in 1969, Gap Inc. is an American apparel company offering clothing, accessories, and personal care products for men, women, and children under the Old Navy, Gap, Banana Republic, and Athleta brands. Old Navy operates in over 1,100 stores across 49 states. Old Navy has been a tenant at the Central Plaza Property since 1982, has a lease expiration date of January 1, 2027 and has one 5-year renewal option remaining.

Ross Dress for Less (29,702 SF, 19.1% of NRA, 17.3% of underwritten rent). Ross Dress for Less is a chain of off-price department stores that offers a selection of women’s and men’s apparel, accessories, footwear and furniture. Ross Dress for Less has more than 100,000 employees and 1,649 stores in 40 states, the District of Columbia and Guam. Ross Dress for Less has been a tenant at the Central Plaza Property since 2019, has a lease expiration date of January 31, 2030 and has four 5-year renewal options remaining.

Crunch Fitness (26,943 SF, 17.4% of NRA, 17.8% of underwritten rent). Crunch Fitness is a United States based fitness brand that operates over 400 franchised and corporate owned fitness clubs that feature fitness equipment, personal training, and fitness classes. Founded in 1989, Crunch Fitness has over 1.8 million members. Crunch Fitness has been a tenant at the Central Plaza Property since 2018, has a lease expiration date of July 31, 2028 and has two 5-year renewal options remaining.

Shoe Carnival (15,000 SF, 9.7% of NRA, 10.5% of underwritten rent). Shoe Carnival (NYSE: SCVL) is a large family footwear retailer, specializing in value pricing and a large selection of brand names, operating in 35 states and Puerto Rico, along with an online marketplace. Founded in 1978, Shoe Carnival has approximately 5,800 employees. Shoe Carnival has been a tenant at the Central Plaza Property since 2017, has a lease expiration date of May 31, 2027 and has one five-year renewal option remaining.

Logan’s Roadhouse (7,676 SF, 4.9% of NRA, 6.4% of underwritten rent). Logan’s Roadhouse is a chain of casual dining restaurants based in Houston, Texas. Founded in 1991, Logan’s Roadhouse has 135 locations throughout 22 states. Logan’s Roadhouse has been a tenant at the Central Plaza Property since 1999, has a lease expiration date of November 30, 2024 and has two 5-year renewal options remaining.

The following table presents a summary regarding the major tenants at the Central Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent		Annual UW Rent PSF(3)	Lease Expiration
					% of Total Annual UW Rent			Termination Option	Renewal Options
Old Navy	NR/Ba2/BB	44,497	28.7%	$266,982	13.5%	$6.00	1/1/2027	N	1, 5 year
Ross Dress for Less	NR/A2/BBB+	29,702	19.1%	$341,573	17.3%	$11.50	1/31/2030	N	4, 5 year
Crunch Fitness	NR/NR/NR	26,943	17.4%	$351,000	17.8%	$13.03	7/31/2028	N	2, 5 year
Shoe Carnival	NR/NR/NR	15,000	9.7%	$207,000	10.5%	$13.80	5/31/2027	N	1, 5 year
Logan’s Roadhouse	NR/NR/NR	7,674	4.9%	$126,445	6.4%	$16.48	11/30/2024	N	2, 5 year
Subtotal/Wtd. Avg.		123,816	79.8%	$1,293,000	65.4%	$10.44

Other Tenants		27,848	17.9%	$683,682	34.6%	$24.55
Vacant Space		3,545	2.3%	$0	0.0%	$0.00
Total/Wtd. Avg.		155,209	100.0%	$1,976,682	100.00%	$13.03

(1)	Information is based on the underwritten rent roll as of March 4, 2022.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #14	Cut-off Date Balance:	$16,100,000
6429 Slide Road	Central Plaza	Cut-off Date LTV:	68.5%
Lubbock, TX 79414		UW NCF DSCR:	1.75x
		UW NOI Debt Yield:	11.6%

The following table presents certain information relating to the lease rollover at the Central Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rent Rolling	% of Annual Rent Rolling	Cumulative % of Annual Rent Rolling
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	1	4,000	$14.75	2.6%	2.6%	$59,000	3.0%	3.0%
2024	1	7,674	$16.48	4.9%	7.5%	$126,445	6.4%	9.4%
2025	0	0	$0.00	0.0%	7.5%	$0	0.0%	9.4%
2026	0	0	$0.00	0.0%	7.5%	$0	0.0%	9.4%
2027	6	74,114	$11.56	47.8%	55.3%	$857,020	43.4%	52.7%
2028	1	26,943	$13.03	17.4%	72.6%	$351,000	17.8%	70.5%
2029	1	3,350	$30.00	2.2%	74.8%	$100,500	5.1%	75.6%
2030	2	35,583	$13.57	22.9%	97.7%	$482,717	24.4%	100.0%
2031	0	0	$0.00	0.0%	97.7%	$0	0.0%	100.0%
2032	0	0	$0.00	0.0%	97.7%	$0	0.0%	100.0%
2033 & Beyond	0	0	$0.00	0.0%	97.7%	$0	0.0%	100.0%
Vacant	0	$3,545	$0.00	2.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	12	155,209	$13.03	100.0%		$1,976,682	100.0%

(1)	Information is based on the underwritten rent roll as of March 4, 2022.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. The Central Plaza Mortgage Loan refinanced an $11,000,000 securitized loan which became delinquent from April through June 2020 during the beginning of the COVID-19 pandemic, but thereafter debt service was paid currently until such prior loan was refinanced by the Central Plaza Mortgage Loan, however, the delinquent payments were not repaid until May 2021.

The Market. The Central Plaza Property is located in Lubbock, Texas in the Southwest Inner Loop submarket within the Lubbock retail market. Access to the Central Plaza Property is provided by Loop 289, a freeway wrapping around the city of Lubbock, as well as U.S. Highway 82. The Central Plaza Property is approximately 4.6 miles south of Texas Tech University and 7.6 miles southwest of Downtown Lubbock. According to the appraisal, as of the fourth quarter of 2021, the Lubbock retail market had approximately 28.7 million SF of retail space inventory, overall vacancy in the market was 3.95% and asking rent was $14.96 PSF. According to the appraisal, as of the fourth quarter of 2021, the Southwest Inner Loop submarket had approximately 4.9 million SF of retail space inventory, overall vacancy in the market was 4.13% and asking rent was $14.67 PSF. According to the appraisal, the 2022 estimated population within a one-, three- and five-mile radius of the Central Plaza Property was 15,050, 108,522 and 229,270, respectively. The 2022 estimated average household income within a one-, three-, and five-mile radius of the Central Plaza Property was $73,634, $93,518 and $84,159, respectively.

The following table presents recent leasing data for retail tenants at comparable retail properties with respect to the Central Plaza Property:

Comparable Retail Lease Summary
Subject/Location	Tenant Name	Tenant Type	Lease Size (SF)	Lease Date	Rent PSF	Lease Term (Mos.)
Central Plaza Property(1) Lubbock, TX	Old Navy Ross Dress for Less Shoe Carnival Logan’s Roadhouse	Anchor Junior Anchor In-line Restaurant	44,497 29,702 15,000 7,674	Jan. 2022 Feb. 2019 Jun. 2022 Dec. 2021	$6.00 $11.50 $13.80 $16.48	60 132 60 36
7020 Quaker Lubbock, TX	Cato	Junior Anchor	6,316	Apr. 2020	$11.00	60
5004 Frankford Avenue Lubbock, TX	Hot & Juicy	Large In-Line	3,896	Feb. 2020	$14.61	60
8209 Slide Lubbock, TX	Harbor Freight	Anchor	17,764	Mar. 2019	$9.00	120
215 University Lubbock, TX	KFC	Restaurant	2,800	Aug. 2020	$29.72	240
6616 Milwaukee Lubbock, TX	Soothing Spa	In-Line	2,166	Apr. 2019	$21.00	24
4414 82nd Street Lubbock, TX	Rocking F Hats	In-Line	1,200	Jul. 2020	$17.00	60

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of March 4, 2022.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #14	Cut-off Date Balance:	$16,100,000
6429 Slide Road	Central Plaza	Cut-off Date LTV:	68.5%
Lubbock, TX 79414		UW NCF DSCR:	1.75x
		UW NOI Debt Yield:	11.6%

The following table presents information relating to the appraisal’s market rent conclusion for the Central Plaza Property:

Market Rent Summary
	Anchor	Junior Anchor	Inline	Restaurant
Market Rent (PSF)	$7.00	$14.00	$23.00	$28.00
Lease Term (Years)	10	7	5	10
Lease Type	NNN	NNN	NNN	NNN
Rent Increases Projection	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum
Tenant Improvements (New/Renewal)	$8.00 / $2.00	$8.00 / $2.00	$8.00 / $2.00	$15.00 / $5.00
Leasing Commissions (New/Renewal)	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Central Plaza Property:

Cash Flow Analysis
	2018	2019	2020(1)	2021(1)	UW	UW PSF
Gross Potential Rent	$1,323,485	$1,664,291	$1,540,310	$1,927,604	$2,058,217	$13.26
Reimbursements	$394,464	$445,138	$473,380	$443,630	$470,503	$3.03
Other Income	$23,093	$61,807	$0	$0	$0	$0.00
Discounts Concessions	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($126,436)	($0.81)
Effective Gross Income	$1,741,042	$2,171,236	$2,013,690	$2,371,235	$2,402,284	$15.48

Real Estate Taxes	$309,803	$300,079	$286,095	$283,453	$283,453	$1.83
Insurance	$40,378	$42,605	$60,045	$69,601	$77,884	$0.50
Other Expenses	$171,632	$262,773	$239,432	$206,325	$179,772	$1.16
Total Expenses	$521,813	$605,456	$585,572	$559,379	$541,109	$3.49

Net Operating Income	$1,219,230	$1,565,780	$1,428,118	$1,811,856	$1,861,175	$11.99
Capital Expenditures	$0	$0	$0	$0	$29,490	$0.19
TI/LC	$0	$0	$0	$0	$117,105	$0.75
Net Cash Flow	$1,219,230	$1,565,780	$1,428,118	$1,811,856	$1,714,581	$11.05

Occupancy %	97.3%	96.2%	93.9%	97.7%	95.0%
NOI DSCR	1.25x	1.60x	1.46x	1.85x	1.90x
NCF DSCR	1.25x	1.60x	1.46x	1.85x	1.75x
NOI Debt Yield	7.6%	9.7%	8.9%	11.3%	11.6%
NCF Debt Yield	7.6%	9.7%	8.9%	11.3%	10.6%

(1)	Increases in Gross Potential Rent and Net Operating Income from 2020 to 2021 are primarily due to the Hook & Reel Cajun Seafood and Bar’s lease commencing on January 1, 2021, and $162,934 in repayments of rents that were delayed due to the COVID-19 pandemic.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 15 – Backlick Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Springfield, VA 22150
Original Balance:	$16,000,000			General Property Type:	Retail
Cut-off Date Balance:	$16,000,000			Detailed Property Type:	Unanchored
% of Initial Pool Balance:	2.1%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1980/2019
Borrower Sponsor:	Kevin E Glazer			Size:	48,267 SF
Guarantor:	Lakeview Crossing Shopping Center			Cut-off Date Balance PSF:	$331
	Dallas, TX. Limited Partnership			Maturity Date Balance PSF:	$294
Mortgage Rate:	5.3600%			Property Manager:	Glazer Management LLC
Note Date:	5/5/2022				(borrower-related)
First Payment Date:	7/1/2022
Maturity Date:	6/1/2032
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	32 months
Seasoning:	0 months			Underwriting and Financial Information(5)
Prepayment Provisions:	L(24),YM1(89),O(7)			UW NOI:	$1,195,228
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield:	7.5%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	8.4%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.04x (P&I) 1.28x (IO)
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$1,522,594 (12/31/2021)
Reserves				2nd Most Recent NOI:	$1,515,682 (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$1,532,424 (12/31/2019)
RE Taxes:	$143,598	$20,514	NAP	Most Recent Occupancy:	80.3% (3/3/2022)
Insurance(1):	$0	Springing	NAP	2nd Most Recent Occupancy:	95.7% (11/30/2021)
Deferred Maintenance:	$32,813	$0	NAP	3rd Most Recent Occupancy:	95.7% (12/31/2020)
Replacement Reserve:	$37,724	$603	$14,480	Appraised Value (as of):	$25,200,000 (2/10/2022)
TI/LC Reserve(2):	$164,108	Springing	$164,108	Appraised Value PSF:	$522
Other Reserve(3):	$109,641	$0	NAP	Cut-off Date LTV Ratio:	63.5%
Holdback(4):	$3,250,000	$0	NAP	Maturity Date LTV Ratio:	56.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,000,000	55.0%	Purchase Price(6):	$25,060,000	86.1%
Borrower Sponsor Equity:	$13,104,541	45.0%	Reserves:	$3,737,884	12.8%
			Closing Costs:	$306,657	1.1%
Total Sources:	$29,104,541	100.0%	Total Uses:	$29,104,541	100.0%

(1)	Monthly springing insurance reserves are triggered if an event of default is continuing or upon failure to maintain blanket policy and provide lender with paid receipts for insurance premiums at least 10 days prior to the expiration of the insurance policy.

(2)	The TI/LC reserve may be used as to up to 50% of the cap amount for speculative sites and vanilla shell space, and may also be used to reimburse the borrower for rent concessions in future leases, following the expiration of such rent concessions. Monthly springing TI/LC deposits of approximately $6,838 are triggered if the balance of the TI/LC reserve falls below the cap.

(3)	Other reserves are comprised of (i) an outstanding TI/LC reserve ($52,840), (ii) a rent concessions reserve (approximately $38,198) for free rent and rent credit for Chick-Fil-A and gap rent for Cold Stone Creamery, and (iii) a parking lot light repair reserve (approximately $18,603).

(4)	At any time on or prior to December 1, 2024 and provided no event of default has occurred and is then continuing, the holdback reserve (the “Holdback Reserve”) is required to be disbursed to the borrower in up to four separate disbursements (counting and including the final disbursement of any funds remaining in the Holdback Reserve), if any, provided (i) the borrower has delivered to the lender a written request for such disbursement not less than ten business days prior to the requested disbursement date, (ii) based on a disbursed loan amount of $12,750,000 plus any disbursed portion of the Holdback Reserve (including the requested disbursement), (A) the debt yield calculated as of the last day of the calendar quarter immediately preceding the date of determination is equal to or greater than 8.8% based upon a trailing twelve months operating statements and current in place rent roll, and (B) in connection with the lender’s calculation of the debt yield, the borrower shall have delivered to the lender copies of any fully executed leases entered into or renewed following the origination date. If the Holdback Reserve is not fully disbursed on or before December 1, 2024, the remaining balance of the Holdback Reserve must be applied by the lender to prepay the Backlick Center Mortgage Loan (as defined below), subject to payment by the borrower of the greater of 1.00% of the amount prepaid and a yield maintenance premium, from funds other than the holdback reserve.

(5)	The novel coronavirus pandemic is an evolving situation and could impact the Backlick Center Mortgage Loan more severely than assumed in the underwriting of the Backlick Center Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(6)	The borrower purchased the Backlick Center Property (as defined below) in March 2022 for cash and used the proceeds of the Backlick Center Mortgage Loan to recapitalize itself following such purchase.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Backlick Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $16,000,000 and secured by a first priority fee mortgage encumbering a 48,267 SF unanchored retail shopping center located in Springfield, Virginia (the “Backlick Center Property”).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Unanchored	Loan #15	Cut-off Date Balance:	$16,000,000
6651-6691 Backlick Road	Backlick Center	Cut-off Date LTV:	63.5%
Springfield, VA 22150		UW NCF DSCR:	1.04x
		UW NOI Debt Yield:	7.5%

The Borrower and the Borrower Sponsor. The borrower is Backlick Center Springfield, VA. LLC, a single-purpose, Delaware limited liability company with no independent directors in its organizational structure. The non-recourse carveout guarantor is Lakeview Crossing Shopping Center Dallas, TX. Limited Partnership. The non-recourse carve-out guarantor does not have material assets. The borrower sponsor is Kevin E. Glazer. Kevin Glazer is the founder and CEO of Glazer Properties, which focuses on the ownership, acquisition, management and leasing of commercial real estate assets throughout the United States. Mr. Glazer is also a co-owner of the Tampa Bay Buccaneers NFL franchise and a principal investor in the Manchester United Football Club.

The Property. The Backlick Center Property is an unanchored retail center totaling 48,267 SF on an approximately 4.7 acre site in Springfield, Virginia. The Backlick Center Property is comprised of four single-story buildings with 301 surface parking spaces (6.24 spaces per 1,000 SF). The Backlick Center Property was constructed in 1980 and between 2019 and 2021, the seller invested $82,591 in capital expenditures, which included parking lot paving, HVAC upgrades, and building improvements. As of March 3, 2022, the Backlick Center Property was 80.3% leased to 13 tenants.

Major Tenants.

The Regional Veterinary Referral Center (9,646 square feet, 20.0% of net rentable area, 22.5% of underwritten rent). The Regional Veterinary Referral Center is a veterinary clinic that was established in 1985. The center provides veterinary and specialist services, including cardiology, dermatology, 24-hour emergency/critical care, internal medicine, medical oncology, neurology, radiation oncology, rehabilitative therapy, and surgery. Additionally, the clinic is one of the few facilities in the area to offer specialized services such as MRI, CATScan, and Radiocat I-131 treatment. The tenant sublets a portion of its space, comprised of stores 7 through 11 of its space, to veterinary specialists who together operate under The Regional Veterinary Referral Center trade name. The tenant also leases an area in the parking lot for a mobile MRI machine pursuant to a lease coterminous with the tenant’s original lease and at an in-place monthly base rent of $1,068.57, which increases by 3% annually. The Regional Veterinary Referral Center has been a tenant at the Backlick Center Property since 2004, has a lease expiration date of November 30, 2028, and has two, five-year extension options remaining.

Advance Auto Parts (6,200 square feet, 12.8% of net rentable area, 12.0% of underwritten rent). Advance Auto Parts is an aftermarket parts provider that serves professional installers as well as do-it-yourself customers. Founded in 1929, the company is a retailer of automotive parts and batteries, accessories and chemicals, and engine maintenance. Additionally, the stores provide a variety of complimentary services, including battery and wiper installation, check engine light scanning, oil and battery recycling, and electrical system testing. As of January 2021, the company operated 4,806 stores under the Advance Auto Parts, Autopart International, Carquest, and Worldpac trade names. Advance Auto Parts has been a tenant at the Backlick Center Property since 2010, has a lease expiration date of February 28, 2029, and has one, five-year extension option remaining.

Outback Steakhouse (6,000 square feet, 12.4% of net rentable area, 15.7% of underwritten rent). Founded in 1987, Outback Steakhouse is an Australian-inspired casual steakhouse restaurant chain. As of December 2021, the chain had 1,169 company-owned locations and 329 franchised locations throughout the United States and 17 other countries. Bloomin’ Brands, the parent company of Outback Steakhouse, is a holding company that owns and operates casual, upscale casual, and fine dining restaurants. Bloomin’ Brands has four concepts: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill, and Fleming’s Prime Steakhouse & Wine Bar. Outback Steakhouse has been a tenant at the Backlick Center Property since 1992, has a lease expiration date of March 31, 2024, and has one, five-year extension option remaining.

Chick-Fil-A (4,200 square feet, 8.7% of net rentable area, 11.9% of underwritten rent). Chick-Fil-A is a privately held fast-food restaurant chain. Founded in 1967, the company is headquartered in Atlanta, Georgia. Chick-Fil-A currently operates approximately 2,500 restaurants located throughout the United States and Canada. Chick-Fil-A has been a tenant at the Backlick Center Property since 2012, has a lease expiration date of April 30, 2027, and has three, five-year extension options remaining. Chick-Fil-A has one month’s free rent and a $4,283 rent credit, which have been reserved for.

Dental Care of Springfield (3,076 square feet, 6.4% of net rentable area, 9.3% of underwritten rent). Dental Care of Springfield is a dental practice that provides oral health, cosmetic dentistry, dental imaging, emergency dental care, endodontics, invisalign, oral surgery, and teeth whitening services. Dental Care of Springfield is a member of the Dental Health Society, which is a group of dentists, orthodontists, and subject matter experts. Dental Care of Springfield has been a tenant at the Backlick Center Property since 2012, has a lease expiration date of January 31, 2023, and has one, five-year extension option remaining.

The following table presents a summary regarding the major tenants at the Backlick Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent		Annual UW Rent PSF(3)	Lease Expiration
					% of Total Annual UW Rent			Termination Option	Renewal Options
Old Navy	NR/Ba2/BB	44,497	28.7%	$266,982	13.5%	$6.00	1/1/2027	N	1, 5 year
Ross Dress for Less	NR/A2/BBB+	29,702	19.1%	$341,573	17.3%	$11.50	1/31/2030	N	4, 5 year
Crunch Fitness	NR/NR/NR	26,943	17.4%	$351,000	17.8%	$13.03	7/31/2028	N	2, 5 year
Shoe Carnival	NR/NR/NR	15,000	9.7%	$207,000	10.5%	$13.80	5/31/2027	N	1, 5 year
Logan’s Roadhouse	NR/NR/NR	7,674	4.9%	$126,445	6.4%	$16.48	11/30/2024	N	2, 5 year
Subtotal/Wtd. Avg.		123,816	79.8%	$1,293,000	65.4%	$10.44

Other Tenants		27,848	17.9%	$683,682	34.6%	$24.55
Vacant Space		3,545	2.3%	$0	0.0%	$0.00
Total/Wtd. Avg.		155,209	100.0%	$1,976,682	100.00%	$13.03

(1)	Information is based on the underwritten rent roll as of March 3, 2022.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Chick-Fil-A has one month’s free rent and a $4,283 rent credit, which have been reserved for.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Unanchored	Loan #15	Cut-off Date Balance:	$16,000,000
6651-6691 Backlick Road	Backlick Center	Cut-off Date LTV:	63.5%
Springfield, VA 22150		UW NCF DSCR:	1.04x
		UW NOI Debt Yield:	7.5%

The following table presents certain information relating to the lease rollover at the Backlick Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Annual UW Base Rent PSF Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	1	1,200	2.5%	2.5%	$34,967	$29.14	2.6%	2.6%
2022	1	815	1.7%	4.2%	$37,237	$45.69	2.8%	5.4%
2023	2	4,276	8.9%	13.0%	$174,033	$40.70	13.0%	18.3%
2024	2	7,130	14.8%	27.8%	$257,191	$36.07	19.1%	37.5%
2025	0	0	0.0%	27.8%	$0	$0.00	0.0%	37.5%
2026	2	1,602	3.3%	31.1%	$83,097	$51.87	6.2%	43.7%
2027	2	6,574	13.6%	44.7%	$246,014	$37.42	18.3%	62.0%
2028	1	9,646	20.0%	64.7%	$302,249	$31.33	22.5%	84.5%
2029	1	6,200	12.8%	77.6%	$160,890	$25.95	12.0%	96.5%
2030	0	0	0.0%	77.6%	$0	$0.00	0.0%	96.5%
2031	0	0	0.0%	77.6%	$0	$0.00	0.0%	96.5%
2032	1	1,321	2.7%	80.3%	$47,556	$36.00	3.5%	100.0%
2033 & Beyond	0	0	0.0%	80.3%	$0	$0.00	0.0%	100.0%
Vacant	0	9,503	19.7%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.(3)	13	48,267	100.0%		$1,343,234	$34.65	100.0%

(1)	Information is based on the underwritten rent roll as of March 3, 2022.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Base Rent PSF Rolling excludes vacant space.

The Market. The Backlick Center Property is located in Springfield, Virginia, in the southeastern part of Fairfax County, approximately 16 miles from the Washington, DC central business district. Primary access roads in south-central Fairfax County are Interstate 66, Interstate 95, and the Capital Beltway (Interstate 495). Access from Interstate 95 and the Capital Beltway are provided by Old Keene Mill Road (Route 644) and Backlick Road (Route 617). Access to the Backlick Center Property from Interstate 66 is provided by Fairfax Boulevard. The Backlick Center Property is located within the Springfield/Burke retail submarket of the Washington, DC metropolitan statistical area (“MSA”) retail market. The Washington Dulles International Airport is located about 17 miles northwest of the Backlick Center Property. The Ronald Reagan Washington National Airport is located 13 miles east of the Backlick Center Property. Springfield-Burke is located immediately south of the City of Fairfax, which functions as the county seat and is the home of George Mason University. Fort Belvoir is a major military base located about four miles southeast of the Backlick Center Property. The base currently employs approximately 50,000 people. Fort Belvoir is the Missile Defense Agency headquarters, among other designations. According to the appraisal, as of the fourth quarter of 2021, the vacancy rate in the Springfield/Burke retail submarket was approximately 4.8%, with average asking rents of $33.52 PSF and inventory of approximately 8.7 million SF. According to the appraisal, as of the fourth quarter of 2021, the vacancy rate in the Washington, DC MSA retail market was approximately 5.2%, with average asking rents of $27.85 PSF and inventory of approximately 265.5 million SF. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the Backlick Center Property was 11,704, 107,974 and 337,787, respectively. The 2021 average household income within the same one-, three- and five- mile radius was $116,430, $149,516 and $142,921, respectively.

The following table presents recent leasing data for small in-line retail tenants at comparable retail properties with respect to the Backlick Center Property:

Small In-Line Retail Lease Summary
Subject/Location	Tenant Name	Property Size (SF)	Lease Size (SF)	Lease Date	Rent PSF	Reimbursement
Backlick Center Property(1) Springfield, VA	Chick-Fil-A Dental Care of Springfield	48,267	4,200 3,076	4/5/2012 9/4/2012	$35.00 $43.71	NNN NNN
Fairfax Marketplace Fairfax, VA	Audacious Aleworks	18,860	2,450	9/5/2022	$45.00	NNN
Fairfax Pointe Fairfax, VA	Yanzi Noodle House	10,493	1,536	2/1/2022	$39.50	NNN
Promenade at Manassas Manassas, VA	Tobacco and More	280,760	1,625	7/1/2021	$37.00	NNN
Shoppes at Quantico Dumfries, VA	California Tortilla	30,858	3,022	12/1/2020	$25.00	NNN
Burke Towne Center Burke, VA	Indian Restaurant	38,237	1,881	5/1/2019	$36.00	NNN
Old Centreville Crossing Centreville, VA	Tina Hair	171,631	1,600	5/1/2019	$35.00	NNN

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of March 3, 2022.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Unanchored	Loan #15	Cut-off Date Balance:	$16,000,000
6651-6691 Backlick Road	Backlick Center	Cut-off Date LTV:	63.5%
Springfield, VA 22150		UW NCF DSCR:	1.04x
		UW NOI Debt Yield:	7.5%

The following table presents recent leasing data for large in-line retail tenants at comparable retail properties with respect to the Backlick Center Property:

Comparable Large In-Line Retail Lease Summary
Subject/Location	Tenant Name	Property Size (SF)	Lease Size (SF)	Lease Date	Rent PSF	Reimbursement
Backlick Center Property(1) Springfield, VA	The Regional Veterinary Referral Center Advance Auto Parts	48,267	9,646 6,200	12/1/2018 11/11/2010	$30.42 $25.95	NNN NNN
6820 Commerce Street Springfield, VA	Blue Pearl	8,631	8,631	3/1/2021	$27.36	NNN
Gateway Overlook Elkridge, MD	PM Pediatrics	214,331	5,034	11/1/2019	$33.00	NNN
Chesapeake Bay Plaza Falls Church, VA	Denny’s	36,500	6,697	5/1/2019	$25.00	NNN
Jennifer Square Annapolis, MD	Verizon	80,352	5,339	2/1/2019	$36.00	NNN
Carlyle Corner Alexandria, VA	Pump It Up	67,540	10,671	3/1/2018	$22.50	NNN

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of March 3, 2022.

The following table presents information relating to the appraisal’s market rent conclusion for the Backlick Center Property:

Market Rent Summary
	Small In Line Space	Large In Line Space
Market Rent (PSF)	$37.00	$32.00
Lease Term (Months)	120	120
Lease Type	NNN	NNN
Rent Increases Projection	3.00% per year	3.00% per year

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Backlick Center Property:

Cash Flow Analysis
	2019	2020	2021	UW	UW PSF
Gross Potential Rent(1)	$1,528,181	$1,551,556	$1,605,275	$1,694,845	$35.11
Other Income	$20,188	$10,644	$12,230	$0	$0.00
Reimbursements	$480,110	$474,045	$452,500	$518,157	$10.74
Less Vacancy & Credit Loss	$0	$0	$0	($465,348)	($9.64)
Effective Gross Income	$2,028,478	$2,036,245	$2,070,006	$1,747,653	$36.21

Real Estate Taxes	$256,339	$253,676	$234,450	$240,309	$4.98
Insurance	$4,787	$11,011	$14,500	$15,938	$0.33
Other Operating Expenses	$234,928	$255,875	$298,462	$296,179	$6.14
Total Operating Expenses	$496,054	$520,562	$547,412	$552,426	$11.45

Net Operating Income	$1,532,424	$1,515,682	$1,522,594	$1,195,228	$24.76
Replacement Reserves	$0	$0	$0	$7,240	$0.15
TI/LC	$0	$0	$0	$70,962	$1.47
Net Cash Flow	$1,532,424	$1,515,682	$1,522,594	$1,117,026	$23.14

Occupancy %	95.7%	95.7%	95.7%	79.3%(2)
NOI DSCR (IO)	1.76x	1.74x	1.75x	1.37x
NOI DSCR (P&I)	1.43x	1.41x	1.42x	1.11x
NCF DSCR(IO)	1.76x	1.74x	1.75x	1.28x
NCF DSCR(P&I)	1.43x	1.41x	1.42x	1.04x
NOI Debt Yield	9.6%	9.5%	9.5%	7.5%
NCF Debt Yield	9.6%	9.5%	9.5%	7.0%

(1)	Gross Potential Rent is based on the underwritten rent roll as of March 3, 2022 and includes rent steps taken through December 2022.

(2)	Represents economic occupancy. The Backlick Center Property is 80.3% occupied based on the underwritten rent roll as of March 3, 2022.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

This material was prepared by sales, trading, banking or other non-research personnel of one of the following (or an affiliate thereof): BofA Securities, Inc. (together with its affiliates, “BofA Securities”), Wells Fargo Securities, LLC (together with its affiliates, “Wells Fargo”), Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), Academy Securities, Inc. (together with its affiliates, “Academy”) or Drexel Hamilton, LLC (together with its affiliates, “Drexel”, and collectively with BofA Securities, Morgan Stanley, Wells Fargo and Academy, the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

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